As filed with the U.S. Securities and Exchange Commission on January 26, 2026.

Registration No. 333-292484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Optimal AI Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1008 Toa Payoh North #04-12/14/15

Singapore 318996

+65 68160391

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, Virginia 22182 Tel: (703) 919-7285

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of Class A ordinary shares (the “Public Offering Shares”) of the registrant, consisting of 2,500,000 Class A Ordinary Shares to be offered by the Company, or the Public Offering Prospectus, through the underwriter named in the Underwriting section of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by the Selling Shareholders of an aggregate 1,250,687 of our Class A Ordinary Shares (the “Resale Shares”), or the Resale Prospectus. The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	it contains different outside and inside front covers and back cover pages; among other things, the identification of the underwriter and related compensation for the Public Offering Shares will only be included in the Public Offering Prospectus and the Resale Shares will be listed on the outside and inside front covers of the Resale Prospectus without identification of the underwriter and related compensation information;

●	it contains different “Offering” sections in the Prospectus Summary section relating to the offering of the Public Offering Shares and the Resale Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering Shares and such Offering section included in the Resale Prospectus will summarize the offering of the Resale Shares;

●	it contains different “Use of Proceeds” sections, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders that occur pursuant to this registration statement;

●	it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

●	a “Selling Shareholders” section is only included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-[6] deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Shareholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 26, 2026

Optimal AI Limited

2,500,000 Class A Ordinary Shares

This is the initial public offering of Optimal AI Limited. Prior to this offering, there has been no public market for our Class A Ordinary Shares. We are offering 2,500,000 of our Class A Ordinary Shares, par value $0.0001, assuming an initial public offering price of $4.50 per share (which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus). It is currently estimated that the initial public offering price per share will be between $4 and $5. We intend to list our Class A Ordinary Shares on the NYSE American under the symbol “[____].” The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NYSE American.

Immediately after this offering, assuming an offering size as set forth above, Mr. Lai Kee Chwee, through Optimal Investments Limited, will hold 33.42% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, which represents approximately 68.51% of the total voting power (or approximately 67.98% of the total voting power if the underwriter’s option to purchase additional shares is exercised in full). As a result, we expect to be a “controlled company” as defined by the NYSE American Company Guide. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemptions under the NYSE American Company Guide, we could elect to rely on the exemptions after we complete this offering. See section titled “Prospectus Summary—Implications of Being a Controlled Company”.

Upon completion of this offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one (1) vote per share, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than an affiliate of the holder or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not an affiliate of such holder, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

We are not a Singaporean operating company, but an offshore holding company incorporated in the Cayman Islands on June 27, 2025 for the purpose of becoming the ultimate holding company and listing vehicle of the Group. As part of our internal corporate structure reorganization, we acquired 100% of Optimal AI Pte. Ltd. (“Optimal AI”), a Singapore intermediate holding company that was incorporated on July 13, 2024 with no business operations, which in turn holds 14.36% of IntentAI Pte. Ltd. (formerly known as Emo Technologies Pte. Ltd.) and 51% of Hiverlab Pte. Ltd. (“Hiverlab Singapore”). Hiverlab Singapore holds 100% of Hiverlab Vietnam Co., Ltd. (“Hiverlab Vietnam”). As a holding company with no material operations of our own, we conduct substantial part of our operations through our operating subsidiaries in Singapore, IntentAI and Hiverlab Singapore, and the subsidiary of Hiverlab Singapore, Hiverlab Vietnam. We used to conduct our operations through Hiverlab International Pte. Ltd. (“Hiverlab International”), a subsidiary of Hiverlab Singapore. Hiverlab International had been dormant with no ongoing activities or revenue generation. As part of our corporate reorganization, on December 23, 2025, Hiverlab Singapore entered into a share transfer agreement with Mr. Jiang Shutao, our Director and Chief Technology Officer, to transfer all outstanding shares of Hiverlab International for a consideration of S$100 to Mr. Jiang Shutao (the “Disposition”). Following the Disposition, Hiverlab International is no longer owned by the Company.

This is an offering of the Class A Ordinary Shares of Optimal AI Limited, the holding company in the Cayman Islands, instead of the shares of Intent AI, Hiverlab Singapore and Hiverlab Vietnam. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Optimal AI Limited, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered. Our Singapore subsidiary, Hiverlab Singapore, is the main entity operating the business and generating most of the revenue and profit stated in the consolidated financial statements of the Company included elsewhere in this prospectus. The Company owns 51% equity interest in Hiverlab Singapore. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Singapore operating companies directly. Investors are purchasing equity solely in Optimal AI Limited, our Cayman Islands holding company, which directly owns issued shares and equity interests in the Singapore operating companies.

Investing in the Class A Ordinary Shares involves a high degree of risk. See section titled “Risk Factors” beginning on page 15 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary—Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER CLASS A ORDINARY SHARE	TOTAL(1)
Initial public offering price	$4.50	$11,250,000
Underwriting discounts(2)(3)	$0.315	$787,500
Proceeds, before expenses, to us	$4.185	$10,462,500

(1)

Based on an assumed initial public offering price of $4.50 per share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus. The total amount is shown assuming no exercise of the over-allotment option described below.

(2)	We have agreed to pay the underwriters a discount equal to seven percent (7%) of the gross proceeds of this offering. The underwriters will receive compensation in addition to the discounts. See “Underwriting” beginning on page 119 for additional information regarding total underwriter compensation.

(3)	Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, payable to the underwriters.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to fifteen (15%) of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If we complete this offering, net proceeds will be delivered to us on the closing date.

We have agreed to issue R.F. Lafferty & Co., Inc., the representative of the underwriters, or its assigns warrants (the “Representative’s Warrants”) to purchase such number of Class A Ordinary Shares equal to five percent (5%) of the Class A Ordinary Shares sold in this offering (including Class A Ordinary Shares issued pursuant to the exercise of the over-allotment option) and to also register herein the Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants. The Representative’s Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from six months after the closing of this offering and expiring five (5) years from the closing date of this offering. The Representative’s Warrants shall have an exercise price of one hundred and ten percent (110%) of the offering price of the Class A Ordinary Shares offered in this offering. The Representative’s Warrants shall not be redeemable. See “Underwriting” beginning on page 119 for details.

The underwriters expect to deliver the Class A Ordinary Shares to purchasers against payment on or about             , 2026.

R.F. LAFFERTY & CO., INC.

The date of this prospectus is                , 2026

The definitions of certain capitalized terms used in this prospectus can be found in the section titled “Prospectus Summary—Conventions Which Apply to this Prospectus” beginning on page 11 of this prospectus.

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, or on any free writing prospectus, that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of the Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Ordinary Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.” In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “our Group” or the “Company” refer to Optimal AI Limited together with its subsidiaries.

Our Business

Overview

Optimal AI, which currently operates through its Singapore subsidiary and brand name “Hiverlab” since 2014, is an integrated Enterprise A.I. solutions provider focused on enabling digital transformation for the enterprises of tomorrow. Headquartered in Singapore, our mission is to deliver practical, high-impact enterprise A.I. technologies that help businesses across different industries like healthcare, manufacturing, logistics, and financial services to unlock new levels of operational efficiency, improve decision-making, and drive sustainable growth. The Company’s flagship product, “Optimal Enterprise AI”, is a collective suite of technology solution designed to address the diverse needs of modern businesses for clients. “Hiverlab AI”, an end-to-end integrated A.I. technology stack operating under the Hiverlab brand, is a subset of Optimal Enterprise AI. It comprises customized and configurable purpose-built technologies like spatial digital twin and video A.I., elevating and accelerating the client’s digital journey.

With plans to incorporate a wider array of frontier Enterprise A.I. technologies under our ecosystem product offering “Optimal Enterprise AI”, we remain committed to building scalable and adaptable systems that can be integrated seamlessly into our solution platform to meet the evolving demands of the modern business landscape. Optimal AI is the next-generation technology powerhouse that offers enterprises a compelling opportunity to intersect artificial intelligence with enterprise innovation, positioning them at the forefront of A.I.-driven business transformation.

Our businesses extend to Vietnam and Saudi Arabia. In Vietnam, we sell Microsoft HoloLens devices to customers, with all sales conducted by employees based in our Singapore office rather than through third parties. In 2024, we were engaged by NEOM, Saudi Arabia’s planned arcology and smart city project, to develop a Digital Twin designed to optimize complex hotel configurations with advanced automation. We do not maintain employees or offices in either Vietnam or Saudi Arabia, although we have established a subsidiary in Vietnam, namely Hiverlab Vietnam. We hold no assets in Saudi Arabia, and our only assets in Vietnam consist of a limited inventory of Microsoft HoloLens devices stored in a third-party facility.

Our Corporate Vision and Mission

We envision a future where emerging technologies like spatial immersive tech, Digital Twins, and artificial intelligence will redefine human interactions and drive sustainable growth. Our vision is to introduce A.I. to transform legacy companies into super-charged enterprises for the future.

Our mission is to create a connected, transparent world by building next-generation digital infrastructure that empowers organizations and communities across industries such as logistics, automation, supply chain, and smart cities. We are also dedicated to empowering traditional brick-and-mortar companies to enhance operational efficiency, foster inclusivity, and build advanced digital ecosystems that drive exponential growth and sustainability.

Our Industry

We operate at the intersection of several high-growth technology sectors, including spatial intelligence, Digital Twin technology, augmented reality, virtual reality, mixed reality, cloud computing, system integrations, and data visualization. These fields are driving digital transformation by enabling businesses to analyze spatial data, create virtual replicas of physical assets, and deliver immersive experiences.

Our Competitive Strengths

We believe our main competitive strengths are as follows:

●	Our extensive knowledge and connections in the Asia Pacific region enable us to deliver tailored solutions that address local market needs effectively.

●	Our A.I.-powered Optimal Enterprise AI product that integrates frontier technologies like spatial digital twins and video A.I., enhancing efficiency and reducing costs for diverse industry applications.

●	Our expert team, skilled in emerging technologies and industry processes, drives innovative solutions aligned with client needs.

●	Our brand agnostic technology stack that can be customized with other leading innovators in robotics, and hardware, including ROS2 and OpenRMF, to deliver advanced, seamlessly integrated solutions.

●	Our diverse client base across industries fosters recurring opportunities, supporting continuous innovation and growth.

Our Business Strategies and Future Plans

Our business strategies and future plans are as follows:

●	We plan to scale up sales and marketing efforts to expand our A.I. solutions across Asia Pacific markets.

●	We will pursue strategic acquisitions and investments to strengthen our market position and capabilities.

●	We aim to diversify our product portfolio and strengthen our technology and intellectual property assets.

Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	Our revenue is relatively concentrated within a small number of key customers, and the loss of one or more of such key customers could slow the growth rate of our revenue or cause our revenue to decline.

●	Our business depends on our ability to attract new customers and on our existing customers purchasing additional products and solutions from us and renewing their contracts and subscriptions.

●	Because we derive substantially all of our revenue from our Optimal Enterprise AI, failure of our technology solution in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects.

●	We may not achieve or sustain profitability in the future.

●	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

●	Certain revenue metrics such as net dollar-based retention rate or annual recurring revenue may not be accurate indicators of our future financial results.

●	Changes in our pricing models could adversely affect our operating results.

●	Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

●	If the market for our Optimal Enterprise AI solution fails to grow as we expect, or if businesses fail to adopt our Optimal Enterprise AI solution, our business, operating results, and financial condition could be adversely affected.

●	If we fail to respond to rapid technological changes, extend our Optimal Enterprise AI technology or develop new features and functionality, our ability to remain competitive could be impaired.

●

The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our technology solution stack.

●	If we fail to develop, maintain, and enhance our brand and reputation cost-effectively, our business and financial condition may be adversely affected.

●	The failure to attract and retain additional qualified personnel or to maintain our company culture could harm our business and culture and prevent us from executing our business strategy.

Risks Related to our Corporate Structure

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

Risks Related to Our Class A Ordinary Shares and this Offering

●	There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

●	The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

●	We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

●	You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our Board.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●

As a company incorporated in Cayman Islands, we are permitted to adopt certain Cayman Island’s practices in relation to corporate governance matters that differ significantly from the NYSE American Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American Capital Market listing standards.

Risks Related to Doing Business in Certain Countries and Regions

●	Our operating subsidiary Hiverlab Singapore is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

●	Investments in emerging markets are subject to greater risks than those in more developed markets.

Our Corporate History and Structure

Corporate History

Optimal AI Limited, the issuer in this offering, was incorporated under the laws of the Cayman Islands on June 27, 2025. As of the date of this prospectus, the Company owns 100% of Optimal AI Pte. Ltd. (“Optimal AI”), a Singapore intermediate holding company with no business operations that was incorporated on July 13, 2024, which in turn holds 51% of Hiverlab Singapore. Hiverlab Singapore holds 100% of Hiverlab Vietnam Co., Ltd. (“Hiverlab Vietnam”).

We were founded in 2014 with the incorporation of Hiverlab Singapore. Hiverlab drives digital transformation with emerging technologies to redefine human machine interactions for a transparent world. The Company delivers practical, high-impact enterprise A.I. technologies such as digital twin, Video A.I., generative A.I. and more, that help businesses across different industries like healthcare, manufacturing, logistics and financial services to unlock new levels of operational efficiency, improve decision-making, and drive sustainable growth.

Hiverlab Singapore and its subsidiaries

Hiverlab Singapore, incorporated in Singapore on February 18, 2014: As our primary operating subsidiary, it develops and deploys immersive communication and training solutions using XR, spatial computing, and AI technologies. It provides enterprise software and cloud-based platforms (e.g., Hiverlab AI) for creating, managing, and distributing interactive 3D and VR content. Additional activities include professional services such as system integration, digital transformation consulting, and content development for clients in industries like logistics, manufacturing, and education. It also conducts R&D on proprietary immersive and AI-assisted tools, including integration of open-source AI models. Hiverlab Singapore generates more than 95% of our total revenue for the six months ended June 30, 2025 through software licensing, project services, and enterprise contracts, which is material.

The Company indirectly holds 51% of Hiverlab Singapore. On September 30, 2024, Optimal Investments Limited (“OIL”) and Mr. Jiang Shutao, then shareholders of Hiverlab Singapore, entered into share swap agreements with Optimal AI. Pursuant to these agreements, OIL transferred its 17.96% interest and Mr. Jiang transferred a 33.04% interest in Hiverlab Singapore to Optimal AI. In consideration, Optimal AI allotted and issued 18,549,998 ordinary shares (representing 74.2% of Optimal AI) to OIL and 6,200,000 ordinary shares (representing 24.8% of Optimal AI) to Mr. Jiang. Upon completion of the share swap, Optimal AI became the holder of 51% of the shareholding interest in Hiverlab Singapore, which is now our indirectly owned subsidiary. Prior to the share swap, OIL and Mr. Jiang jointly controlled Hiverlab Singapore pursuant to a concert party deed.

Hiverlab Singapore is governed by a small board of directors, and to enhance oversight, Mr. Lai Kee Chwee, our director and Chief Executive Officer, will be joining the board of directors of Hiverlab Singapore upon completion of this offering. The management team of Hiverlab Singapore is led by Mr. Jiang Shutao, our director and Chief Technology Officer, as Chief Executive Officer, responsible for strategic leadership and overall operations, and Ms. Yuan Yi as Chief Operating Officer, who oversees daily business management and staff supervision. Hiverlab Singapore operates with a lean workforce of fewer than 10 employees, enabling close oversight by its leadership team and agile decision-making. The Company exercises operational and management control over Hiverlab Singapore primarily through its 51% shareholding, which grants it majority voting rights. This control is further reinforced by active board representation and participation in key corporate decisions. Additionally, Hiverlab Singapore regularly provides financial and operational reports to our management to ensure alignment with the Company’s overall strategic objectives.

Hiverlab Singapore’s minority shareholders own 49% of the company. These minority shareholders include: (i) Mr. Jiang Shutao, our director and Chief Technology Officer; (ii) the spouse of Mr. Jiang Shutao; (iii) Ms. Yuan Yi, the Chief Operating Officer of Hiverlab Singapore; (iv) Hiverlab Employee Holding LLP (10.1%), a trust-like entity established to manage shares under the employee share option scheme company for staff options; and (v) a private investor. Among the minority shareholders, Mr. Jiang Shutao and Ms. Yuan Yi are affiliates of the Company.

Hiverlab International, incorporated in Singapore on November 18, 2022: We used to conduct our operations through Hiverlab International, a subsidiary of Hiverlab Singapore. This subsidiary had been dormant with no ongoing activities or revenue generation. As part of our corporate reorganization, on December 23, 2025, Hiverlab Singapore entered into a share transfer agreement with Mr. Jiang Shutao, our Director and Chief Technology Officer, to transfer all outstanding shares of Hiverlab International for a consideration of S$100 to Mr. Jiang Shutao (the “Disposition”). Following the Disposition, Hiverlab International is no longer owned by the Company.

Hiverlab Vietnam, incorporated in Vietnam on March 30, 2021: This subsidiary primarily sells hardware, with a focus on Microsoft HoloLens devices. Future plans include operating it as an engineering and production hub. It generates less than 5% of our total revenue for the six months ended June 30, 2025 solely from hardware sales.

Acquisition of IntentAI

Since 2025, Optimal AI has been holding 14.36% equity stake in IntentAI Pte. Ltd. (formerly known as Emo Technologies Pte. Ltd.) (“IntentAI”), a Singapore company that was incorporated on October 2, 2018. IntentAI specializes in providing AI Chatbot solutions for enterprises in the financial and healthcare sectors. It provides a SaaS platform with AI-driven natural language processing to train chatbots for accurate customer intent recognition.

The Company acquired the 14.36% equity interest of IntentAI on February 20, 2025, from Optimal Investments Limited for a consideration of S$475,020, which was settled through the issuance of shares of Optimal AI, our Singapore intermediate holding company. IntentAI’s management team consists of Manuel Ho, the Chief Executive Officer and director; Hon-Wai Chia, the Chief Technology Officer and director; and Jude Tan, the Chief Commercial Officer. Approximately 60% of IntentAI is owned by its staff and management, with the remainder held by a Singapore’s research institute and individual minority shareholders. Mr. Lai Kee Chwee, our Chairman, Director of the Board and Chief Executive Officer, serves as a director of IntentAI but was not involved in the formation, day-to-day management, or daily operations of IntentAI and is not currently engaged in its management or operations. Mr. Lai first became involved with IntentAI through OIL, which invests in innovative technology companies. In 2023, he identified IntentAI’s generative AI solutions, developed in collaboration with Singapore’s government innovation institute, as having strong industry potential. Following OIL’s investment, Mr. Lai joined IntentAI’s board to support customer development. While Mr. Lai was a director of IntentAI at the time negotiations for the share swap were occurring, he abstained from IntentAI’s board approval of the share swap agreement to avoid any conflict of interest. Mr. Lai resigned from his position as a director of IntentAI effective December 31, 2025.

As of now, our products do not integrate IntentAI’s technology; however, we recognizes potential synergies and plans to explore opportunities for integrating IntentAI’s technologies into our Optimal Enterprise AI suite of solutions. There are currently no signed agreements or options to acquire additional shares in IntentAI.

Convertible Loan Agreements

Our subsidiary, Optimal AI, entered into eight separate convertible loan agreements in 2025 (the “Convertible Loan Agreements”) with eight third-party lenders (the “Lenders”) as part of our pre-IPO fundraising, seeking an aggregate proceeds of approximately SGD 1,200,000. Under the Convertible Loan Agreements, SGD 100,000 was raised and drawn down in 2024 and SGD 900,000 in 2025. Since the beginning of 2026, an additional SGD 80,000 has been drawn, and the total amount of convertible loans issued to date is SGD 1,080,000.

Under the terms of the Convertible Loan Agreements, the outstanding principal amount provided by the Lenders is initially interest-free and will automatically convert into Class A Ordinary Shares upon the completion of this offering. The conversion price per share is fixed at USD 2.00, which, based on an estimated USD and SGD exchange rate of 1.3, will result in the issuance of 415,380 Class A Ordinary Shares upon the automatic conversion of the SGD 1,080,000 principal amount. The conversion price of US$2.00 per share represents an estimated 50% discount to the estimated offering price of US$4.00 per share.

If the Company completes a trade sale prior to maturity, the outstanding principal amount is repayable to the Lenders using a formula based on the principal outstanding and a 50% discount rate applied. In the event that neither a public offering nor a trade sale occurs by the maturity date which is two years from the initial drawdown date, the loan becomes repayable in full along with interest accruing from that date forward at an annual rate of 10%, calculated based on a 365-day year. The Lenders have agreed to customary lock-up restrictions, prohibiting them from selling or transferring 50% of the shares acquired through the conversion for a period of 180 days following the closing of a public offering. The Convertible Loan Agreement also specifies events of default, including but not limited to insolvency or other similar proceedings, which could trigger immediate repayment obligations.

Relationships among Optimal Investments Limited (“OIL”), Mr. Lai Kee Chweeand Optimal Investments Group Pte Ltd (“OIG”)

(1)	Optimal Investments Limited as a Shareholder of the Company

OIL is a significant shareholder of our Company, holding more than 30% of our outstanding shares. Mr. Lai Kee Chwee, our Chairman, Director of the Board, Chief Executive Officer, and founder of our Group, holds a 31% ownership interest in OIL. The remaining 69% of OIL is owned collectively by approximately 30 minority shareholders, each holding less than 10% of OIL. None of these shareholders are related to Mr. Lai, and all are passive investors with no involvement in the management or operations of OIL. OIL does not engage in any business operations and functions solely as a long-term investment vehicle.

(2)	Overview of Optimal Investments Group

OIG is an investment holding company and a venture capital fund manager established in June 2020. Mr. Lai Kee Chwee holds a 50% ownership interest in OIG and previously served as its Chief Executive Officer from June 2020 to April 2025. OIG manages a fund known as Optimal Investments VCC (the “OIG Fund”), which invests in 5 portfolio companies across industries distinct from the business of our Group. These industries include food technology, medical research and therapies, pet care, and Internet of Things. We believe the businesses of these portfolio companies do not conflict with our business.

(3)	Relationship among OIL, OIG, and Mr. Lai Kee Chwee

Mr. Lai holds a 31% interest in OIL.

Mr. Lai also holds a 50% ownership interest in OIG and previously served as its Chief Executive Officer from June 2020 to April 2025.

OIL is an investment holding company and holds shares in the Company, a 17% minority stake in OIG Fund, and a 3% stake in UnaBiz. It does not have any other investments.

OIL and OIG are related through OIL’s minority investment in OIG Fund. OIL does not exercise operational control over OIG, and its role is limited to passive investment.

Corporate Structure

This is an offering of the Class A Ordinary Shares of Optimal AI Limited, a Cayman Islands exempted company with limited liability, which is a holding company with no material operations of our own. We conduct our operations through our Singapore and Vietnam operating subsidiaries.

Because we are incorporated under the laws of Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections titled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Our subsidiaries will remain the same prior to and after this Offering. The chart below illustrates our corporate structure and identifies our subsidiaries (i) prior our Group’s initial public offering and (ii) after our Group’s initial public offering:

(i)	After the reorganization but prior to completion of this offering:

Optimal Investments Limited
(British Virgin Islands)
Jiang Shutao
Other Shareholders
38.30% Class A Shares
100% Class B Shares
72.90% Total Voting Power
26.38% Class A Shares
0% Class B Shares
11.59% Total Voting Power
35.32% Class A Shares
0% Class B Shares
15.51% Total Voting Power
Optimal AI Limited
(Cayman Islands)
100%
Optimal AI Pte. Ltd.
(Singapore)
14.36%
51%
IntentAI Pte. Ltd.
(AI chat bots)
Hiverlab Pte. Ltd.
100%
Hiverlab Vietnam Co., Ltd.

(ii)	Upon completion of this offering (assuming the underwriter’s over-allotment option is not exercised and reflects automatic conversion of the loans pursuant to the Convertible Loan Agreements):

Our Controlling Shareholder currently, directly and indirectly, owns 38.30% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, representing approximately 72.90% of our total voting power, and, upon consummation of this Offering, our Controlling Shareholder will continue to own 33.42% (or 32.88% if the underwriter’s option to purchase additional shares is exercised in full) of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, which represents approximately 68.51% of the total voting power of our outstanding Ordinary Shares (or approximately 67.98% of the total voting power of our outstanding Ordinary Shares if the Underwriter’s option to purchase additional Shares is exercised in full). See “Risk Factors—Risks Related to Our Corporate Structure.”

Corporate Information

Our registered office in the Cayman Islands is located at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our principal place of business is 1008 Toa Payoh North #04-12/14/15, Singapore 318996. The telephone number of our principal office is +65 68160391. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is www.optimalai.com.sg. Information contained on our website does not constitute part of this prospectus.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal controls over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the NYSE American listing rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined by the NYSE American Company Guide because Mr. Lai Kee Chwee, our Chief Executive Officer and director will, through Optimal Investments Limited, beneficially to hold 33.42% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares and will be able to exercise approximately 68.51% of the total voting power of our issued and outstanding share capital (or approximately 67.98% of the total voting power of our issued and outstanding share capital if the Underwriter’s option to purchase additional Shares is exercised in full). For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemptions under the NYSE American Company Guide, we could elect to rely on the exemptions after we complete this offering. See section titled “Risk Factors—Risks Relating to Our Class A Ordinary Shares — We will be a “controlled company” within the meaning of NYSE American Stock Market listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

Other Companies, Organizations and Agencies

“Independent Registered Public Accounting Firm”	:	Assentsure PAC

“Underwriter”	:	R.F. Lafferty & Co., Inc., as the underwriter for the Offering.

General

“amended and restated memorandum and articles of association”	:	The amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on August 20, 2025.

“AI”		Artificial Intelligence, refers to the simulation of human intelligence in machines that are programmed to think and act like humans.

“APAC”	:	The Asia–Pacific region.

“AR”	:	Augmented reality, also known as mixed reality, is a technology that overlays real-time 3D-rendered computer graphics onto a portion of the real world through a display, such as a handheld device or head-mounted display.

“Audit Committee”	:	The audit committee of our Board of Directors.

“Board” or “Board of Directors”	:	The board of Directors of our Company.

“Class A Ordinary Shares”	:	Class A ordinary shares in the capital of the Company of nominal or par value US$0.0001 each designated as Class A shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Class B Ordinary Shares”	:	Class B ordinary shares in the capital of the Company of nominal or par value US$0.0001 each designated as Class B shares, and having the rights provided for in the articles of association of the Company, as amended or substituted from time to time.

“Companies Act”		The Companies Act (Revised) of the Cayman Islands.

“Company” or “Optimal AI Cayman”	:	Optimal AI Limited, a Cayman Islands exempted company.

“Compensation Committee”	:	The compensation committee of our Board of Directors.

“Controlling Shareholder”	:

A person who has an interest or interests (whether by record or beneficial ownership) in one or more voting shares (excluding treasury shares) in our Company, and the total votes attached to that share, or those shares, is not less than 50.0% of the total votes attached to all the voting shares (excluding treasury shares) in our Company. Mr. Lai Kee Chwee is the Controlling Shareholder.

“COVID-19”	:	Coronavirus disease 2019.

“Digital Twins”		Digital Twins are virtual replicas of physical assets, processes, or systems, enabling real-time monitoring, simulation, and optimization to enhance decision-making and efficiency. XR, AR, and VR technologies enable immersive experiences that blend physical and digital environments.
“Directors”	:	The directors of our Company.

“Enterprise A.I.”	:	The integration and application of artificial intelligence technologies, tools, and techniques within an organization to improve operations, decision-making, and customer experiences.

“Executive Officers”	:	The executive officers of our Company. See section titled “Management.”

“Fiscal Year” or “FY”	:	Financial year ended or, as the case may be, ending December 31.

“GenAI chatbots”		Generative artificial intelligence chatbots, are a computer program designed to simulate conversation with human users, powered by advanced large language models that allow them to generate new content, ideas, or data that mimic human-like creativity based on user inputs.

“Group”	:	Our Company and our subsidiaries.

“Listing”	:	The listing and quotation of our Class A Ordinary Shares on NYSE American.

“NYSE American”	:	NYSE American LLC.

“Nominating and Corporate Governance Committee”	:	The nominating and corporate governance committee of our Board of Directors.

“Offer Price”	:	We currently estimate that the initial public offering price will be in the range of US$4 to US$5 for each Class A Ordinary Share being offered in this Offering.

“Offering”	:	The Offering of Class A Ordinary Shares by the Underwriter on behalf of our Company for subscription at the Offer Price, subject to and on the terms and conditions set out in this prospectus.

“ordinary resolution”	:	A resolution passed by a simple majority of the Shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution.

“Share(s),” “ordinary share(s)” or “Ordinary Share(s)”	:	Class A Ordinary Shares and Class B Ordinary Shares.

“Shareholders”	:	Registered holders of Shares.

“special resolution”	:	A resolution passed by at least two-thirds of the Shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution.

“Underwriting Agreement”	:	The Underwriting Agreement dated [ ], 2026 entered into between our Company and R.F. Lafferty & Co., Inc., as the representative of the underwriter(s), pursuant to which the underwriter(s) have agreed to purchase, and we have agreed to sell to it, [__________] of our Class A Ordinary Shares at the Offer Price, less the underwriting discounts, as described in the sections titled “Underwriting” of this prospectus.

“U.S. GAAP”	:	Accounting principles generally accepted in the United States of America.

“VR”		Virtual reality, a simulated experience that employs 3D near-eye displays and pose tracking to give the user an immersive feel of a virtual world.

“XR”	:	XR encompasses AR, which overlays digital information onto the real world, and VR, which creates fully immersive virtual environments, allowing for applications in training, visualization, and interactive storytelling.

Currencies, Units and Others

“SGD” or “S$”	:	The Singapore dollar, the legal currency of Singapore.

“US$,” “U.S. dollars,” “USD” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

“%” or “per cent.”	:	Per centum.

“sq. m.”	:	Square meters.

The expressions “associated company,” “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act, as the case may be.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “we,” “our,” “us,” “our Group” or the “Company” or their other grammatical variations is a reference to Optimal AI Limited and its subsidiaries taken as a whole.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. We have not engaged or commissioned any third parties to prepare or provide the statistical and other industry and market data included in this prospectus. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to United States dollar(s), the legal currency of the United States of America, and all references to “SGD,” “S$” or “Singapore Dollar” refer to Singapore dollar(s), the legal currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD. The Company is a holding company with operations conducted mainly in Singapore through its Singapore operating subsidiary, of whose reporting currency is Singapore Dollar. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from SGD to U.S. dollars and from U.S. dollars to SGD in this prospectus were calculated at the noon buying rate of US$1 = S$1.3662, representing the index rate stipulated by the federal reserve as of December 31, 2024. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

The Offering

Class A Ordinary Shares offered by us:	2,500,000 Class A Ordinary Shares (or 2,875,000 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Class A Ordinary Shares within 45 days of the date of the closing of this Offering in full).

Offer Price:	We currently estimate that the initial public offering price will be in the range of $4 to $5 per Class A Ordinary Share.

Shares outstanding before this Offering:	21,250,000 Ordinary Shares, consisting of 19,975,000 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares are outstanding as of the date of this prospectus.

Shares to be outstanding immediately after this Offering:	24,165,380 Ordinary Shares, consisting of 22,890,380 Class A Ordinary Shares (or 23,265,380 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Shares within 45 days of the date of the closing of the Offering from us in full) which includes an aggregate of 415,380 Class A Ordinary Shares issuable to holders of certain convertible loans upon completion of this offering and 1,275,000 Class B Ordinary Shares.

Over-allotment option to purchase additional Class A Ordinary Shares:	We have granted the Underwriter an option to purchase up to 15% additional Class A Ordinary Shares from us within 45 days of the date of the closing of this Offering.

Use of proceeds:	We estimate that we will receive net proceeds from this Offering of approximately US$9,212,812 (or US$10,765,275 if the Underwriter exercises its over-allotment option to purchase additional Class A Ordinary Shares from us in full), based on an assumed initial public offering price of US$4.50 per share, after deducting the estimated underwriting discounts and offering expenses payable by us. We intend to use the net proceeds from this Offering for expanding sales and marketing efforts into international markets; strategic acquisitions and investments; technology integration across portfolio companies within the Company and intellectual property development and acquisition; and for working capital and other general corporate purposes. See “Use of Proceeds” on page 43 for more information.

Representative’s warrant	We have agreed to issue warrants (the “Representative’s Warrants”) to R.F. Lafferty & Co., Inc., the representative of the underwriters, to purchase such number of Class A Ordinary Shares equal to five percent (5%) of the Class A Ordinary Shares sold in this offering (including Class A Ordinary Shares issued pursuant to the exercise of the over-allotment option). The Representative’s Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from six months after the closing of this offering and expiring five (5) years from the closing date of this offering. The Representative’s Warrants shall have an exercise price of one hundred and ten percent (110%) of the offering price of the Class A Ordinary Shares offered in this offering. The Representative’s Warrants shall not be redeemable.

Lock-up:	The Company, our directors, officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the closing date of this offering. See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed listing and symbol:	We intend to list the Class A Ordinary Shares on the NYSE American under the symbol “[____].” The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NYSE American.

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves various risks. Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our Class A Ordinary Shares. The following section describes some of the significant risks known to us now that could directly or indirectly affect us and the value or trading price of our Class A Ordinary Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our Directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Class A Ordinary Shares could decline and investors may lose all or part of their investment in our Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our Class A Ordinary Shares from their professional advisers before making any decision to invest in our Class A Ordinary Shares.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties faced by us described below and elsewhere in this prospectus. See section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our revenue is relatively concentrated within a small number of key customers, and the loss of one or more of such key customers could slow the growth rate of our revenue or cause our revenue to decline.

We have certain customers whose revenue individually represents 10% or more of the Company’s total revenues. The sudden loss of any of our major customers or the renegotiation of any of our major customer contracts could have a significant impact on our revenue, the growth rate of our revenue, our reputation, and our ability to obtain new customers.

In the ordinary course of business, we engage in active discussions and renegotiations with our customers in respect of the solutions we provide and the terms of our customer agreements, including our fees. As our customers’ businesses respond to market dynamics, financial pressures, and regulatory changes or delays impacting their businesses, and as our customers make strategic business decisions regarding how to market their offerings, our customers seek to, and we expect will continue to seek to, amend the terms of their arrangements with us. In the ordinary course, we renegotiate the terms of our agreements with our customers in connection with renewals or extensions of these agreements. These discussions and future discussions could result in reductions to the fees and changes to the scope contemplated by our original customer contracts and consequently could negatively impact our revenue, business, and prospects.

Because we rely on a limited number of customers for a significant portion of our revenue, we depend on the creditworthiness of these customers. If the financial condition of our customers declines, our credit risk could increase. Should one or more of our significant customers declare bankruptcy, be declared insolvent, or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenue, the collectability of our accounts receivable, and affect our bad debt reserves and net income.

Our business depends on our ability to attract new customers and on our existing customers purchasing additional products and solutions from us and renewing their contracts and subscriptions.

To increase our revenue, we must continue to attract new customers. Our success will depend, to a substantial extent, on the widespread adoption of our Optimal Enterprise AI solutions. Although demand for spatial intelligence solutions, artificial intelligence platforms and applications has grown in recent years, the market for these platforms and applications continues to evolve. Numerous factors may impede our ability to add new customers, including but not limited to, our failure to compete effectively against alternative products or services, failure to attract and effectively train new sales and marketing personnel, failure to develop or expand relationships with partners and resellers, failure to successfully innovate and deploy new applications and other solutions, failure to provide a quality customer experience and customer support, or failure to ensure the effectiveness of our marketing programs. If we are not able to attract new customers, it will have an adverse effect on our business, financial condition and results of operations.

In addition, our future success depends on our ability to cross-sell additional components of our Optimal Enterprise AI solutions to our existing customers, and our customers renewing their contracts when the contract term expires. Our customers generally have no contractual obligation to renew, upgrade, or expand their contracts and subscriptions after the terms of their existing contracts and subscriptions expire. In addition, our customers may opt to decrease their use of our Optimal Enterprise AI solutions. Given our limited operating history, we may not be able to accurately predict customer renewal rates. Our customers’ renewal and/or expansion commitments may decline or fluctuate as a result of a number of factors, including, but not limited to, their satisfaction with our technology solution stack and our customer support, the frequency and severity of software and implementation errors or other reliability issues, the pricing of our contracts and subscriptions or competing solutions, changes in their IT budget, the effects of global economic conditions, and our customers’ financial circumstances, including their ability to maintain or expand their spending levels or continue their operations. In order for us to maintain or improve our results of operations, it is important that our customers renew or expand their contracts and subscriptions with us. If our customers do not purchase additional subscriptions or seats or increase their usage or our customers do not renew their contracts and subscriptions, our business, financial condition, and results of operations may be harmed.

Achieving renewal of contracts or expansion of usage and subscriptions may require us to engage increasingly in sophisticated and costly sales and support efforts that may not result in additional sales. In addition, the rate at which our customers expand the deployment of our Optimal Enterprise AI solutions depends on a number of factors. If our efforts to expand penetration within our customers are not successful, our business, financial condition, and results of operations may be harmed.

Because we derive substantially all of our revenue from Optimal Enterprise AI, failure of our Optimal Enterprise AI in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects.

We derive and expect to continue to derive substantially all of our revenue from our Optimal Enterprise AI solutions. As such, the market acceptance of our Optimal Enterprise AI, are critical to our continued success. Market acceptance of our Optimal Enterprise AI depends in part on market awareness of the benefits can provide over spatial intelligence and digital transformation. In addition, in order for cloud-based AI solutions to be widely accepted, organizations must overcome any concerns with placing sensitive information on a cloud-based platform. In addition, demand for our platforms in particular is affected by a number of other factors, some of which are beyond our control. These factors include continued market acceptance of our Optimal Enterprise AI solutions, the pace at which existing customers realize benefits from the use of our platforms and decide to expand deployment of our platforms across their business, the timing of development and release of new products by our competitors, technological change, reliability and security, the pace at which enterprises undergo digital transformation, and developments in data privacy regulations. In addition, we expect that the needs of our customers will continue to rapidly change and increase in complexity. We will need to improve the functionality and performance of our platforms continually to meet those rapidly changing, complex demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our AI Suite and Applications in general or our platforms in particular, our business operations, financial results, and growth prospects will be materially and adversely affected.

We may not achieve or sustain profitability in the future.

We incurred net loss for the six months ended June 30, 2025 and the fiscal years ended December 31, 2024 and 2023. While we have experienced revenue growth in recent periods, we do not know whether or when we will generate sufficient revenue to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our Optimal Enterprise AI offerings and business, including:

●	investments in sales and marketing efforts, including expanding to international markets;

●	strategic acquisitions and investments; and

●	investments in technology integration across portfolio companies within the Company and intellectual property development and acquisition.

We will also face increased compliance costs associated with growth, the expansion of our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, our revenue growth may be slower than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications or delays, and other unknown events. If we are unable to achieve and sustain profitability, the value of our business and Class A common stock may significantly decrease.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

The market for our products is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new platform and application introductions and improvements. We anticipate continued competitive challenges from current competitors who address different aspects of our offerings, and in many cases, these competitors are more established and enjoy greater resources than we do. We also expect competitive challenges from new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate and revenue that could adversely affect our business and results of operations.

Our main sources of current and potential competition fall into several categories:

●	internal IT organizations that develop internal solutions and provide self-support for their enterprises;

●	commercial enterprise and point solution software providers;

●	open-source software providers with data management, machine learning, and analytics offerings;

●	system integrators that develop and provide custom software solutions;

●	legacy data management product providers; and

●	strategic and technology partners who may also offer our competitors’ technology or otherwise partner with them, including our strategic partners who may offer a substantially similar solution based on a competitor’s technology or internally developed technology that is competitive with ours.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	greater name recognition, longer operating histories, and larger customer bases;

●	larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditure across a broader portfolio of products;

●	broader, deeper, or otherwise more established relationships with technology, channel, and distribution partners and customers;

●	wider geographic presence or greater access to larger customer bases;

●	greater focus in specific geographies or industries;

●	lower labor and research and development costs;

●	larger and more mature intellectual property portfolios; and

●	substantially greater financial, technical, and other resources to provide support, to make acquisitions, hire talent, and to develop and introduce new products.

In addition, some of our larger competitors have substantially broader and more diverse platform and application offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages potential customers from subscribing to our Optimal Enterprise AI solution suite, including by selling at zero or negative margins, bundling with other offerings, or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of platform or application performance or features. As a result, even if the features of our Optimal Enterprise AI solution are superior, potential customers may not purchase our offerings. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our solutions from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance or value, we may see a decrease in demand for our offerings, which could adversely affect our business, operating results, and financial condition.

Moreover, new innovative start-up companies, and larger companies that are making significant investments in research and development, may introduce products that have greater performance or functionality, are easier to implement or use, or incorporate technological advances that we have not yet developed or implemented, or may invent similar or superior technologies that compete with ours. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these platforms and applications to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we can. These competitive pressures in our market or our failure to compete effectively may result in fewer orders, reduced revenue and gross margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size software firms and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced operating margins, and loss of market share. Further, we may be required to make substantial additional investments in research, development, marketing, and sales in order to respond to such competitive threats, and we cannot assure you that we will be able to compete successfully in the future.

Certain revenue metrics such as net dollar-based retention rate or annual recurring revenue may not be accurate indicators of our future financial results.

Other subscription-based software companies often report on metrics such as net dollar-based revenue retention rate, annual recurring revenue or other revenue metrics, and investors and analysts sometimes look to these metrics as indicators of business activity in a period for businesses such as ours. However, given our large average contract value and our dependence on a small number of high-value customer contracts, these metrics are not accurate indicators of future revenue for any given period of time because the gain or loss of even a single high-value customer contract could cause significant volatility in these metrics. If investors and analysts view our business through these metrics, the trading price of our Class A Ordinary Shares may be adversely affected.

Changes in our pricing models could adversely affect our operating results.

As the markets for our category of products and solutions grow, as new competitors introduce new products or services that compete with ours or as we enter into new international markets, we may be unable to attract new customers at the same price or based on the same pricing model as we have historically used. Regardless of the pricing model used, large customers may demand more discounts than in the past. As a result, we may be required to reduce our prices, offer shorter contract durations or offer alternative pricing models, which could adversely affect our revenue, gross margin, profitability, financial position, and cash flow.

We have limited experience with respect to determining the optimal prices for contracts and subscriptions for our Optimal Enterprise AI solutions. In the past, we have been able to increase our prices for our product offerings but we may choose not to introduce or be unsuccessful in implementing future price increases. Our competitors may introduce new products that compete with ours or reduce their prices, or we may be unable to attract new customers or retain existing customers based on our historical subscription and pricing models. Given our limited operating history and limited experience with our historical subscription and pricing models, we may not be able to accurately predict customer renewal or retention rates. As a result, we may be required or choose to reduce our prices or change our pricing model, which could harm our business, results of operations, and financial condition.

Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

As part of our business growth strategy, we seek to grow our partner ecosystem. We anticipate to continue establishing and maintaining relationships with third parties, such as channel partners, resellers, OEMs, system integrators, independent software and hardware vendors, and platform and cloud service providers.

We plan to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and we expect our channel partners to become an increasingly important aspect of our business. However, these strategic relationships could limit our ability in the future to compete in certain industry verticals and, depending on the success of our third-party partners and the industries that those partners operate in generally, may negatively impact our business because of the nature of strategic alliances, exclusivity provisions, or otherwise. We work closely with select vendors to design solutions to specifically address the needs of certain industry verticals or use cases within those verticals. As our agreements with strategic partners terminate or expire, we may be unable to renew or replace these agreements on comparable terms, or at all.

Our future growth in revenue and ability to achieve and sustain profitability depends in part on our ability to identify, establish, and retain successful strategic partner relationships in Southeast Asia and internationally, which will take significant time and resources and involve significant risk. To the extent we do identify such partners, we will need to negotiate the terms of a commercial agreement with them under which the partner would distribute our Optimal Enterprise AI. We cannot be certain that we will be able to negotiate commercially attractive terms with any strategic partner, if at all. In addition, all channel partners must be trained to distribute our Optimal Enterprise AI. In order to develop and expand our distribution channel, we must develop and improve our processes for channel partner introduction and training. If we do not succeed in identifying suitable strategic partners or maintain our relationships with such partners, our business, operating results, and financial condition may be adversely affected.

Moreover, we cannot guarantee that the partners with whom we have strategic relationships will continue to devote the resources necessary to expand our reach and increase our distribution. In addition, customer satisfaction with services and other support from our strategic partners may be less than anticipated, negatively impacting anticipated revenue growth and results of operations. We cannot be certain that these partners will prioritize or provide adequate resources to selling our Optimal Enterprise AI. Further, some of our strategic partners offer competing platforms and applications or also work with our competitors. As a result of these factors, many of the companies with whom we have strategic alliances may choose to pursue alternative technologies and develop alternative platforms and applications in addition to or in lieu of our Optimal Enterprise AI, either on their own or in collaboration with others, including our competitors. We cannot assure you that our strategic partners will continue to cooperate with us. In addition, actions taken or omitted to be taken by such parties may adversely affect us. Moreover, we rely on our channel partners to operate in accordance with the terms of their contractual agreements with us. For example, our agreements with our channel partners limit the terms and conditions pursuant to which they are authorized to resell or distribute our Optimal Enterprise AI solution and offer technical support and related services. If we are unsuccessful in establishing or maintaining our relationships with third parties, or if our strategic partners do not comply with their contractual obligations to us, our business, operating results, and financial condition may be adversely affected. Even if we are successful in establishing and maintaining these relationships with third parties, we cannot assure you that these relationships will result in increased customer usage of our Optimal Enterprise AI or increased revenue to us.

In addition, some of our sales to government entities have been made, and in the future may be made, indirectly through our channel partners. Government entities may have statutory, contractual, or other legal rights to terminate contracts with our channel partners for convenience or due to a default, and, in the future, if the portion of government contracts that are subject to renegotiation or termination at the election of the government entity are material, any such termination or renegotiation may adversely impact our future operating results. In the event of such termination, it may be difficult for us to arrange for another channel partner to sell our Optimal Enterprise AI to these government entities in a timely manner, and we could lose sales opportunities during the transition. Government entities routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government entity refusing to renew its contracts/subscription to our Optimal Enterprise AI, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities.

If the market for our Optimal Enterprise AI fails to grow as we expect, or if businesses fail to adopt our Optimal Enterprise AI solution, our business, operating results, and financial condition could be adversely affected.

It is difficult to predict customer adoption rates and demand for Optimal Enterprise AI, the entry of competitive platforms, or the future growth rate and size of the AI usage and spatial intelligence solutions. Although demand for spatial intelligence solutions, artificial intelligence platforms and applications has grown in recent years, the market for these platforms and applications continues to evolve. We cannot be sure that this market will continue to grow or, even if it does grow, that businesses will adopt our Optimal Enterprise AI solution. Our future success will depend in large part on our ability to further penetrate the existing market for our Optimal Enterprise AI, as well as the continued growth and expansion of what we believe to be an emerging market for our platforms and applications that are faster, easier to adopt, and easier to use. Our ability to further penetrate our Optimal Enterprise AI market depends on a number of factors, including the cost, performance, and perceived value associated with our Optimal Enterprise AI, as well as customers’ willingness to adopt a different approach to spatial immersive technology. We have spent, and intend to keep spending, considerable resources to educate potential customers about digital transformation, artificial intelligence, and machine learning in general and our Optimal Enterprise AI solutions in particular. However, we cannot be sure that these expenditures will help our Optimal Enterprise AI solution stack achieve any additional market acceptance. Furthermore, potential customers may have made significant investments in legacy analytics software systems and may be unwilling to invest in new platforms and applications. If the market fails to grow or grows more slowly than we currently expect or businesses fail to adopt our Optimal Enterprise AI solution, our business, operating results, and financial condition could be adversely affected.

If we fail to respond to rapid technological changes, extend our Optimal Enterprise AI or develop new features and functionality, our ability to remain competitive could be impaired.

The market for our Optimal Enterprise AI solution is characterized by rapid technological change and frequent new platform and application introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of platforms and applications embodying new technologies can quickly make existing platforms and applications obsolete and unmarketable. Spatial intelligence, machine learning, and analytics platforms and applications are inherently complex, and it can take a long time and require significant research and development expenditures to develop and test new or enhanced platforms and applications. The success of any enhancements or improvements to our existing products or any new applications depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with existing technologies, and overall market acceptance.

Our ability to grow our customer base and generate revenue from customers will depend heavily on our ability to enhance and improve our Optimal Enterprise AI solution, to develop additional functionality and use cases, introduce new features and applications and interoperate across an increasing range of devices, operating systems, and third-party applications. Our customers may require features and capabilities that our current technology solution stack do not have or may face use cases that our current solution does not address. We invest significantly in research and development, and our goal is to focus our spending on measures that improve quality and ease of adoption and create organic customer demand for our Optimal Enterprise AI solutions. When we develop a new enhancement or improvement to our AI suite or applications, we typically incur expenses and expend resources upfront to develop, market and promote the new enhancement and improvement. Therefore, when we develop and introduce new enhancements and improvements to our Optimal Enterprise AI stack, they must achieve high levels of market acceptance in order to justify the amount of our investment in developing and bringing them to market. There is no assurance that our enhancements to our Optimal Enterprise AI or our new application experiences, functionality, use cases, features, or capabilities will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand, or if we fail to develop our Optimal Enterprise AI solution stack in a manner that satisfies customer preferences in a secure, timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our solution.

Any failure of our Optimal Enterprise AI solution to operate effectively with future infrastructure platforms and technologies could reduce the demand for our . If we are unable to respond to these changes in a timely and cost-effective manner, our Optimal Enterprise AI technologies may become less marketable, less competitive, or obsolete, and our operating results may be adversely affected.

The introduction of new AI platforms and applications by competitors or the development of entirely new technologies to replace existing offerings could make our Optimal Enterprise AI solution obsolete or adversely affect our business, results of operations, and financial condition. We may experience difficulties with software development, design, or marketing that could delay or prevent our development, introduction, or implementation of new Optimal Enterprise AI solutions, features, or capabilities. We have in the past experienced delays in our internally planned release dates of new features and capabilities, and there can be no assurance that new Optimal Enterprise AI features or capabilities will be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, all of which could harm our business. Moreover, new productivity features for our Optimal Enterprise AI may require substantial investment, and we have no assurance that such investments will be successful. If customers do not widely adopt our new Optimal Enterprise AI features and capabilities, we may not be able to realize a return on our investment. If we are unable to develop, license, or acquire new features and capabilities to our Optimal Enterprise AI on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, our business could be harmed.

The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our Optimal Enterprise AI.

Our ability to expand our customer base and achieve broader market acceptance of our Optimal Enterprise AI solution depends, to a significant extent, on our ability to continue to expand our marketing and sales operations and the ultimate effectiveness of those operations. We plan to continue expanding our sales force and strategic partners, both domestically and internationally.

Identifying and recruiting qualified sales representatives and training them is time consuming and resource intensive, and they may not be fully trained and productive for a significant amount of time. Our Optimal Enterprise AI solutions are complicated and configurable, as such, our sales force and operations require significant time and investment for proper recruitment, onboarding, and training in order for our sales operations to be productive. In addition, as we enter new markets, expand the capabilities of our Optimal Enterprise AI solutions, we may need to identify and recruit additional sales and marketing efforts specific to such strategic expansion. Our efforts to do so may be increasingly resource intensive, time consuming, and ultimately unsuccessful. We also dedicate significant resources to sales and marketing programs, including internet and other online advertising. All of these efforts require us to invest significant financial and other resources. In addition, the cost to acquire customers is high due to these marketing and sales efforts. Our business will be harmed if our efforts do not generate a correspondingly significant increase in revenue. We will not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, and retain talented sales personnel, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective.

In addition, our business would be adversely affected if our marketing and sales efforts are not successful and generate increases in revenue that are smaller than anticipated. If our marketing and sales efforts are not effective, our sales and revenue may grow more slowly than expected or materially decline, and our business may be significantly harmed.

If we fail to develop, maintain, and enhance our brand and reputation cost-effectively, our business and financial condition may be adversely affected.

We believe that developing, maintaining, and enhancing awareness and integrity of our brand and reputation in a cost-effective manner are important to achieving widespread acceptance of our Optimal Enterprise AI solutions, and are important elements in attracting new customers and maintaining existing customers. We believe that the importance of our brand and reputation will increase as competition in our market further intensifies. Successful promotion of our brand depends on the effectiveness of our marketing efforts, our ability to provide a reliable and useful purpose-built A.I. technologies at competitive prices, the perceived value of our Optimal Enterprise AI solutions, our ability to maintain our customers’ trust, our ability to continue to develop additional functionality and use cases and our ability to differentiate our technology stack and capabilities from competitive offerings. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. We also rely on our customer base in a variety of ways, including to give us feedback on our products. If we fail to promote and maintain our brand successfully or to maintain loyalty among our customers, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract new customers and partners or retain our existing customers and partners, and our business and financial condition may be adversely affected. Any negative publicity relating to our employees, partners, or others associated with these parties, may also tarnish our own reputation simply by association and may reduce the value of our brand. Damage to our brand and reputation may result in reduced demand for our Optimal Enterprise AI offerings and increased risk of losing market share to our competitors. Any efforts to restore the value of our brand and rebuild our reputation may be costly and may not be successful.

Our ability to sell products and solutions to our clients and prospects could be harmed by real or perceived material defects or errors in our Optimal Enterprise AI solution offerings.

The software technology underlying Optimal Enterprise AI is inherently complex and may contain material defects or errors, particularly when new applications are first introduced, when new features or capabilities are released, or when integrated with new or updated third-party hardware or software. There can be no assurance that our existing Optimal Enterprise AI solutions will not contain defects or errors. Any real or perceived errors, failures, vulnerabilities, or bugs in Optimal Enterprise AI could result in negative publicity or lead to data security, access, retention, or other performance issues, all of which could harm our business. Correcting such defects or errors may be costly and time-consuming and could harm our business. Moreover, the harm to our reputation and legal liability related to such defects or errors may be substantial and would harm our business.

The failure to attract and retain additional qualified personnel or to maintain our company culture could harm our business and culture and prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. Competition for executives, data scientists, engineers, software developers, sales personnel, and other key employees in our industry is intense. In particular, we compete with many other companies for employees with high levels of expertise in designing, developing and managing platforms and applications for spatial intelligence, machine learning, and analytics technologies, as well as for skilled data scientists, sales, and operations professionals. In addition, we are extremely selective in our hiring process which requires significant investment of time and resources from internal stakeholders and management. At times, we have experienced, and we may continue to experience, difficulty in hiring personnel who meet the demands of our selection process and with appropriate qualifications, experience, or expertise, and we may not be able to fill positions as quickly as desired.

Many of the companies with which we compete for experienced personnel have greater resources than we have, and some of these companies may offer more attractive compensation packages. Job candidates may also be threatened with legal action under agreements with their existing employers if we attempt to hire them, which could impact hiring and result in a diversion of our time and resources. Additionally, laws and regulations, such as restrictive immigration laws, or export control laws, may limit our ability to recruit internationally. We must also continue to retain and motivate existing employees through our compensation practices, company culture, and career development opportunities.

We believe that a critical component to our success and our ability to retain our best people is our culture. As we continue to grow and develop a public company infrastructure, we may find it difficult to maintain our company culture. If we fail to attract new personnel or to retain our current personnel, our business would be harmed.

Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations and key metrics may vary significantly in the future as they have in the past, particularly in light of our dependence on a limited number of high-value customer contracts, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere in this Risk Factors section and those listed below:

●	our ability to generate significant revenue from new offerings;

●	our ability to expand our number of partners and distribution of Optimal Enterprise AI;

●	our ability to hire and retain employees, in particular those responsible for the selling or marketing of Optimal Enterprise AI;

●	our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

●	changes in the way we organize and compensate our sales teams;

●	the timing of expenses and recognition of revenue;

●	our ability to increase sales to large organizations as well as increase sales to a larger number of smaller customers;

●	the length of sales cycles and seasonal purchasing patterns of our customers;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations, and infrastructure, as well as international expansion and entry into operating leases;

●	timing and effectiveness of new sales and marketing initiatives;

●	changes in our pricing policies or those of our competitors;

●	the timing and success of new platforms, applications, features, and functionality by us or our competitors;

●	failures or breaches of security or privacy, and the costs associated with remediating any such failures or breaches;

●	changes in the competitive dynamics of our industry, including consolidation among competitors;

●	changes in laws and regulations that impact our business;

●	any large indemnification payments to our users or other third parties;

●	the timing of expenses related to any future acquisitions;

●	health epidemics or pandemics, such as the coronavirus, or COVID-19, pandemic;

●	civil unrest and geopolitical instability; and

●	general political, economic, and market conditions.

We rely on third-party service providers to host and deliver Optimal Enterprise AI, and any interruptions or delays in these services could impair our service offerings and harm our business.

We currently serve our customers from third-party data center hosting facilities located in Singapore, or on-premise at customer’s sites. For the software managed by us, our operations depend, in part, on our third-party facility providers’ ability to protect these facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts, and similar events. In the event that our data center arrangements are terminated, or if there are any lapses of service or damage to a center, we could experience lengthy interruptions in Optimal Enterprise AI as well as delays and additional expenses in making new arrangements.

We designed our system infrastructure and procured and owned or leased the computer hardware used for Optimal Enterprise AI. Any interruptions or delays in our service, whether as a result of third-party error, our own error, natural disasters, or security breaches, whether accidental or willful, could harm our relationships with our customers and cause our revenue to decrease and/or our expenses to increase. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability and cause us to issue credits or cause customers to fail to renew their contracts/subscriptions, any of which could materially adversely affect our business.

Our current AI solution stack, as well as applications, features, and functionality that we may introduce in the future, may not be widely accepted by our customers or may receive negative attention or may require us to compensate or reimburse third parties, any of which may lower our margins and harm our business.

Our ability to engage, retain, and increase our base of customers and to increase our revenue will depend on our ability to successfully create new applications, features, and functionality, both independently and together with third parties. We may introduce significant changes to our existing Optimal Enterprise AI solution stack or develop and introduce new applications. These new applications and updates may fail to engage, retain, and increase our base of customers. New applications may initially suffer from performance and quality issues that may negatively impact our ability to market and sell such applications to new and existing customers. The short- and long-term impact of any major change to Optimal Enterprise AI, or the introduction of new applications, is particularly difficult to predict. If new or enhanced applications fail to engage, retain, and increase our base of customers, we may fail to generate sufficient revenue, operating margin, or other value to justify our investments in such applications, any of which may harm our business in the short term, long term, or both.

Sales to government entities and highly regulated organizations are subject to a number of challenges and risks.

We have sold and may sell to the government of Singapore, as well as foreign, governmental agency customers, as well as to customers in highly regulated industries such as financial services, telecommunications, and healthcare. Sales to such entities are subject to a number of challenges and risks. Selling to such entities can be highly competitive, expensive, and time consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. Government contracting requirements may change and in doing so restrict our ability to sell into the government sector. Government demand and payment for our Optimal Enterprise AI are affected by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our Optimal Enterprise AI.

Further, government and highly regulated entities may demand contract terms that differ from our standard arrangements and may be less favorable than terms agreed with private sector customers. Government entities and highly regulated organizations typically have longer implementation cycles, sometimes require acceptance provisions that can lead to a delay in revenue recognition, can have more complex IT and data environments, and may expect greater payment flexibility from vendors.

As a government contractor or subcontractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to non-ordinary course audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our products and services to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, downward contract price adjustments or refund obligations, civil or criminal penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government would adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception and growth prospects.

Government and highly regulated entities may have statutory, contractual, or other legal rights to terminate contracts with us or our partners for convenience or for other reasons. Any such termination may adversely affect our ability to contract with other government customers as well as our reputation, business, financial condition, and results of operations. All these factors can add further risk to business conducted with these customers. If sales expected from a government entity or highly regulated organization for a particular quarter are not realized in that quarter or at all, our business, financial condition, results of operations, and growth prospects could be materially and adversely affected.

If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences including reduced investment in our Optimal Enterprise AI, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, operating results and financial position.

We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

We may acquire other businesses or receive offers to be acquired, which could require significant management attention, disrupt our business or dilute stockholder value.

We have in the past made, and may in the future make, acquisitions of other companies, products, and technologies. We have limited experience in acquisitions. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by customers, developers, or investors. In addition, we may not be able to integrate acquired businesses successfully or effectively manage the combined company following an acquisition. If we fail to successfully integrate our acquisitions, or the people or technologies associated with those acquisitions, into our company, the results of operations of the combined company could be adversely affected. Any integration process will require significant time and resources, require significant attention from management and disrupt the ordinary functioning of our business, and we may not be able to manage the process successfully, which could harm our business. In addition, we may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges.

We may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of our capital stock. The sale of equity to finance any such acquisitions could result in dilution to our stockholders. If we incur more debt, it would result in increased fixed obligations and could also subject us to covenants or other restrictions that would impede our ability to flexibly operate our business.

 If we or our third-party service providers experience a security breach or unauthorized parties otherwise obtain access to our customers’ data, our data, or our AI solution, our AI solution may be perceived as not being secure, our reputation may be harmed, demand for our platform may be reduced, and we may incur significant liabilities.

While we and our third-party service providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in unauthorized disclosure, modification, misuse, unavailability, destruction, or loss of our or our customers’ data or other sensitive information. Any security breach of our AI solution, our applications, our operational systems, physical facilities, or the systems of our third-party partners, or the perception that one has occurred, could result in litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention, and other liabilities and damage to our business. Even though we do not control the security measures of third parties, we may be responsible for any breach of such measures or suffer reputational harm even where we do not have recourse to the third party that caused the breach. In addition, any failure by our partners to comply with applicable law or regulations could result in proceedings against us by governmental entities or others.

Cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, social engineering (including phishing) and other malicious internet-based activity are prevalent in our industry and our customers’ industries and continue to increase. In addition, we may experience attacks, unavailable systems, unauthorized access or disclosure due to employee or other theft or misuse, denial-of-service attacks, sophisticated attacks by nation-state and nation-state supported actors, and advanced persistent threat intrusions. We cannot guarantee that our security measures will be sufficient to protect against unauthorized access to or other compromise of the personal information and/or other confidential information of our partners, our customers and our customers’ end-users. The techniques used to sabotage, disrupt or to obtain unauthorized access to our AI solution, applications, systems, networks, or physical facilities in which data is stored or through which data is transmitted change frequently, and we may be unable to implement adequate preventative measures or stop security breaches while they are occurring. The recovery systems, security protocols, network protection mechanisms and other security measures that we have integrated into our AI solution, applications, systems, networks and physical facilities, which are designed to protect against, detect and minimize security breaches, may not be adequate to prevent or detect service interruption, system failure or data loss. Our AI solution, applications, systems, networks, and physical facilities could be breached or personal information could be otherwise compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our employees or our customers to disclose information or user names and/or passwords, or otherwise compromise the security of our AI solution, networks, systems and/or physical facilities. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, platforms, applications, systems, networks and/or physical facilities utilized by our vendors. We have previously been, and may in the future become, the target of cyber-attacks by third parties seeking unauthorized access to our or our customers’ data or to disrupt our operations or ability to provide our services. While we have been successful in preventing such unauthorized access and disruption in the past, we may not continue to be successful against these or other attacks in the future.

We have contractual and legal obligations to notify relevant stakeholders of security breaches. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain customers and partners may require us to notify them in the event of a security breach involving customer or partner data on our systems or those of subcontractors processing customer or partner data on our behalf. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach that may cause us to breach customer contracts. Depending on the facts and circumstances of such an incident, these damages, penalties and costs could be significant and may not be covered by insurance or could exceed our applicable insurance coverage limits. Such an event also could harm our reputation and result in litigation against us. Any of these results could materially adversely affect our financial performance. Our agreements with certain customers may require us to use industry-standard, reasonable, or other specified measures to safeguard sensitive personal information or confidential information, and any actual or perceived breach of such measures may increase the likelihood and frequency of customer audits under our agreements, which is likely to increase the costs of doing business. An actual or perceived security breach could lead to claims by our customers, or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our customers could end their relationships with us. There can be no assurance that any limitations of liability in our contracts, which we have in certain agreements, would be enforceable or adequate or would otherwise protect us from liabilities or damages.

Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our AI solution, applications, systems, networks, or physical facilities could result in litigation with our customers or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our AI solution capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of our data or the data of our partners or our customers was disrupted, we could incur significant liability, or our AI solution, applications, systems, or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects a large amount of data of one or more customers, or if we suffer a cyberattack that impacts our ability to operate Optimal Enterprise AI, we may suffer material damage to our reputation, business, financial condition, and results of operations. Further, our insurance coverage may not be adequate for data security, indemnification obligations, or other liabilities. Depending on the facts and circumstances of such an incident, the damages, penalties and costs could be significant and may not be covered by insurance or could exceed our applicable insurance coverage limits. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim. Our risks are likely to increase as we continue to expand Optimal Enterprise AI, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.

We could suffer disruptions, outages, defects, and other performance and quality problems with Optimal Enterprise AI or with the public cloud and internet infrastructure on which it relies.

Our business depends on our Optimal Enterprise AI to be available without disruption. We may in the future experience, disruptions, outages, defects, and other performance and quality problems with Optimal Enterprise AI. We may also in the future experience, disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which Optimal Enterprise AI rely. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open source software, human error or misconduct, capacity constraints, design limitations, as well as from internal and external security breaches, malware and viruses, ransomware, cyber events, denial or degradation of service attacks or other security-related incidents.

Further, if our contractual and other business relationships with our public cloud providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we could be unable to provide Optimal Enterprise AI and could experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any disruptions, outages, defects, and other security performance and quality problems with Optimal Enterprise AI or with the public cloud and internet infrastructure on which it relies, or any material change in our contractual and other business relationships with our public cloud providers, could result in reduced use of Optimal Enterprise AI, increased expenses, including significant, unplanned capital investments and/or service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may become subject to litigation, which could have a material adverse effect on our business, financial condition, and results of operations.

We may become subject to litigation in the future. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which we are not, or cannot be, insured against. We generally intend to defend ourselves vigorously; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having a material adverse effect on our business, financial condition, results of operations, cash flow, and per share trading price of our Class A Ordinary Shares. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and adversely impact our ability to attract directors and officers.

Our business could be disrupted by catastrophic events such as power disruptions, data security breaches, and terrorism.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, commerce, and the global economy, and thus could harm our business. In the event of a major earthquake, hurricane, fire, cyber-attack, war, terrorist attack, disease, such as COVID-19, power loss, telecommunications failure, or other catastrophic events, we may be unable to continue our operations, in part or in whole, and may endure reputational harm, breaches of data security, and loss of critical data, all of which could harm our business, results of operations, and financial condition. Our insurance coverage may not compensate us for losses that may occur in the event of an earthquake or other significant natural disaster, such as fires, floods, severe weather, droughts, and travel-related health concerns including pandemics and epidemics. In addition, acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements, access to our platform could be interrupted. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to deliver our platform and solution to our customers and members would be impaired or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business, financial condition, and results of operations would be harmed.

We have implemented a disaster recovery program that allows us to move website traffic to a backup data center in the event of a catastrophe. This allows us the ability to move traffic in the event of a problem, and the ability to recover in a short period of time. However, to the extent our disaster recovery program does not effectively support the movement of traffic in a timely or complete manner in the event of a catastrophe, our business and results of operations may be harmed.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business, financial condition, and results of operations that may result from interruptions in access to our platform as a result of system failures.

As we grow our business, the need for business continuity planning and disaster recovery plans will grow in significance. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business and reputation would be harmed.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

We operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor, and manage all the risks our business encounters. If our policies and procedures are not fully effective or we are not successful in identifying and mitigating all risks to which we are or may be exposed, we may suffer uninsured liability, harm to our reputation, or be subject to litigation or regulatory actions that could adversely affect our business, financial condition, or results of operations.

Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business, financial condition, and results of operations.

Our commercial success depends on our ability to develop and commercialize our services and use our proprietary technology without infringing the intellectual property or proprietary rights of third parties. From time to time, we may be subject to legal proceedings and claims in the ordinary course of business with respect to intellectual property. We are not currently subject to any material claims from third parties asserting infringement of their intellectual property rights.

Intellectual property disputes can be costly to defend and may cause our business, operating results, and financial condition to suffer. Whether merited or not, we may in the future face allegations that we, our partners, our licensees, or parties indemnified by us have infringed or otherwise violated the patents, trademarks, copyrights, or other intellectual property rights of third parties. Such claims may be made by competitors seeking to obtain a competitive advantage or by other parties. Some third parties may be able to sustain the costs of complex litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Class A Ordinary Shares. Moreover, any uncertainties resulting from the initiation and continuation of any legal proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our operations. Assertions by third parties that we violate their intellectual property rights could therefore have a material adverse effect on our business, financial condition, and results of operations.

Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like ours. We may also face allegations that our employees have misappropriated the intellectual property or proprietary rights of their former employers or other third parties. It may be necessary for us to initiate litigation to defend ourselves in order to determine the scope, enforceability, and validity of third-party intellectual property or proprietary rights, or to establish our respective rights. In some cases, rather than licensing third party content, we rely on the doctrine of fair use as we incorporate excerpts of third party content in a curated content feed for our users, and we may face allegations that such use of third party content does not qualify to be treated as a fair use. Regardless of whether claims that we are infringing patents or other intellectual property rights have merit, such claims can be time-consuming, divert management’s attention and financial resources, and can be costly to evaluate and defend. Results of any such litigation are difficult to predict and may require us to stop commercializing or using our solutions or technology, obtain licenses, modify our services and technology while we develop non-infringing substitutes or incur substantial damages, settlement costs or face a temporary or permanent injunction prohibiting us from marketing or providing the affected solutions and services. If we require a third-party license, it may not be available on reasonable terms or at all, and we may have to pay substantial royalties, upfront fees, or grant cross-licenses to intellectual property rights for our solutions and services. We may also have to redesign our solutions or services so they do not infringe third-party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time, during which our technology and solutions may not be available for commercialization or use. Even if we have an agreement to indemnify us against such costs, the indemnifying party may be unable to uphold its contractual obligations. If we cannot or do not obtain a third-party license to the infringed technology, license the technology on reasonable terms, or obtain similar technology from another source, our revenue and earnings could be adversely impacted.

In addition, because patent applications can take years to issue and are often afforded confidentiality for some period of time there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more of our solutions.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology, and other proprietary information, including our technology platform, and to maintain our competitive position. With respect to our technology platform, we consider trade secrets and know-how to be one of our primary sources of intellectual property. However, trade secrets and know-how can be difficult to protect. We seek to protect these trade secrets and other proprietary technology in part by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees. We also enter into confidentiality and invention or patent assignment agreements with our employees. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses containing invention assignment, to grant us ownership of technologies that are developed through a relationship with employees or third parties. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information, including our technology and processes. Despite these efforts, no assurance can be given that the confidentiality agreements we enter into will be effective in controlling access to such proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached, may not be adequate to protect our confidential information, trade secrets, and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets, or proprietary technology. Further, these agreements do not prevent our competitors or others from independently developing the same or similar technologies and processes, which may allow them to provide a service similar or superior to ours, which could harm our competitive position.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, it could harm our competitive position, business, financial condition, results of operations, and prospects.

Our solutions utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could adversely affect our business.

Our solutions include software covered by open source licenses. There is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our solutions. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software, and to make our proprietary software available under open source licenses, if we combine our proprietary software with open source software in a certain manner. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our solutions, or otherwise be limited in the licensing of our solutions, each of which could reduce or eliminate the value of our solutions and services. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide non-infringement warranties or warranties related to the performance or suitability of the software. Many of the risks associated with usage of open source software cannot be eliminated and could adversely affect our business.

We may be affected by terrorist attacks, natural disasters, outbreaks of communicable diseases and other events beyond our control.

Our business may be adversely affected by instability, disruption or destruction in a geographic region of Singapore, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease (including the COVID-19 pandemic). Such events may have an adverse impact on our business, as well as give rise to sudden significant changes in regional and global economic conditions and cycles. The consequences of any such terrorist attacks, natural disasters or other events beyond our control are unpredictable, and we are not able to foresee events of such nature, which could cause interruptions to parts of our businesses and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Additionally, an outbreak of Zika, SARS, avian influenza, Influenza A (H1N1) and/or other communicable diseases, if uncontrolled, could affect our operations, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Further, in the event that our employees and/or employees of our suppliers are infected or suspected of being infected with any communicable disease, we and/or our suppliers may be required by health authorities to temporarily shut down the affected premises or offices and quarantine the relevant employees to prevent the spread of the disease.

In addition, our revenue and profitability may be materially affected if any health epidemic or virus outbreak affects the overall economic and market conditions in Singapore. Failure to meet our customers’ expectations could damage our sales and reputation, and may, as a result, lead to loss of business and affect our ability to attract new business. The occurrence of a catastrophic event could have a material effect on our business, prospects, financial condition and results of operations.

The wars in Ukraine and in the Middle East may materially and adversely affect our business and results of operations.

The outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus, to the best knowledge of the Company, we (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Similarly, the war in Gaza is unpredictable and may expand into a regional or even possibly a global conflict. To date, this newest chapter in the long Middle East conflict has not resulted in any material adverse impact on the Company, but a prolonged conflict and/or significant escalation of hostilities would likely cause disruption in international relations and global trade, which in turn would likely adversely affect our business and the price of our Shares.

Risks Related to our Corporate Structure

Our partial ownership of our primary operating subsidiary and the influence of its minority shareholders may limit our ability to control its operations.

The Company holds a 51% ownership interest in Hiverlab Singapore, its primary operating subsidiary, which grants it majority voting rights and operational control. However, the Company faces certain risks related to its minority shareholders and governance structure that could impact its ability to exercise full control over Hiverlab Singapore’s operations and strategic direction.

The presence of minority shareholders, who collectively own 49% of Hiverlab Singapore, may result in potential challenges in achieving consensus on key corporate decisions, particularly in situations where their interests diverge from those of the Company. While the Company retains majority voting rights, the need for cooperation with minority shareholders on significant matters could delay decision-making or lead to disagreements that may affect the subsidiary’s operations and strategic objectives.

Two of Hiverlab Singapore’s minority shareholders, Mr. Jiang Shutao, the Chief Executive Officer of Hiverlab Singapore, and Ms. Yuan Yi, the Chief Operating Officer of Hiverlab Singapore, are affiliates of the Company due to their management roles. Their dual roles as both minority shareholders and members of Hiverlab Singapore’s leadership could create potential conflicts of interest or situations where their personal shareholder interests differ from the Company’s broader strategic objectives. This influence could impact Hiverlab Singapore’s governance, operational decisions, and alignment with the Company’s overall goals.

Despite its majority ownership, the Company may face limitations in enforcing decisions or implementing changes at Hiverlab Singapore. Certain operational or strategic decisions may require cooperation from minority shareholders or management, and any resistance or misalignment could hinder the Company’s ability to execute its strategic plans efficiently. This risk is heightened given Hiverlab Singapore’s lean workforce and reliance on key individuals for day-to-day operations.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20)  votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Mr. Lai Kee Chwee, our Chief Executive Officer, director and Controlling Shareholder, will beneficially own approximately 36.93% of our outstanding Ordinary Shares representing 68.51% of the total voting power of the aggregate voting power of our Company immediately following the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.  The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our Controlling Shareholder currently owns an aggregate of 42% of our outstanding Ordinary Shares representing 72.09% of the total voting power, and approximately 36.98% of our outstanding Ordinary Shares representing approximately 68.55% of the total voting power immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option. Our corporate actions will be substantially controlled by our Controlling Shareholder, who will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your shares and materially reduce the value of your investment.

Currently, Mr. Lai Kee Chwee, our Chief Executive Officer and director, beneficially owns an aggregate of approximately 42.00% of our outstanding Ordinary Shares representing approximately 72.90% of the total voting power of our outstanding Ordinary Shares. Upon the completion of this offering, we will be a “controlled company” as defined under the NYSE Company Guide because after the offering, our Controlling Shareholder will beneficially own 36.98% of our ordinary shares issued and outstanding, and 68.55% of our aggregate voting power, assuming the underwriters do not exercise their over-allotment option.

As a result, Mr. Lai Kee Chwee will have the ability to control or exert significant influence over important corporate matters and investors may be prevented from influencing important corporate matters involving our company that require approval of shareholders, including:

●	the composition of our board of directors and, through the voting of the board of directors, any determinations with respect to our operations, business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our disposition of all or substantially all of our assets; and

●	any change in control.

These actions may be taken even if they are opposed by our other shareholders, including the holders of the Class A Ordinary Shares. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. Furthermore, this concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and reduce the price of the shares. As a result of the foregoing, the value of your investment could be materially reduced. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time), the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Harney Westwood & Riegels Singapore LLP , that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of exempted companies incorporated under the laws of the Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records (other than memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association (as may be amended from time to time) to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents — Differences in Corporate Law”.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially most of our current operations are conducted in Singapore. In addition, our current officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and other countries other than the United States may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Risks Related to our Class A Ordinary Shares and this Offering

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there was no public market for our Class A Ordinary Shares. Although we applied to have our Class A Ordinary Shares listed on the NYSE American, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The IPO price for our Class A Ordinary Shares will be determined by negotiation between us and the underwriters and may vary from the market price of our Class A Ordinary Shares following our IPO. We cannot assure you the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the IPO price. If you purchase our Class A Ordinary Shares in our IPO, you may not be able to resell those shares at or above the IPO price. We cannot assure you that the IPO price of our Class A Ordinary Shares, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our IPO. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has twenty (20) votes per share, and our Class A Ordinary Shares, which we are selling in this offering, have one vote per share. Following this offering, our major shareholders, which together hold 100% of our issued and outstanding Class B Ordinary Shares, will own shares representing approximately 68.55% of the voting power of our outstanding Ordinary Shares following this offering. In addition, because of the twenty-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares, subject to limited exceptions as specified in our amended and restated memorandum and articles of association, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Ordinary Shares could gain significant voting control as other holders of Class B Ordinary Shares sell or otherwise convert their shares into Class A Ordinary Shares.

We cannot predict the effect that our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

Our management and our auditor have identified the following material weaknesses in our internal controls over financial reporting: (a) limited technical accounting expertise: the Company’s finance team has limited experience in addressing certain complex U.S. GAAP accounting matters and in preparing and reviewing consolidated financial statements in compliance with SEC reporting requirements; and (b) insufficient segregation of duties and review processes: the financial reporting process lacks a structured segregation of responsibilities between preparation, review, and approval, which has limited the effectiveness of oversight over the financial close and consolidation process. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) engaging qualified professionals with U.S. GAAP and SEC reporting expertise to enhance technical capabilities and establish a more robust financial reporting and system control framework; (ii) enhancing oversight procedures and implementing a clear review and approval structure to improve segregation of duties in the financial close process; and (iii) providing regular U.S. GAAP training for finance personnel to improve accounting knowledge and keep staff updated with evolving standards. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting. Our failure to correct these control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies. Upon completing this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management’s assessment on our internal control over financial reporting in our annual report on Form 20-F, beginning with our annual report for the fiscal year ending December 31, 2026. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

The trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Singapore. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Singapore companies’ securities after their offerings may affect the attitudes of investors towards Singapore-based, U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Singapore companies may also negatively affect the attitudes of investors towards Singapore companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	political, social and economic conditions in Singapore;

●	variations in our revenue, profit, and cash flow;

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control;

●	fluctuations of exchange rates among SGD and USD;

●	general market conditions or other developments affecting us or the artificial intelligence industry in which we operate;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates or recommendations by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, Directors, or Controlling Shareholders;

●	developments in information technology and our capability to catch up with the technology innovations in the industry;

●	the realization of any of the other risk factors presented in this prospectus;

●	changes in investors’ perception of our Company and the investment environment generally;

●	the liquidity of the market for our Class A Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will be traded.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent IPOs, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial conditions or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial conditions and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the NYSE American, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, an aggregate of 19,975,000 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares are outstanding, and 22,890,380 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares will be outstanding immediately after the consummation of this Offering, assuming no exercise of the underwriter’s over-allotment option, or 23,265,380 Class A Ordinary Shares and 1,275,000Class B Ordinary Shares if the underwriter exercises its over-allotment option in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our Board.

Our Board has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial conditions, contractual restrictions and other factors deemed relevant by our Board. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. Please refer to the section titled “Dividend Policy” section for more information.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation Fair Disclosure.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We will be a “controlled company” within the meaning of the NYSE American Company Guide and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the NYSE American Company Guide because our Controlling Shareholder will hold 33.42% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, which represents approximately 68.51% of the total voting power (or approximately 67.98% of the total voting power if the underwriter’s option to purchase additional shares is exercised in full).

Under the NYSE American Company Guide, a company of which more than 50% of the voting power with respect to the election of directors is held by an individual, a company or a group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

●	that a majority of its board of directors consists of independent directors;

●	that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	that its compensation committee is composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If we elect to be treated as a controlled company and use these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of NYSE American rules regarding corporate governance, which could make our Class A Ordinary Shares less attractive to investors or otherwise harm our stock price.

As a company incorporated in Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the NYSE American listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE American listing standards.

As a foreign private issuer, we are subject to the NYSE American listing standards. However, the NYSE American Company Guide permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE American listing standards. We may to rely on certain home country practices with respect to our corporate governance after we complete this Offering. If we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE American listing standards applicable to U.S. domestic issuers.

There is no assurance we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our Class A Ordinary Shares to significant adverse U.S. income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there is no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the U.S. federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the NYSE American detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups (“JOBS”) Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

You should read the entire prospectus carefully and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us and the listing.

We wish to emphasize to prospective investors that we do not accept any responsibility for the accuracy or completeness of the information contained in any press articles or other media coverage regarding us or the offering, and such information that was not sourced from or authorized by us. We make no representation to the appropriateness, accuracy, completeness or reliability of any information contained in any press articles or other media coverage about our business or financial projections, share valuation or other information. Accordingly, prospective investors should not rely on any such information and should rely only on information included in this prospectus in making any decision as to whether to invest in our Class A Ordinary Shares.

Risks Related to Doing Business in Certain Countries and Regions

Our operating subsidiary Hiverlab Singapore is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As our operating subsidiary, Hiverlab Singapore, is a company incorporated under the laws of the Republic of Singapore, we are required to comply with the laws of Singapore, certain of which are capable of extraterritorial application, as well as constitutions of our Singapore operating subsidiaries. In particular, Hiverlab Singapore is required to comply with certain provisions of the Securities and Futures Act 2001, of Singapore (the “Singapore Securities and Futures Act”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

Our failure to obtain, maintain or renew licenses, approvals, permits, registrations, or filings necessary to conduct our operations could have a material adverse impact on our business, financial condition, and results of operations.

Regulatory authorities in various jurisdictions oversee different aspects of our business operations. We are required to obtain a number of licenses, approvals, permits, registrations, and filings and are subject to certain reporting obligations required for maintaining our subsidiary and personnel in such jurisdictions. We cannot assure you that we have obtained all of these licenses, approvals, permits, registrations, and filings or will continue to maintain or renew all of them or that we have complied with these requirements in full. If we fail to obtain necessary authorizations, we may be subject to various penalties, such as confiscation of illegal revenues, fines and discontinuation or restriction of business operations, which may materially and adversely affect our business, financial condition, and results of operations. In addition, there can be no assurance that we will be able to maintain our existing licenses, approvals, registrations or permits in the relevant jurisdictions, renew any of them when their current term expires, or update existing licenses or obtain additional licenses, approvals, permits, registrations, or filings necessary for our business expansion from time to time. If we fail to do so, our business, financial conditions and operational results may be materially and adversely affected.

Changes in the political, economic or social conditions or government policies in Vietnam and Southeast Asia could materially and adversely affect our business and operations.

Our operations, results of operations and prospects will be influenced to a significant degree by political, economic, regulatory and social conditions in Vietnam and Southeast Asia.

The Vietnamese and Southeast Asian economies differ from developed markets in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and regulation of industry. Risks related to the economic, political and social conditions in Vietnam and Southeast Asia include:

●	inconsistent and evolving regulations, licensing and legal requirements may increase our operational risks and cost of operations;

●	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

●	the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate may increase our cost of operations;

●	governments or regulators may impose new or more burdensome regulations, taxes or tariffs, such as a consumption tax on online games;

●	political changes may lead to changes in the business, legal and regulatory environments in which we operate;

●	economic downturns, political instability, civil disturbances, acts of violence, war, military conflict, religious or ethnic strife, terrorism and general security concerns may negatively affect our operations;

●	enactment or any increase in the enforcement of regulations, including those related to personal data protection and localization and cybersecurity, may incur compliance costs;

●	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our products and services; and

●	natural disasters like volcanic eruptions, floods, typhoons and earthquakes may impact our operations severely.

As a result, future political, economic and social conditions in Vietnam and Southeast Asia; unforeseen events, as well as certain actions and policies that the Vietnamese government or governments throughout Southeast Asia may or may not take or adopt; and political turmoil or shifts in staff and regulators in Vietnamese or Southeast Asian authorities which create uncertainties, could materially and adversely affect our business, financial condition and results of operations.

Emerging markets such as Vietnam and the other countries in which we operate are subject to greater risks than more developed markets, and financial turmoil in any emerging market could disrupt our business, as well as cause the price of the Class A ordinary shares to fall.

Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets. Investors should also note that emerging markets such as Vietnam are subject to rapid change and that the information set out herein may become outdated relatively quickly. Moreover, financial turmoil in any emerging market country tends to adversely affect other emerging market countries. As has happened in the past, financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Vietnam and adversely affect the Vietnamese economy and our business. In addition, during such times, emerging market companies can face severe liquidity constraints as foreign funding sources are withdrawn. Thus, even if the Vietnamese economy remains relatively stable, financial turmoil in any emerging market country could seriously disrupt our business, as well as result in a decrease in the price of the Class A ordinary shares.

Inherent uncertainties in the legal systems in Vietnam could adversely affect us.

When compared to many developed economies, the legal systems in Vietnam, Southeast Asia and the other markets in which we may operate are not be as developed nor provide as robust protections to private businesses. The laws and regulatory apparatus affecting these economies are evolving with continuing improvements and increasing transparency but are still not as well established as the laws and regulatory apparatus of regions such as the United States. Policy changes and interpretations of applicable laws may produce unexpected consequences, which could have an adverse effect on domestic business operators. For example, although in recent years the legal system in Vietnam has been moving towards increasingly sophisticated, transparent access for investors, uncertainties and limitations still exist in relation to the interpretation and enforcement of laws like Vietnam’s Civil Code, Commercial Law, Vietnam’s Law on Investment and Vietnam’s Law on Enterprises, which impact related regulations and accordingly business activities, corporate government and shareholders’ rights. Authorities in Vietnam and in some of our other markets retain considerable discretion in how their laws are enforced, and enforcement can be unpredictable and inconsistent. Even if we believe that we have complied with a law, rule or regulation as generally understood in Vietnam and/or in accordance with the advice of legal counsel, there is no guarantee that the relevant regulators will agree that we have complied, in particular on matters that allow for subjectivity or interpretation. Moreover, as the industries in which we operate are relatively new in Vietnam, legislative intent and interpretation regarding new concepts and technologies might conflict, be unclear and evolving. As the legal systems in these jurisdictions develop, inconsistencies and uncertainties in their laws and regulations are likely to be addressed as new laws are interpreted and refined and older laws are repealed or updated. We cannot assure you when the legal system in Vietnam and Southeast Asia will obtain the level of certainty and predictability of other jurisdictions with more developed legal systems.

An adverse determination by tax authorities on the tax positions we will take in connection with part or all of the reorganization and other transactions could expose us to additional tax liabilities.

We exercise significant judgment in determining our provision for taxes and there may be transactions and calculations where the proper tax treatment is uncertain. Our determinations are not binding on the applicable taxing authorities, including the Ministry of Finance and its General Department of Taxation in Vietnam. There are often transactions and calculations where the ultimate tax determination is uncertain. We are regularly under audit by tax authorities in Vietnam. Although we believe our tax estimates are reasonable, the final determination in a tax audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes in such circumstances could result in a material adverse effect on our tax provisions, net income or cash flows in the period or periods for which that determination is made.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those listed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” and other sections in this prospectus, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●

changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately US$9,212,812, or approximately US$10,765,275 if the Underwriter exercises its option to purchase additional Class A Ordinary Shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.  These estimates are based upon an assumed initial Offer Price of $4.50 per share, the mid-point of the estimated range of the initial public Offer Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

●	Approximately 30% for expanding sales and marketing efforts into international markets;

●

Approximately 30% for strategic acquisitions and investments (we intend to increase our stake in IntentAI Pte. Ltd., which we currently hold a 14.36% equity interest, with the intent to become the majority shareholder. Other than this, the Company has not identified any target as of the date of this prospectus);

●	Approximately 10% for technology integration across portfolio companies within the Company and intellectual property development and acquisition; and

●	Approximately 30% for operations and general working capital.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay any indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if following such payment the Company would be unable to pay its debts as they fall due in the ordinary course of business.

CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2025:

●	on an actual basis; and

●

on a pro forma basis, 21,250,000 ordinary shares issued and outstanding, including 19,975,000 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares issued and outstanding, immediately after the completion of the reorganization in January 2026.

●	on a pro forma basis to reflect the issuance and sale of 2,500,000 Class A Ordinary Shares by us in this offering at an assumed price to the public of $4.50 per share, resulting in net proceeds to us of $9,212,812 after deducting (i) underwriter discounts of $787,500, (ii) non-accountable expense allowance of $112,500, and (iii) estimated other offering expenses of $1,137,188. The table below assumes no exercise by the underwriters of their option to purchase additional Class A Ordinary Shares from us.

You should read this table together with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of June 30 2025
	Actual	As Adjusted
	(in US$)	(in US$)
Cash:	164,740	9,377,552
Indebtedness:
Convertible Loan	393,114	393,114
Equity:
Class A Ordinary Shares (par value of US$0.0001 per share; 490,000,000 Class A Ordinary Shares authorized and 19,975,000 Class A Ordinary Shares issued and outstanding, actual; 22,475,000 Class A Ordinary Shares issued and outstanding, pro forma as of June 30, 2025, respectively)	*	*
Class B Ordinary Shares (par value of US$0.0001 per share; 10,000,000 Class B Ordinary Shares authorized and 1,275,000 Class B Ordinary Shares issued and outstanding, actual and pro forma as of June 30, 2025, respectively)	*	*
Additional paid-in capital(1)	774,449	9,987,011
Accumulated comprehensive income	(2,062)	(2,062)
Accumulated deficit	(526,048)	(526,048)
Non-controlling interest	(43,854)	(43,854)
Total equity	202,485	9,415,047
Total capitalization	595,599	9,808,161

(1)

Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $9,212,812 (Offering proceeds of $11,250,000 , less underwriting discounts of $787,500 , non-accountable expense of $112,500 and offering expenses of $1,137,188). The Class A Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, Underwriter expense allowance and other expenses.

Each $1.00 increase or decrease in the assumed offering price per share of $4.50, assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately $2,300,000 after deducting estimated underwriter commissions, and offering expenses, in each case, payable by us.

The table above excludes up to 375,000 Class A Ordinary Shares issuable pursuant to the over-allotment option, if the underwriters exercise the over-allotment option in full.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public Offer Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public Offer Price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Our net tangible liabilities book value was approximately $47,419 , or approximately $0.002 per share, as of June 30, 2025 . Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to the issuance and sale of 2,500,000 Class A Ordinary Shares in this Offering at an assumed initial public Offer Price of $4.50 per share (which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $9,415,297 or approximately $0.4 per share. This represents an immediate increase in net tangible book value of $0.4 to existing shareholders and an immediate dilution in net tangible book value of $4.10 per share to investors purchasing Class A Ordinary Shares in this Offering. The following table illustrates such dilution:

Per Ordinary Share
Assumed initial public Offer Price	4.50
Net tangible book value as of June 30, 2025	(0.002)
Pro forma net tangible book value after giving effect to this Offering	0.40
Increase in net tangible book value per ordinary share to the existing shareholders	0.40
Amount of dilution in net tangible book value to investors in this Offering	4.10

If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value per share of our share, as adjusted to give effect to this offering, would be $0.39 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing shares in this offering would be $4.11 per share.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2025, the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this Offering. The table below reflects an assumed initial public Offer Price of $4.50 per share (which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus), for Class A Ordinary Shares purchased in this Offering and excludes underwriting discounts and commissions and estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US $	%	US$
Existing Shareholders	21,250,000	89.5%	774,449	6.44%	0.04
Investors in this Offering	2,500,000	10.5%	11,250,000	93.56%	4.50
Total	23,750,000	100.0%	12,024,449	100%

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Class A Ordinary Shares and other terms of this Offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a digital transformation provider and technology aggregator specializing in AI-focused and AI-driven solutions, operating primarily under our brand name “Hiverlab” through our Singapore subsidiary, Hiverlab Singapore, and its subsidiary, Hiverlab Vietnam. Headquartered in Singapore, we are a key player in Southeast Asia’s immersive spatial intelligence landscape, serving some of the world’s largest enterprises across the banking, financial services, insurance, logistics and facility management, and healthcare segments. Since the inception of Hiverlab Singapore in 2014, we have empowered organizations in Southeast Asia and Middle East to achieve innovation and modernization through our comprehensive suite of technologies, including Digital Twins, Extended Reality (“XR”), Augmented Reality (“AR”), Virtual Reality (“VR”), and Generative AI (“GenAI”) chatbots.

All our clients are located in Southeast Asia and the Middle East. For the fiscal year ended December 31, 2023 and 2024, our revenues were S$1,119,779 and S$ 1,631,566 (US$1,194,236) respectively. We currently generate most of our revenues from configuration services, which represented 84.46% and 71.01% of total revenue in the fiscal year ended December 31, 2023 and 2024 respectively. For our configuration services, the Company designs software based on clients’ specific needs which require the Company to perform services including design, development, A.I. analytics, and integration, based on the components of Optimal Enterprise AI suite of offerings. These services also require significant customization.

The hardware sales and rental service revenue amounted to S$113,901 and S$338,020 (US$247,416) represented 10.17% and 20.72% of our revenue in fiscal years ended December 31, 2023 and 2024, respectively. The maintenance services amounted to S$33,753 and S$71,183 (US$52,103), represented 3.01% and 4.36% of our revenue in fiscal years ended December 31, 2023 and 2024. The license subscription revenue amounted to S$ 26,308 and S$ 63,847 (US$46,733), representing 2.35% and 3.91% of revenue in fiscal years ended December 31, 2023 and 2024.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Our ability to retain existing and acquire new customers

Our ability to retain existing customers and acquire new customers is a key driver of our revenue growth and overall financial performance. Customer retention contributes to the stability and predictability of our revenue streams, enhances operating leverage through increased adoption of our platforms and services, and strengthens long-term customer relationships. A decline in customer retention or satisfaction may result in increased churn, reduced usage of our solutions, and adverse impacts on our results of operations. In parallel, our ability to acquire new customers depends on market awareness, the effectiveness of our sales and marketing strategies, the competitiveness of our product offerings, and our ability to address the evolving needs of prospective clients across industries and geographies.

We depend on our key management team and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

We depend on our key management team and our experienced and skilled personnel and our business may be severely disrupted if we are unable to maintain technological leadership and respond to the evolving demands of our customers and target markets. As a company operating in a rapidly developing sector involving artificial intelligence, spatial computing, and immersive technologies, our Chief Technological Officer, tech advisor and his technology team are essential to support innovation, enhance the functionality and scalability of our platforms, and develop new product offerings. The Company has to continue the hiring and retention of specialized technical talent, acquisition of advanced software and hardware infrastructure, and ongoing development of proprietary algorithms and systems. Our performance depends on the continued service and performance of our technology team because they play an important role in guiding the implementation of our business strategies and future plans. The relationships that our experienced management team has developed with our customers over the years are important to the future development of our business. If any of our Chief Technological Officer or either of our key employees from the technology team were to terminate their services or employment, there is no assurance that we would be able to find suitable replacements in a timely manner. The loss of services of either of these key personnel and/or the inability to identify, hire, train and retain other qualified engineering, technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

We may be unable to meet the specifications of our customers or keep up with fast-changing technological developments.

The needs of our customers may change as a result of new developments in technology. Our future success depends on our ability to launch better cleaning systems that meet evolving market demands of our customers, and in particular, new cleaning systems that are compatible with new products sold by our customers. The preferences and purchasing patterns of our customers can change rapidly due to technological developments in their respective industries. There is no assurance that we will be able to respond to changes in the specifications of our customers in a timely manner. Our success depends on our ability to adapt our products to the requirements and specifications of our customers. There is also no assurance that we will be able to sufficiently and promptly respond to changes in customer preferences to make corresponding adjustments to our products or services, and failing to do so may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Strategic acquisitions and investments

We may selectively pursue acquisitions, investments, joint ventures and partnerships that we believe are strategic and complementary to our operations and technology. The business or financial performance of the companies in which we have invested as well as our ability to successfully integrate these investments with our existing business would impact our results of operations and financial conditions.

Key Performance Indicators

Management evaluates the performance of the Company and its subsidiaries using a combination of financial and operational key performance indicators (“KPIs”). These KPIs are reviewed together with the Company’s consolidated financial results and are used to assess operating performance, monitor business trends, allocate resources and support strategic decision-making. Management believes that these KPIs provide useful supplemental information to investors by helping them better understand the drivers of the Company’s performance and operating results.

For Optimal AI:

Revenue Growth Rate

Management tracks revenue growth rate, both overall and by business segment, to measure the scalability of operations and the ability to expand revenue streams.

Gross Margin Percentage

Gross Margin Percentage is a key indicator of the Company’s efficiency, particularly in balancing software-driven and services-driven revenue. This metric reflects the profitability of the Company’s offerings and its ability to optimize the cost structure as revenue scales.

Operating Cash Flow

Operating cash flow is monitored to evaluate the sustainability of the Company’s operations. It ensures that the Company generates sufficient cash to fund ongoing operations and future growth initiatives.

For Hiverlab Singapore and its subsidiaries:

Number of Projects Completed

For our primary operating subsidiary Hiverlab Singapore and its subsidiaries, which focus on immersive technology and enterprise AI solutions, the number of projects completed is an important metric that reflects operational throughput and customer engagement.

Active Platform Users and Licenses Issued

The adoption and usage of proprietary platforms and subscription-based services are measured through the number of active platform users and licenses issued. This metric signifies the success of the Company’s SaaS-based business model.

Project Delivery Timeliness and Customer Satisfaction Scores

Management monitors project delivery timeliness and customer satisfaction scores to ensure high-quality execution and maintain strong client relationships. These metrics help track the Company’s ability to meet customer expectations and deliver value.

Employee Utilization Rate

The efficiency of project teams and development staff is assessed using the employee utilization rate, which measures how effectively resources are allocated across active projects and development efforts.

Recurring Revenue Share

Recurring revenue share, defined as the percentage of total revenue derived from SaaS and maintenance contracts, is a critical metric for evaluating the stability and predictability of revenue streams.

The KPIs presented below are prepared on a consistent basis across periods. Certain KPIs may not be directly comparable to similarly titled measures used by other companies, as definitions and calculation methodologies may differ. The Company’s operations during the periods presented were primarily conducted through Hiverlab Singapore and its subsidiaries, and accordingly, trends in consolidated KPIs generally reflect the performance of those entities.

Fiscal Years Ended December 31, 2023 and 2024

Key Performance Indicators

KPI	FY 2023	FY 2024
Revenue Growth Rate – consolidated	(15.5)%	45.7%
Revenue Growth Rate – Optimal AI segment	NA	NA
Revenue Growth Rate – Hiverlab Singapore and subsidiaries	(15.5)%	45.7%
Gross Margin – consolidated	24.4%	47.5%
Gross Margin – Optimal AI segment	NA	NA
Gross Margin – Hiverlab Singapore and subsidiaries	24.4%	47.5%
Operating Cash Flow (SGD)	54,466	(245,351)
Number of Projects Completed (Hiverlab group)	17	14
Active Platform Users (period-end, Hiverlab group)	406	588
Licenses Issued (period-end)	4	6
Project Delivery Timeliness (on-time %)	100%	100%
Customer Satisfaction Score	4.8 / 5	4.8 / 5
Employee Utilization Rate	69.6%	73.7%
Recurring Revenue Share – consolidated	5.4%	8.3%
Recurring Revenue Share – Optimal AI segment	NA	NA
Recurring Revenue Share – Hiverlab Singapore and subsidiaries	5.4%	8.3%

Discussion and Analysis:

Revenue Growth Rate

The consolidated revenue growth rate improved to 45.7% in fiscal year 2024 from a decline of 15.5% in fiscal year 2023. This improvement is consistent with the Company’s MD&A discussion regarding increased project execution and higher contributions from operating revenue streams following the completion and delivery of projects during fiscal year 2024. The fluctuation between periods reflects the project-based nature of the Company’s business and the timing of project completion and revenue recognition.

Gross Margin Percentage

Gross margin percentage increased to 47.5% in fiscal year 2024 compared to 24.4% in fiscal year 2023. The improvement reflects higher revenue scale combined with relatively stable cost of revenues.

Operating Cash Flow

Net cash provided by operating activities of SGD 54,466 in fiscal year 2023 shifted to net cash used in operating activities of SGD (245,351) in fiscal year 2024. This change is consistent with the operating cash flow movements disclosed in the consolidated statements of cash flows and primarily reflects working capital movements and the timing of cash receipts and payments associated with project execution.

Operational Metrics

The number of projects completed decreased from 17 in fiscal year 2023 to 14 in fiscal year 2024. Despite the decrease in completed projects, operational quality remained stable, with 100% on-time delivery and customer satisfaction scores remaining unchanged at 4.8 out of 5. Active platform users increased from 406 to 588, and licenses issued increased from 4 to 6, indicating continued adoption of the Company’s platform-based solutions. Employee utilization improved to 73.7% from 69.6%, reflecting more efficient allocation of delivery resources.

Recurring Revenue Share

Recurring revenue share increased to 8.3% in fiscal year 2024 from 5.4% in fiscal year 2023. This increase is consistent with the growth in maintenance services and license subscription revenues discussed elsewhere in the MD&A and reflects management’s continued focus on increasing the proportion of recurring and predictable revenue streams.

Six Months Ended June 30, 2024 and 2025 (Unaudited)

Key Performance Indicators

KPI	FY 2024	FY 2025
Revenue Growth Rate – consolidated	10.6%	(67.0)%
Revenue Growth Rate – Optimal AI segment	NA	NA
Revenue Growth Rate – Hiverlab Singapore and subsidiaries	10.6%	(67.0)%
Gross Margin – consolidated	42.0%	43.2%
Gross Margin – Optimal AI segment	NA	NA
Gross Margin – Hiverlab Singapore and subsidiaries	42.0%	43.2%
Operating Cash Flow (SGD)	(151,254)	(199,702)
Number of Projects Completed (Hiverlab group)	14	9
Active Platform Users (average or period-end)	588	718
Licenses Issued (period-end)	6	3
Project Delivery Timeliness (on-time %)	100%	100%
Customer Satisfaction Score	4.8 / 5	4.8 / 5
Employee Utilization Rate	73.68%	75.00%
Recurring Revenue Share – consolidated	6.1%	18.5%
Recurring Revenue Share – Optimal AI segment	NA	NA
Recurring Revenue Share – Hiverlab Singapore and subsidiaries	6.1%	18.5%

Discussion and Analysis

Revenue Growth Rate

The consolidated revenue growth rate declined to (67.0)% for the six months ended June 30, 2025 compared to 10.6% for the six months ended June 30, 2024. This decline is consistent with the MD&A discussion that revenue recognition is highly dependent on the timing of project completion, with a number of projects scheduled for completion in the second half of the fiscal year, resulting in lower revenue recognition during the first half of 2025.

Gross Margin Percentage

Gross margin percentage increased slightly to 43.2% for the six months ended June 30, 2025 from 42.0% in the comparable prior-year period. The increase reflects higher revenue levels during the period while certain costs remained relatively fixed, consistent with the cost structure and margin dynamics discussed in the MD&A and reflected in the interim financial statements.

Operating Cash Flow.

Net cash used in operating activities increased to SGD (199,702) for the six months ended June 30, 2025 from SGD (151,254) for the six months ended June 30, 2024. This change is consistent with the operating cash flow trends disclosed in the interim consolidated financial statements and reflects the timing of operating expenditures relative to cash receipts during the period.

Operational Metrics.

Projects completed declined from 14 to 9 during the interim periods, consistent with the lower level of revenue recognition in the first half of 2025. Despite this decline, operational execution remained stable, with on-time project delivery at 100% and customer satisfaction scores unchanged at 4.8 out of 5. Active platform users increased from 588 to 718, reflecting continued platform adoption, while licenses issued decreased from 6 to 3, primarily reflecting timing of contract signings and renewals. Employee utilization increased modestly to 75.0%, indicating continued efficient deployment of delivery resources.

Recurring Revenue Share.

Recurring revenue share increased to 18.5% for the six months ended June 30, 2025 from 6.1% in the comparable prior-year period. This increase was primarily attributable to relatively stable maintenance and subscription revenue combined with lower total revenue during the period, consistent with the MD&A discussion regarding maintenance income generated from projects completed in prior periods.

Results of Operations

Year ended December 31, 2023 compared to year ended December 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the years indicated, both in absolute amount and as a percentage of our total revenues.

	For the Years Ended December 31,
	2023	2024
	S$	S$	US$	% of change

OPERATING REVENUES
Configuration services	945,817	1,158,516	847,984	22.5%
Hardware rental and sales	113,901	338,020	247,416	196.8%
Maintenance services	33,753	71,183	52,103	110.9%
License subscription	26,308	63,847	46,733	142.7%
Total Revenue	1,119,779	1,631,566	1,194,236	45.7%
COST OF REVENUES	(846,942)	(855,777)	(626,392)	1.0%
GROSS PROFIT	272,837	775,789	567,844	184.3%
OPERATING EXPENSES
Selling and marketing expenses	(321,023)	(380,714)	(278,666)	18.6%
General and administrative expenses	(306,172)	(465,029)	(340,381)	51.9%
LOSS FROM OPERATIONS	(354,358)	(69,954)	(51,203)	(80.3)%

(OTHER EXPENSE)/OTHER INCOME
Interest expenses	(17,087)	(16,929)	(12,391)	(0.9)%
Other income, net	103,345	61,865	45,283	(40.1)%
Loss before income tax	(268,100)	(25,018)	(18,311)	(90.7)%
Provision for income tax	(1,472)	(733)	(537)	(50.2)%
Net loss	(269,572)	(25,751)	(18,848)	(90.4)%

Operating Revenues

Our total operating revenues increased by 45.7% to S$1,631,566 (US$1,194,236) for the year ended December 31, 2024, from S$1,119,779 for the year ended December 31, 2023. The majority of our revenues were generated from the configuration services for the year ended December 31, 2023 and 2024, respectively. The overall increase in revenue across all service categories was primarily driven by enhanced marketing initiatives undertaken by our sales and marketing team, which successfully attracted new customers and encouraged existing clients to engage in system upgrades and subscribe to additional services.

	For the Years Ended December31,
	2023	2024
	S$	S$	US$	% of change
Configuration services	945,817	1,158,516	847,984	22.5%
Hardware rental and sales	113,901	338,020	247,416	196.8%
Maintenance services	33,753	71,183	52,103	110.9%
License subscription	26,308	63,847	46,733	142.7%
	1,119,779	1,631,566	1,194,236	45.7%

The Company has empowered organizations to achieve innovation and modernization through our comprehensive suite of technologies, including Digital Twins, Extended Reality (“XR”), Augmented Reality (“AR”), Virtual Reality (“VR”), and Generative AI (“GenAI”) chatbots. It currently generates most of the revenues from configuration services, which represented 84.46% and 71.01% of total revenue in the fiscal year ended December 31, 2023 and 2024 respectively. And the hardware sales and rental service revenue amounted to S$113,901 and S$338,020 (US$247,416) represented 10.17% and 20.72% of the revenue in fiscal years ended December 31, 2023 and 2024, respectively. The overall increase in revenue across all service categories was primarily driven by enhanced marketing initiatives undertaken by our sales and marketing team, which successfully attracted new customers and encouraged existing clients to engage in system upgrades and subscribe to additional services.

The following table sets forth the geographic distribution of our revenues by the geographical locations of customers for the respective years indicated:

	For the Year ended December 31,
Geographical Location of Customer	2023		2024
	Revenue S$	%	Revenue S$	%
Singapore	1,015,640	90.7	1,266,095	77.6
Vietnam	100,780	9.0	52,210	3.2
Saudi Arabia	-	-	311,629	19.1
Other Countries	3,359	0.3	1,632	0.1
Total	1,119,779	100.0%	1,631,566	100.0

Cost of revenues

Cost of revenues increased slightly by 1.0% to S$855,777 (US$626,392) for the year ended December 31, 2024, from S$846,942 in the year ended December 31, 2023. The cost of revenues primarily comprises personnel expenses (including salaries and benefits) related to software development and subscription services, as well as costs associated with maintaining software applications, procuring hardware equipment, and logistics for hardware delivery. Despite the increase in revenue, the cost of revenues remained relatively stable year-over-year. This stability is attributed to improved staff efficiency during 2024. With the core software modules already developed, less time and resources were required to configure and implement solutions for new customers, leading to greater operational efficiency in project execution

Gross profit and gross margin

Gross profit saw an increase of 184.3%, rising to S$775,789 (US$567,844) for the year ended December 31, 2024, compared to S$272,837 for the year ended December 31, 2023. Concurrently, the gross profit margin improved significantly to 47.5% from 24.4% over the same period. This substantial increase was primarily driven by higher revenue contributions from configuration services and hardware sales, coupled with improved operational efficiency. The development of core software modules reduced the time and resources required for new customer deployments, resulting in lower incremental costs. Additionally, staff productivity improvements and economies of scale in hardware procurement helped contain cost of revenues, contributing to stronger gross profitability.

Selling and marketing expenses

Selling and marketing expenses experienced a substantial increase of 18.6%, rising to S$380,714 (US$278,666) for the year ended December 31, 2024, from S$321,023 for the year ended December 31, 2023. Selling and marketing expenses consist of advertising and marketing material expenses and staff salary in the sales and marketing department. The increase was primarily due to the expansion of the sales and marketing team, as additional personnel were hired to support business growth initiatives. These newly added team members demonstrated strong performance and efficiency, contributing significantly to the company’s increased revenue through successful customer acquisition and retention efforts.

General and administrative expenses

General and administrative expenses increased by 51.9% to S$465,029 (US$340,381) for the year ended December 31, 2024, compared to S$306,172 for the year ended December 31, 2023. General and administrative expenses primarily consist of payroll and welfare costs for administrative staff and management, office-related expenses, travel expenses, professional service fees, entertainment costs, depreciation and amortization, bad debt write-offs, and other general overheads. The increase was mainly attributable to an ad hoc write-off of allowance for credit losses S$119,339 (US$87,351) and allowance for expected credit loss of S$42,782 (US$31,315) during the year, which significantly impacted the total. Excluding this item, most other administrative expenses saw a reduction, reflecting the company’s cost management efforts.

Interest expenses

Interest expenses decreased slightly by 0.9% to S$16,929 (US$12,391) for the year ended December 31, 2024, from S$17,087 for the year ended December 31, 2023. Interest expenses primarily represent interest incurred on bank borrowings. The expense remained relatively consistent year-over-year, with the slight decrease attributed to a reduction in the outstanding loan principal, resulting in a lower interest basis during the year.

Other income, net

Other income decreased by 40.1% to S$61,865 (US$45,283) for the year ended December 31, 2024, from S$103,345 for the year ended December 31, 2023. The sharp decrease was primarily due to the cessation of government grants and post-COVID-19 subsidy programs that were last received in 2023. These grants, which supported business continuity and recovery efforts during the pandemic period, were no longer available in 2024, resulting in a significant reduction in other income.

Provision for income taxes

The provision for income taxes for the year ended December 31, 2023 and 2024 were arising from the taxable income generated during the years.

Net loss

As a result of the foregoing, our net loss for the year ended December 31, 2024, was S$25,751 (US$18,848), a significant improvement from a net loss of S$269,572 for the year ended December 31, 2023. The substantial reduction in net loss was primarily driven by strong growth in revenues across all service lines, particularly in configuration services and hardware sales, which led to a significant increase in gross profit and gross margin. Despite moderate increases in selling, marketing, and administrative expenses, these were effectively managed relative to revenue growth. Additionally, interest expenses remained stable, and while there was an increase in foreign exchange loss and a one-off bad debt write-off, these were outweighed by the overall improvement in operational performance and cost efficiency

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Our use of cash was primarily related to operating activities and purchase of equipment. We have historically financed our operations primarily through our cash flow generated from our business operations and bank loan.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the existing cash, cash generated from our operations and financial support from our controlling shareholder for the next 12 months from December 31, 2024, which is also based on our management’s experience, the debt financings available and the expected proceeds obtained through the IPO.

We have strategic plans to expand our business by investment in research and development, expanding into new markets and enhancing configuration services. We plan to utilize the proceeds raised from the Company’s IPO to achieve this. Additionally, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital through offering additional shares or tapping into an appropriate capital market.

While we acknowledge that unforeseen circumstances or changes in market conditions could impact on our liquidity, we remain committed to monitoring our financial health and will take necessary actions to secure additional financing if needed.

Years ended December 31, 2023 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	Year ended December31,
	2023	2024	2024
	S$	S$	US$
Cash at beginning of the year	253,164	472,493	345,845
Net cash provided by/(used in) operating activities	54,466	(245,351)	(179,585)
Net cash used in investing activities	(8,739)	(4,239)	(3,103)
Net cash provided by (used in) financing activities	180,446	(35,640)	(26,087)
Effect of foreign currency	(6,844)	27,004	19,765
Cash at end of the year	472,493	214,267	156,835

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for payroll costs, payment project outsourcing fees, hardware costs and expenses, overhead software subscriptions and expenses, rental, and other administrative and operating expenses. Net cash used in or provided by operating activities reflects our net loss or income adjusted for depreciation of equipment, amortization of right-of-use assets and change in operating assets and liabilities items including accounts receivable, deposits, prepayments and other receivables, inventory, other payables and accrued liabilities and repayment of operating lease obligations.

Net cash used in operating activities for the year ended December 31, 2024 was S$245,351 (US$179,585), as compared to net cash provided by operating activities of S$54,466 for the year ended December 31, 2023. The turnaround of net cash used in operating activities from net cash provided by operating activities was mainly due to the decrease of other payables and accrued liabilities by S$0.9 million, decrease of accounts payable by S$0.2 million,, whilst offsetting by the increase in accounts receivables, net by S$0.5 million and increase in deposits, prepayments and other receivables of S$0.3 million, albeit to the increase of other payables and accrued liabilities by S$0.6 million, decrease in accounts receivables, net of S$0.1 million and decrease in deposits, prepayments and other receivables of S$0.3 million for the fiscal year 2023.

Investing activities

Our cash used in investing activities represented purchases of equipment.

During the year ended December 31, 2024 and 2023, we had net cash outflow from investing activities of S$4,239 (US$3,103) and S$8,739 which arose from the purchases of equipment.

Financing activities

Our cash inflows from financing activities primarily resulted from proceed from new bank loans, while cash outflows were due to repayments of bank loan.

During the year ended December 31, 2024, we had net cash used in financing activities of S$35,640 (US$ 26,087), which mainly arose from the repayment of bank loans.

During the year ended December 31, 2023, we had net cash provided by financing activities amounted to S$180,446, which was mainly a result of drawdown of a new working capital loan.

Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and finance leases, as of December 31, 2024:

	Less than 1 year	1 to 3 years	3 to 5 years	Total
	S$	S$	S$	S$	US$
Contractual Obligations:
Operating leases	49,950	-	-	49,950	36,561
Bank loans	38,503	106,303	-	144,806	105,992
Convertible loan	-	100,000	-	100,000	73,196
Total contractual obligations	88,453	206,303	-	294,756	215,749

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients and vendors

Concentration of clients

As of December 31, 2024, three clients, Company A, Company B and Company C, accounted for 50.49%, 22.90% and 16.51% of the Company’s total accounts receivable respectively. As of December 31, 2023, four clients, Company D, Company E, Company F and Company J accounted for 34.08%, 24.24%, 22.49% and 13.06% of the Company’s total accounts receivable respectively.

For the year ended December 31, 2024, four clients, Company F, Company G, Company E, and Company D accounted for 45.06%, 19.12%, 13.04% and 11.91% of the Company’s total revenues respectively. For the year ended December 31, 2023, three clients, Company H, Company I and Company J accounted for 32.63%, 13.48% and 12.68% of the Company’s total revenues respectively.

Concentration of vendors

As of December 31, 2024, the account payable for the Company is nil. As of December 31, 2023, two vendors, Company K and Company L, accounted for 55.21% and 37.20% of the Company’s total account payable respectively.

For the year ended December 31, 2024, two vendors, Company L and Company M accounted for 27.94% and 24.28% of the Company’s total purchase respectively. For the year ended December 31, 2023, three vendors, Company M, Company K and Company L accounted for 31.78%, 23.85 and 16.07% of the Company’s total purchase respectively.

Foreign currency risk

The Company is exposed to foreign currency risk arising from fluctuations in exchange rates, primarily between the Singapore Dollar (SGD) and the Vietnamese Dong (VND), due to its subsidiary operations in Vietnam. Transactions denominated in VND include professional fees office expenses, and other local operating costs incurred by the subsidiary.

As the functional currency of the Company is SGD, the results and financial position of the Vietnamese subsidiary are translated into SGD for consolidation purposes. Monetary assets and liabilities denominated in VND are remeasured at the closing exchange rate at the reporting date and resulting exchange differences are recognized in the statement of operations.

Foreign currency risk arises primarily from:

●	Translation of the subsidiary’s financial statements into SGD;

●	Settlement of intercompany balances and trade transactions denominated in VND.

To date, the Company has not entered into any foreign exchange contracts or other derivative instruments to hedge its foreign currency exposure. Management continues to monitor the Company’s currency risk exposure and may consider hedging strategies in the future should the exposure become material.

Interest rate risk

At the end of fiscal year 2024, we had an outstanding banking facility and a working capital loan from banks in Singapore. The loan and facilities carried a fixed interest rate of 7.75% per annum throughout their respective periods. We do not have an interest rate hedging policy to mitigate the risk of fluctuating interest rates. However, our management monitors interest rate exposures and assesses the Group’s position to secure new bank loans or finance leases.

Results of Operations

Six months period ended June 30, 2024, compared to six months period ended June 30, 2025

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues.

	For the Six-Month Ended June 30,
	2024	2025
	S$	S$	US$	% of change
OPERATING REVENUES
Configuration services	605,792	194,544	152,955	(67.9)%
Hardware rental and sales	141,384	19,121	15,033	(86.5)%
Maintenance services	27,340	39,890	31,362	45.9%
License subscription	21,138	8,664	6,812	(59.0)%
Total Revenue	795,654	262,219	206,162	(67.0)%
COST OF REVENUES	(461,671)	(148,997)	(117,145)	(67.7)%
GROSS PROFIT	333,983	113,222	89,017	(66.1)%
OPERATING EXPENSES
Selling and marketing expenses	(82,556)	(61,787)	(48,579)	(25.2)%
General and administrative expenses	(381,119)	(180,063)	(141,569)	(52.8)%
LOSS FROM OPERATIONS	(129,692)	(128,628)	(101,131)	(0.8)%

(OTHER EXPENSE)/OTHER INCOME
Interest expenses	(9,208)	(24,438)	(19,214)	165.4%
Other income, net	2,889	14,216	11,177	392.1%
Loss before income tax	(136,011)	(138,850)	(109,168)	2.1%
Provision for income tax	(771)	(616)	(484)	(20.1)%
Net loss	(136,782)	(139,466)	(109,652)	2.0%

Operating Revenues

Our total operating revenues decreased by 67.9% to S$194,544 (US$152,955) for the six-month period ended June 30, 2025, from S$605,792 for the six-month period ended June 30, 2024. The majority of our revenues were generated from the configuration services for the six-month period ended June 30, 2025 and 2024, respectively. The overall decrease in revenue across all service categories, except maintenance services, was primarily attributable to the timing of project completion. Most of our projects are scheduled for completion in the second half of the fiscal year, resulting in lower revenue recognition during the first half. Revenue from maintenance services, however, increased by 45.9%, from S$ 27,340 for the six-month period ended June 30, 2024, to S$ 39,890 (US$ 31,363) for the six-month period ended June 30, 2025. This growth was mainly driven by the completion of several projects in fiscal year 2024, which subsequently generated recurring maintenance income during the current period.

	For the Six Month Ended June 30,
	2024	2025
	S$	S$	US$	% of change
	(Unaudited)	(Unaudited)	(Unaudited)
Configuration services	605,792	194,544	152,955	(67.9)%
Hardware rental and sales	141,384	19,121	15,033	(86.5)%
Maintenance services	27,340	39,890	31,363	45.9%
License subscription	21,138	8,664	6,811	(59.0)%
	795,654	262,219	206,162	(67.0)%

The Company has empowered organizations to achieve innovation and modernization through our comprehensive suite of technologies, including Digital Twins, Extended Reality (“XR”), Augmented Reality (“AR”), Virtual Reality (“VR”), and Generative AI (“GenAI”) chatbots. It currently generates most of the revenues from configuration services, amounted S$ 605,792 and S$ 194,544 (US$ 152,955), which represented 76.1% and 74.2% of total revenue in the six-month period ended June 30, 2024 and 2025 respectively. And the hardware sales and rental service revenue amounted to S$141,384 and S$19,121 (US$15,033) represented 17.8% and 7.3% of the revenue in six-month period ended June 30, 2024 and 2025, respectively. The maintenance services revenue amounted to S$27,340 and S$ 39,890 (US$ 31,363) represented 3.4% and 15.2% of the revenue in six-month periods ended June 30, 2024 and 2025, respectively. This growth was mainly driven by the completion of several projects in fiscal year 2024, which subsequently generated recurring maintenance income during the current period. The license subscription revenue amounted to S$ 21,138 and S$ 8,664 (US$ 6,811 represented 2.7% and 3.3% of the revenue in six-month period ended June 30, 2024 and 2025, respectively.

The following table sets forth the geographic distribution of our revenues by the geographical locations of customers for the respective periods indicated:

	For the Six Months ended June 30,
	2024		2025
Geographical Location of Customer	Revenue		Revenue
	S$	%	S$	%
Singapore	445,715	56.0	242,369	92.4
Vietnam	37,157	4.7	14,437	5.5
Saudi Arabia	311,892	39.2	-	-
Other Countries	890	0.1	5,413	2.1
Total	795,654	100.0	262,219	100.0

Cost of revenues

Cost of revenues decreased by 67.7% to S$148,997 (US$117,145) for the six-month period ended June 30, 2025, from S$461,671 for the six-month period ended June 30, 2024. The cost of revenues primarily comprises personnel expenses (including salaries and benefits) related to software development and subscription services, as well as costs associated with maintaining software applications, procuring hardware equipment, and logistics for hardware delivery. The decrease in cost of revenues was mainly attributable to the decline in total revenue during the six-month period ended June 30, 2025, as fewer projects reached completion in the current period. As the reduction in cost of revenues was proportionate to the decrease in total revenue, this indicates that the Company has maintained effective cost control measures and operational efficiency, ensuring that its cost structure remains aligned with revenue fluctuations.

Gross profit and gross margin

Gross profit saw a decrease of 66.1%, to S$113,222 (US$89,018) for the six-month period ended June 30, 2025, compared to S$333,983 for the six-month period ended June 30, 2024. Concurrently, the gross profit margin improved slightly to 43.2% from 42.0% over the same period. This decrease in gross profit was primarily due to fewer project completion in current period. However, the slight increase in gross profit margin further emphasis on effective cost control measures and operational efficiency. The development of core software modules reduced the time and resources required for new customer deployments, resulting in lower incremental costs. Additionally, staff productivity improvements and economies of scale in hardware procurement helped contain cost of revenues, contributing to stronger gross profitability.

Selling and marketing expenses

Selling and marketing expenses experienced a decrease of 25.2%, to S$61,787 (US$48,579) for six-month period ended June 30, 2025, from S$82,556 for the six-month period ended June 30, 2024. Selling and marketing expenses consist of advertising and marketing material expenses and staff salary in the sales and marketing department. The decrease was due to cost-cutting measures and reduction in marketing personnel in the six-month period ended June 30, 2025.

General and administrative expenses

General and administrative expenses decreased by 52.8% to S$180,063 (US$141,569) for the six-month period ended June 30, 2025, compared to S$381,119 for the six-month period ended June 30, 2024. General and administrative expenses primarily consist of payroll and welfare costs for administrative staff and management, office-related expenses, travel expenses, professional service fees, entertainment costs, depreciation and amortization, bad debt write-offs, and other general overheads. The decrease was mainly attributable to in the six-month period ended June 30, 2024 there were ad hoc write-off of allowance for credit losses S$119,339 (US$93,827) and reduction of S$ 35,292 (US$ 27,747) for payroll of general administrative staff, which significantly impacted the total administrative expenses. Excluding this item, most other administrative expenses saw a reduction, reflecting the company’s cost management efforts.

Interest expenses

Interest expenses increased by 165.4% to S$24,438 (US$19,214) for the six-month period ended June 30, 2025, from S$9,208 for the six-month period ended June 30, 2024. Interest expenses primarily represent interest incurred on bank borrowings and the accrued interest for the convertible loan. The increase mainly due to S$15,521 (US$12,203) accrued interest for the convertible loan for the six-month period ended June 30, 2025.

Other income, net

Other income increased by 392.1% to S$14,216 (US$11,177) for the six-month period ended June 30, 2025, from S$2,889 for the six-month period ended June 30, 2024. The increase was primarily due to the increase of government grant and unrealized currency gain.

Provision for income taxes

The provision for income taxes for the six-month periods ended June 30, 2025 and 2024 were arising from the taxable income generated during the periods for the taxable income arising from operation in Vietnam.

Net loss

As a result of the foregoing, our net loss for the six-month periods ended June 30, 2025 was S$139,466 (US$109,652), representing a slight increase compared to a net loss of S$136,782 for the six-month period ended June 30, 2024. Although total revenue decreased substantially during the current period, our net loss remained relatively consistent, as the gross profit margin was maintained at a similar level. The stability of the net loss despite the lower revenue was primarily due to reductions in general and administrative expenses and marketing expenses, which partially offset the decline in revenue. However, these operating expenses continued to contribute to the overall net loss position of the Company.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Our use of cash was primarily related to operating activities and purchase of equipment. We have historically financed our operations primarily through our cash flow generated from our business operations and bank loan.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the existing cash, cash generated from our operations and financial support from our controlling shareholder for the next 12 months from June 30, 2025, which is also based on our management’s experience, the debt financings available and the expected proceeds obtained through the IPO.

We have strategic plans to expand our business by investment in research and development, expanding into new markets and enhancing configuration services. We plan to utilize the proceeds raised from the Company’s IPO to achieve this. Additionally, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital through offering additional shares or tapping into an appropriate capital market.

While we acknowledge that unforeseen circumstances or changes in market conditions could impact on our liquidity, we remain committed to monitoring our financial health and will take necessary actions to secure additional financing if needed.

Six months periods ended June 30, 2024 and 2025

The following table sets forth a summary of our cash flows information for the years indicated:

	For the Six Months ended June 30,
	2024	2025	2025
	S$	S$	US$
Cash at beginning of the year	472,493	214,267	168,462
Net cash used in operating activities	(151,254)	(517,555)	(406,914)
Net cash used in investing activities	(2,186)	(2,017)	(1,586)
Net cash (used in)/provided by financing activities	(17,476)	220,589	173,432
Effect of foreign currency	(3,340)	(23,604)	(18,558)
Cash at end of the year	298,237	209,533	164,740

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for payroll costs, payment project outsourcing fees, hardware costs and expenses, overhead software subscriptions and expenses, rental, and other administrative and operating expenses. Net cash used in or provided by operating activities reflects our net loss or income adjusted for depreciation of equipment, amortization of right-of-use assets and change in operating assets and liabilities items including accounts receivable, deposits, prepayments and other receivables, inventory, other payables and accrued liabilities and repayment of operating lease obligations.

Net cash used in operating activities for the six-month period ended June 30, 2025 was S$517,555 (US$406,914), as compared to net cash used in operating activities of S$151,254 for the six-month period ended June 30, 2024. The increase of net cash used in operating activities was mainly due to the increase of trade receivable by S$390,350 (US$306,903), increase of other receivable by S$268,407 (US$211,208), whilst offsetting by the increase in other payable, net by S$ 244,963 (US$192,595).

Investing activities

Our cash used in investing activities represented purchases of equipment.

During the six-month period ended June 30, 2025, we had net cash outflow from investing activities of S$2,017 (US$1,586) which arose from the purchases of equipment.

During the six-month period ended June 30, 2024, we had net cash outflow from investing activities of S$2,186 which arose from the purchases of equipment.

Financing activities

Our cash inflows from financing activities primarily resulted from proceed from new bank loans, while cash outflows were due to repayments of bank loan.

During the six-month period ended June 30, 2025, we had net cash provided in financing activities of S$220,589 (US$173,432), which mainly arose from the proceed of convertible loan S$400,000 (US$314,490) and proceed of bank loan S$150,000 (US$117,933).

During the six-month period ended June 30, 2024, we had net cash used in financing activities amounted to S$17,476, which was mainly a repayment of bank loans.

Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and finance leases, as of June 30, 2025:

	Less than 1 year	1 to 3 years	3 to 5 years	Total
	S$	S$	S$	S$	US$
Contractual Obligations:
Operating leases	24,164	-	-	24,164	18,998
Bank loans	74,282	193,446	-	267,728	210,495
Convertible loan	-	515,521	-	515,521	405,316
Total contractual obligations	98,446	708,967	-	807,413	634,809

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentration of credit risk consist primarily of cash and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients and vendors

Concentration of clients

As of June 30, 2025, three   clients, Company A, Company B and Company K accounted for 30.2%, 11.9%, and 29.1% of the Company’s total accounts receivable respectively. As of December 31, 2024, three clients, Company Q, Company R and Company N, accounted for 50.49%, 22.90% and 16.51% of the Company’s total accounts receivable respectively.

For the six-month period ended June 30, 2025, three clients, Company A, Company B and Company C, accounted for 41.9%, 16.5% and 11.0% of the Company’s total revenues respectively. For the six-month period ended June 30, 2024, three clients, Company D, Company E and Company F, accounted for 39.2%, 24.4% and 19.0% of the Company’s total revenues respectively.

Concentration of vendors

As of June 30, 2025, one vendor, Company M accounted for 59.7% of the Company’s total account payable. As of December 31, 2024, the account payable for the Company is nil.

For the six-month period ended June 30, 2025, one vendor, Company G, accounted for 26.1% of the Company’s total purchase. For the six-month period ended June 30, 2024, four vendors, Company A, Company G, Company I and Company J accounted for 31.9%, 24.6%, 20.2% and 13.0% of the Company’s total purchase respectively.

Critical Accounting Policies, Judgments and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue recognition

Effective July 1, 2019, we adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for the reporting period beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under our historic accounting under ASC Topic 605. Our accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to our consolidated financial statements.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with clients, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

We applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. We do not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, we limit the amount of revenue recognized to the amounts for which it has the right to bill our clients.

For the year ended December 31, 2024 and 2023, we derives its revenues from three sources: (1) revenue from Configuration services, (2) revenue from license subscription, (3) revenue from maintenance services, and (4) revenue from Hardware rental and sales. All of the Company’s contracts with clients do not contain cancelable and refund-type provisions

(1) Configuration Services

Revenue from Configuration Services

The contract is typically fixed priced and does not provide any post-contract client support or upgrades. The Company customize and configure their AI suite and AI application based on clients’ specific needs which require the Company to perform services including design, development, A.I. analytics, and integration, based on the components of Optimal Enterprise AI suite of offerings. Upon delivery of the services, client acceptance is generally required. The Company assesses that software development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

The Company’s configuration service revenues are generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term, and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from configuration service contracts is generally recognized at point in time as the Company’s performance obligation has completed and the control is transferred to the Company’s clients. The Company uses an output method based on completion of performance obligation as the Company believes that this method most accurately reflects the Company’s revenue recognition base on satisfaction of the performance obligation, which usually takes less than one year.

In certain configuration service arrangements, the Company sells equipment customized and integrated with the developed software. The Company assesses the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2) License subscription

Revenue from License subscription

Revenue from license subscription and maintenance is primarily comprised of fixed-fee contracts, which require the Company to provide product licensing services with their AI suite and AI application over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and technical support services contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits of such services as provided.

(3) Maintenance services

Revenue from Maintenance services

Revenue from maintenance services is primarily comprised of fixed-fee contracts, which require the Company to provide support and maintenance services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or yearly basis over the contract term, which is typically 1 to 12 months. maintenance services contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits of such services as provided.

(4) Hardware rental and sales

Revenue from Hardware rental and sales

The Company engages in rental and sale of VR/AR hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes hardware sale revenue at a time when the control of products is transferred to clients. The Company typically enters into a rental agreement with its client where the rights of the parties, including rental period, payment terms, are identified and rental fees to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of refund exists in the agreement. The Company’s performance obligation is to deliver products according to the agreement specifications and period. The Company recognizes the rental of hardware revenue over the rental period as client receive and consume benefit of such services as provided.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Practical Expedient and Exemptions

We do not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

New accounting standards

See the discussion of the recent accounting pronouncements contained in Note 2 “Summary of significant accounting policies - Recently issued accounting pronouncements” to the consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We are not exposed to fair value interest rate risk as our bank loans are with fixed interest rates. As the Group’s policy is to maintain borrowings primarily at fixed rates, the Group is not significantly exposed to cash flow interest rate risk arising from fluctuations in market interest rates.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Group monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

Management monitors the Company’s liquidity position regularly.

Foreign Exchange Risk

While our reporting currency and combined revenues are denominated in the U.S. dollar, most of our operating expenses are denominated in Singapore Dollar. As a result, we are exposed to foreign exchange risk as our operating expense may be affected by fluctuations in the exchange rate between the U.S. dollar and the Singapore Dollar. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

OUR CORPORATE HISTORY AND STRUCTURE

Corporate History

Optimal AI Limited, the issuer in this offering, was incorporated under the laws of the Cayman Islands on June 27, 2025. As of the date of this prospectus, the Company owns 100% of Optimal AI Pte. Ltd. (“Optimal AI”), a Singapore intermediate holding company with no business operations that was incorporated on July 13, 2024, which in turn holds 51% of Hiverlab Singapore. Hiverlab Singapore holds 100% of Hiverlab Vietnam Co., Ltd. (“Hiverlab Vietnam”).

We were founded in 2014 with the incorporation of Hiverlab Singapore. Hiverlab drives digital transformation with emerging technologies to redefine human machine interactions for a transparent world. The Company delivers practical, high-impact enterprise A.I. technologies such as digital twin, Video A.I., generative A.I. and more, that help businesses across different industries like healthcare, manufacturing, logistics and financial services to unlock new levels of operational efficiency, improve decision-making, and drive sustainable growth.

Hiverlab Singapore and its subsidiaries

Hiverlab Singapore, incorporated in Singapore on February 18, 2014: As our primary operating subsidiary, it develops and deploys immersive communication and training solutions using XR, spatial computing, and AI technologies. It provides enterprise software and cloud-based platforms (e.g., Hiverlab AI) for creating, managing, and distributing interactive 3D and VR content. Additional activities include professional services such as system integration, digital transformation consulting, and content development for clients in industries like logistics, manufacturing, and education. It also conducts R&D on proprietary immersive and AI-assisted tools, including integration of open-source AI models. Hiverlab Singapore generates more than 95% of our total revenue for the six months ended June 30, 2025 through software licensing, project services, and enterprise contracts, which is material.

The Company indirectly holds 51% of Hiverlab Singapore. On September 30, 2024, Optimal Investments Limited (“OIL”) and Mr. Jiang Shutao, then shareholders of Hiverlab Singapore, entered into share swap agreements with Optimal AI. Pursuant to these agreements, OIL transferred its 17.96% interest and Mr. Jiang transferred a 33.04% interest in Hiverlab Singapore to Optimal AI. In consideration, Optimal AI allotted and issued 18,549,998 ordinary shares (representing 74.2% of Optimal AI) to OIL and 6,200,000 ordinary shares (representing 24.8% of Optimal AI) to Mr. Jiang. Upon completion of the share swap, Optimal AI became the holder of 51% of the shareholding interest in Hiverlab Singapore, which is now our indirectly owned subsidiary. Prior to the share swap, OIL and Mr. Jiang jointly controlled Hiverlab Singapore pursuant to a concert party deed.

Hiverlab Singapore is governed by a small board of directors, and to enhance oversight, Mr. Lai Kee Chwee, our director and Chief Executive Officer, will be joining the board of directors of Hiverlab Singapore upon completion of this offering. The management team of Hiverlab Singapore is led by Mr. Jiang Shutao, our director and Chief Technology Officer, as Chief Executive Officer, responsible for strategic leadership and overall operations, and Ms. Yuan Yi as Chief Operating Officer, who oversees daily business management and staff supervision. Hiverlab Singapore operates with a lean workforce of fewer than 10 employees, enabling close oversight by its leadership team and agile decision-making. The Company exercises operational and management control over Hiverlab Singapore primarily through its 51% shareholding, which grants it majority voting rights. This control is further reinforced by active board representation and participation in key corporate decisions. Additionally, Hiverlab Singapore regularly provides financial and operational reports to our management to ensure alignment with the Company’s overall strategic objectives.

Hiverlab Singapore’s minority shareholders own 49% of the company. These minority shareholders include: (i) Mr. Jiang Shutao, our director and Chief Technology Officer; (ii) the spouse of Mr. Jiang Shutao; (iii) Ms. Yuan Yi, the Chief Operating Officer of Hiverlab Singapore; (iv) Hiverlab Employee Holding LLP (10.1%), a trust-like entity established to manage shares under the employee share option scheme company for staff options; and (v) a private investor. Among the minority shareholders, Mr. Jiang Shutao and Ms. Yuan Yi are affiliates of the Company.

Hiverlab International, incorporated in Singapore on November 18, 2022: We used to conduct our operations through Hiverlab International, a subsidiary of Hiverlab Singapore. This subsidiary had been dormant with no ongoing activities or revenue generation. As part of our corporate reorganization, on December 23, 2025, Hiverlab Singapore entered into a share transfer agreement with Mr. Jiang Shutao, our Director and Chief Technology Officer, to transfer all outstanding shares of Hiverlab International for a consideration of S$100 to Mr. Jiang Shutao (the “Disposition”). Following the Disposition, Hiverlab International is no longer owned by the Company.

Hiverlab Vietnam, incorporated in Vietnam on March 30, 2021: This subsidiary primarily sells hardware, with a focus on Microsoft HoloLens devices. Future plans include operating it as an engineering and production hub. It generates less than 5% of our total revenue for the six months ended June 30, 2025 solely from hardware sales.

Constitution of Hiverlab Singapore

Objects of Hiverlab Singapore

Under the Companies Act 2001 of Singapore (the “Singapore Companies Act”) and Hiverlab Singapore’s constitution, subject to the provisions of the Singapore Companies Act and any other written law and the constitution of Hiverlab Singapore (“Hiverlab Constitution”) has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and for the purposes of the foregoing, full rights, powers and privileges.

Voting Rights

Each ordinary share is entitled to one vote per share. Voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy and representing not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. On a poll, each holder of ordinary shares who is present in person or by proxy or by attorney or in the case of a corporation, by a representative, has one vote for each ordinary share which he holds or represents. Proxies need not be shareholders. There are no limitations imposed by the Hiverlab Constitution on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Hiverlab Constitution governing the ownership threshold above which shareholder ownership must be disclosed.

Capitalization and Other Rights

The board of directors of Hiverlab Singapore may, with the approval of its shareholders at a general meeting, capitalize any reserves or profits and distribute them as dividends in proportion to their shareholdings, on condition that it is not paid in cash but be applied either: (i) towards paying up unpaid amounts on existing shares; or (ii) in paying up in full unissued shares/debentures to be allotted/distributed and credited as fully paid up, or partly both, in accordance with the Hiverlab Constitution.

General Meetings of the Shareholders of Hiverlab Singapore

Under the Singapore Companies Act, Hiverlab Singapore is required to hold an annual general meeting of shareholders within six months from the end of its financial year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of shareholders representing not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting. In addition, two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) in Hiverlab Singapore may call a meeting of shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak and vote on any resolution put before the general meeting. Unless otherwise required by law or by the Hiverlab Constitution, voting on resolutions put forth at general meetings is by ordinary resolution, passed by a simple majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, which is passed by a majority of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to the constitution, a change of corporate name and a reduction in the share capital.

Written notice of at least 21 days shall be given for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Unless excluded under the Singapore Companies Act, an annual general meeting of a company, an extraordinary general meeting of a company, a statutory general meeting of a company, a general meeting of an amalgamating company mentioned in section 215C or 215D of the Singapore Companies Act, a meeting of a class of members of a company, a meeting order by the Singapore Court under section 182 of the Singapore Companies Act and a meeting of creditors, members of a company, holders of units of shares of a company, or a class of such persons, ordered by the Singapore Court under section 210 of the Singapore Companies Act may be held (i) at a physical place; (ii) at a physical place and using virtual meeting technology; or (iii) using virtual meeting technology only. Under the Singapore Companies Act, “virtual meeting technology” means any technology that allows a person to participate in a meeting without being physically present at the place of meeting.

Minority Rights

The rights of minority shareholders of Singapore companies are protected under section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any member or holder of a debenture of a company, as they think fit to remedy any of the following situations:

1.	the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the members, shareholders or debenture holders, including the applicant; or

2.	a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the members or debenture holders, including the applicant.

Singapore courts have a wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. If the Singapore courts are of the opinion that, upon an application under Section 216 of the Singapore Companies Act, either of the grounds set out above is established, the Singapore courts may, with a view to bringing to an end or remedying the matters complained of, make such order as it thinks fit and, without prejudice to the generality of the foregoing, the order may:

1.	direct or prohibit any act or cancel or modify any transaction or resolution;

2.	regulate the conduct of the affairs of the company in the future;

3.	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

4.	provide for the purchase of shares of the company by the other shareholders of the company or by the company itself and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

5.	provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration in the name and on behalf of the company or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Acquisition of IntentAI

Since 2025, Optimal AI has been holding 14.36% equity stake in IntentAI Pte. Ltd. (formerly known as Emo Technologies Pte. Ltd.) (“IntentAI”), a Singapore company that was incorporated on October 2, 2018. IntentAI specializes in providing AI Chatbot solutions for enterprises in the financial and healthcare sectors. It provides a SaaS platform with AI-driven natural language processing to train chatbots for accurate customer intent recognition. The Company acquired the 14.36% equity interest of IntentAI on February 20, 2025, from Optimal Investments Limited for a consideration of S$475,020, which was settled through the issuance of shares of Optimal AI, our Singapore intermediate holding company. IntentAI’s management team consists of Manuel Ho, the Chief Executive Officer and director; Hon-Wai Chia, the Chief Technology Officer and director; and Jude Tan, the Chief Commercial Officer. Approximately 60% of IntentAI is owned by its staff and management, with the remainder held by a Singapore’s research institute and individual minority shareholders. Mr. Lai Kee Chwee, our Chairman, Director of the Board and Chief Executive Officer, served as a director of IntentAI but was not involved in the formation, day-to-day management, or daily operations of IntentAI and is not currently engaged in its management or operations. Mr. Lai first became involved with IntentAI through OIL, which invests in innovative technology companies. In 2023, he identified IntentAI’s generative AI solutions, developed in collaboration with Singapore’s government innovation institute, as having strong industry potential. Following OIL’s investment, Mr. Lai joined IntentAI’s board to support customer development. While Mr. Lai was a director of IntentAI at the time negotiations for the share swap were occurring, he abstained from IntentAI’s board approval of the share swap agreement to avoid any conflict of interest. Mr. Lai resigned from his position as a director of IntentAI effective December 31, 2025.

As of now, our products do not integrate IntentAI’s technology; however, we recognizes potential synergies and plans to explore opportunities for integrating IntentAI’s technologies into our Optimal Enterprise AI suite of solutions. There are currently no signed agreements or options to acquire additional shares in IntentAI.

Convertible Loan Agreements

Our subsidiary, Optimal AI, entered into eight separate convertible loan agreements in 2025 (the “Convertible Loan Agreements”) with eight third-party lenders (the “Lenders” as part of its pre-IPO fundraising, seeking an aggregate proceeds of approximately SGD 1,200,000. Under the Convertible Loan Agreements, SGD 100,000 was raised and drawn down in 2024 and SGD 900,000 in 2025. Since the beginning of 2026, an additional SGD 80,000 has been drawn, and the total amount of convertible loans issued to date is SGD 1,080,000.

Under the terms of the Convertible Loan Agreements, the outstanding principal amount provided by the Lenders is initially interest-free and will automatically convert into Class A Ordinary Shares upon the completion of this offering. The conversion price per share is fixed at USD 2.00, which, based on an estimated USD and SGD exchange rate of 1.3, will result in the issuance of 384,615 Class A Ordinary Shares upon the automatic conversion of the SGD 1,000,000 principal amount. The conversion price of US$2.00 per share represents an estimated 50% discount to the estimated offering price of US$4.00 per share.

If the Company completes a trade sale prior to maturity, the outstanding principal amount is repayable to the Lenders using a formula based on the principal outstanding and a 50% discount rate applied. In the event that neither a public offering nor a trade sale occurs by the maturity date which is two years from the initial drawdown date, the loan becomes repayable in full along with interest accruing from that date forward at an annual rate of 10%, calculated based on a 365-day year. The Lenders have agreed to customary lock-up restrictions, prohibiting them from selling or transferring 50% of the shares acquired through the conversion for a period of 180 days following the closing of this offering. The Convertible Loan Agreement also specifies events of default, including but not limited to insolvency or other similar proceedings, which could trigger immediate repayment obligations.

Relationships among Optimal Investments Limited (“OIL”), Mr. Lai Kee Chweeand Optimal Investments Group Pte Ltd (“OIG”)

(1)	Optimal Investments Limited as a Shareholder of the Company

OIL is a significant shareholder of our Company, holding more than 30% of our outstanding shares. Mr. Lai Kee Chwee, our Chairman, Director of the Board, Chief Executive Officer, and founder of our Group, holds a 31% ownership interest in OIL. The remaining 69% of OIL is owned collectively by approximately 30 minority shareholders, each holding less than 10% of OIL. None of these shareholders are related to Mr. Lai, and all are passive investors with no involvement in the management or operations of OIL. OIL does not engage in any business operations and functions solely as a long-term investment vehicle.

(2)	Overview of Optimal Investments Group

OIG is an investment holding company and a venture capital fund manager established in June 2020. Mr. Lai Kee Chwee holds a 50% ownership interest in OIG and previously served as its Chief Executive Officer from June 2020 to April 2025. OIG manages a fund known as Optimal Investments VCC (the “OIG Fund”), which invests in 5 portfolio companies across industries distinct from the business of our Group. These industries include food technology, medical research and therapies, pet care, and Internet of Things. We believe the businesses of these portfolio companies do not conflict with our business.

(3)	Relationship among OIL, OIG, and Mr. Lai Kee Chwee

Mr. Lai holds a 31% interest in OIL.

Mr. Lai also holds a 50% ownership interest in OIG and previously served as its Chief Executive Officer from June 2020 to April 2025.

OIL is an investment holding company and holds shares in the Company, a 17% minority stake in OIG Fund, and a 3% stake in UnaBiz. It does not have any other investments.

OIL and OIG are related through OIL’s minority investment in OIG Fund. OIL does not exercise operational control over OIG, and its role is limited to passive investment.

Corporate Structure

This is an offering of the Class A Ordinary Shares of Optimal AI Limited, a Cayman Islands exempted company with limited liability, which is a holding company with no material operations of our own. We conduct our operations through our Singapore and Vietnam operating subsidiaries.

Because we are incorporated under the laws of Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections titled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Our subsidiaries will remain the same prior to and after this Offering. The chart below illustrates our corporate structure and identifies our subsidiaries (i) prior our Group’s initial public offering and (ii) after our Group’s initial public offering:

(i)	After the reorganization but prior to completion of this offering:

(ii)	Upon completion of this offering (and reflects automatic conversion of the loans pursuant to the Convertible Loan Agreements):

Our Controlling Shareholder currently, directly and indirectly, owns 38.30% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, representing approximately 72.90% of our total voting power, and, upon consummation of this Offering, our Controlling Shareholder will continue to own 33.42% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, which represents approximately 68.51% of the total voting power of our outstanding Ordinary Shares (or approximately 67.98% of the total voting power of our outstanding Ordinary Shares if the Underwriter’s option to purchase additional Shares is exercised in full). See “Risk Factors—Risks Related to Our Corporate Structure.”

INDUSTRY OVERVIEW

We operate at the intersection of several high-growth technology sectors, including spatial intelligence, Digital Twin technology, augmented reality, virtual reality, mixed reality, cloud computing, system integrations, and data visualization. These fields are driving digital transformation by enabling businesses to analyze spatial data, create virtual replicas of physical assets, and deliver immersive experiences.

Spatial Computing and Intelligence

Spatial intelligence, often linked to spatial computing, involves technologies that process and interact with spatial data, enabling machines to understand and manipulate physical environments. Spatial computing integrates AR, VR, MR, and AI to create immersive and interactive experiences. According to the report titled “Spatial Computing Market Size, Share, and Trends 2025 to 2034”, published by Precedence Research on July 24, 2024, the global spatial computing market size was USD 122.92 billion in 2023, calculated at USD 149.59 billion in 2024, and is expected to reach around USD 1,066.13 billion by 2034. While the global market is expanding at a compound annual growth rate (“CAGR”) of 21.7% over the forecast period from 2024 to 2034, Asia Pacific is expected to expand at a CAGR of 22.2%. This growth is fueled by advancements in AI, IoT, and the increasing adoption of AR/VR in gaming, education, healthcare, and enterprise applications. For example, spatial computing enables virtual training simulations for surgeons or immersive learning environments for students, enhancing engagement and outcomes.

Digital Twin Market

Digital twin technology creates virtual replicas of physical assets, systems, or processes, allowing real-time monitoring, simulation, and optimization. Digital twin technology enables businesses to cut costs and boost revenue by enhancing process efficiency, driven by factors like social media, cloud computing, and automation. Advanced technologies, including IoT, AI, RPA, cloud computing, and big data analytics, are fueling market growth. IoT facilitates device communication without human intervention, exchanging critical data to support digital twin applications. Industries like healthcare, automotive, and manufacturing are adopting digital twins to virtually test products, such as packaging machines or HVAC components, before deployment, improving decision-making. The rising demand for automation across sectors is expected to drive significant market expansion. The global digital twin market is experiencing explosive growth. According to the market analysis report title “Digital Twin Market (2025 - 2030)” published by Grand View Research published in April 2025, the Digital Twin market size is expected to reach US$155.8 billion by 2030, registering a CAGR of 34.2% from 2025 to 2030. The digital twin market in Asia Pacific is expected to register the highest CAGR of 36.6% from 2025 to 2030. This market growth can be attributed to rising digital infrastructure, increasing manufacturing output, and improving technological adoption. Several end-user companies are focusing on deploying digital twin solutions to optimize their operational processes and supply chains to recover financial losses.

Geospatial Industry

The geospatial industry encompasses technologies such as Geographic Information Systems (GIS), remote sensing, global navigation satellite systems (GNSS), and location-based services. These tools collect, analyze, and visualize spatial data to support decision-making across various sectors. According to a report titled “Global Geospatial Market Research Report Information by Type, By Technology, By End-User, And By Region - Forecast Till 2032” published by Market Research Future on August 2, 2024, the geospatial market was valued at USD 96.26 billion in 2023 and is projected to grow to USD 211.54 billion by 2032, with a CAGR of 9.1% from 2024 to 2032. The growth is driven by increasing demand for location-based services, urban planning, transportation, agriculture, and disaster management. For instance, GIS enables organizations to optimize operations by visualizing spatial data, such as mapping flood-prone areas for disaster preparedness or optimizing delivery routes for logistics companies. The integration of AI and IoT has revolutionized geospatial analytics by enabling real-time processing of vast spatial data from IoT devices, sensors, and satellites. AI algorithms, including machine learning and deep learning, uncover patterns and trends, providing deeper insights for applications like supply chain logistics, environmental monitoring, and disaster management. This synergy enhances predictive accuracy, allowing organizations to forecast events such as traffic congestion using historical and real-time data, optimizing traffic flow and infrastructure planning. Additionally, AI-driven geospatial analytics supports proactive decision-making by detecting anomalies and risks, enabling preemptive actions. For example, in the energy sector, it monitors infrastructure like pipelines, identifying potential failures to prevent costly disruptions.

Global Artificial Intelligence Market

A report titled “Artificial Intelligence Market Size, Share & Industry Analysis, By Component (Hardware, Software, Services), By Deployment (On-premise & Cloud), By Enterprise Type (Large, Small & Medium-sized Enterprises), By Function (Human Resources, Marketing & Sales, Product/Service Deployment, Service Operation, Risk, Supply-chain Management), By Technology (Machine Learning, Natural Language Processing, Computer Vision), By Industry (Healthcare, Automotive, Retail, BFSI, Manufacturing, Agriculture) & Regional Forecast, 2025 – 2032” published by Fortune Business Insights and lasted updated in December 2025 highlighted that the global AI market size was valued at US$233.46 billion in 2024 and is projected to grow to US$1.77 trillion by 2032, exhibiting a CAGR of 29.2% during the forecast period. This extraordinary growth is fueled by companies turning to AI to analyze their data for making informed decisions and governments worldwide investing in AI research and development. Asia Pacific is estimated to witness the highest CAGR during the forecast period with the largest contributor being the India market.

BUSINESS

Overview

Optimal AI Limited, which currently operates through its Singapore subsidiary and brand name “Hiverlab” since 2014, is an integrated Enterprise A.I. solutions provider focused on enabling digital transformation for the enterprises of tomorrow. Headquartered in Singapore, our mission is to deliver practical, high-impact enterprise A.I. technologies that help businesses across different industries like healthcare, manufacturing, logistics and financial services to unlock new levels of operational efficiency, improve decision-making, and drive sustainable growth. The Company’s flagship product, “Optimal Enterprise AI”, is a collective suite of technology solution designed to address the diverse needs of modern business for clients. “Hiverlab AI”, an end-to-end integrated A.I. technology stack operating under the Hiverlab brand, is a subset of Optimal Enterprise AI. It comprises customized and configurable purpose-built technologies like spatial digital twin and video A.I., elevating and accelerating the client’s digital journey.

With plans to incorporate a wider array of frontier Enterprise A.I. technologies under our ecosystem product offering “Optimal Enterprise AI”, we remain committed to building scalable and adaptable systems that can be integrated seamlessly into our solution platform to meet the evolving demands of the modern business landscape. Optimal AI is the next-generation technology powerhouse that offers enterprises a compelling opportunity to intersect artificial intelligence with enterprise innovation, positioning them at the forefront of A.I.-driven business transformation.

Our businesses extend to Vietnam and Saudi Arabia. In Vietnam, we sell Microsoft HoloLens devices to customers, with all sales conducted by employees based in our Singapore office rather than through third parties. In 2024, we were engaged by NEOM, Saudi Arabia’s planned arcology and smart city project, to develop a Digital Twin designed to optimize complex hotel configurations with advanced automation. We do not maintain employees or offices in either Vietnam or Saudi Arabia, although we have established a subsidiary in Vietnam, namely Hiverlab Vietnam. We hold no assets in Saudi Arabia, and our only assets in Vietnam consist of a limited inventory of Microsoft HoloLens devices stored in a third-party facility.

Our Corporate Vision and Mission

We envision a future where emerging technologies like spatial immersive tech, Digital Twins, and artificial intelligence will redefine human interactions and drive sustainable growth. Our vision is to introduce A.I. to transform legacy companies into super-charged enterprises of the future.

Our mission is to create a connected, transparent world by building next-generation digital infrastructure that empowers organizations and communities across industries such as logistics, automation, supply chain, and smart cities. We are also dedicated to empowering traditional brick-and-mortar companies to enhance operational efficiency, foster inclusivity, and build advanced digital ecosystems that drive exponential growth and sustainability.

Our Products and Services

In the overarching Optimal AI product offering, our company provides an enterprise-centric solution called “Optimal Enterprise AI” purpose-built to meet the needs of various industry verticals and enable digital transformation to supercharge companies for the future. At present, under Optimal Enterprise AI, it comprises Hiverlab AI – an ecosystem solution offering by Hiverlab – leveraging digital twin and spatial camera technology solutions “SpatialWork” and “CloudExpo” and bespoke A.I.-developed solutions for asset owners to unlock new growth opportunities.

Our platforms leverage A.I. technology extensively to enhance functionality, efficiency, and user experience. Here are some commonly used A.I. features:

Firstly, Gaussian Splatting is utilized within certain projects to generate high-quality 3D environments, enabling the creation of immersive and realistic visual experiences. To elaborate, the integration of Gaussian Splatting A.I. allows for efficient real-time rendering of 3D scenes. By managing the blending of multiple Gaussian splats, A.I.-driven algorithms can produce high-quality visualizations quickly, which is essential for interactive applications. Our platform and products are compatible with Gaussian Splatting solutions. This method allows for the efficient rendering of complex scenes, making it particularly useful in applications such as architectural visualization, reducing the time needed for high-quality 3D creation, sometimes by 75%.

Meanwhile, AI agents are employed to retrieve and analyze information from multi-modal databases, ensuring fast and accurate data extraction. We deploy language agents to translate human language input into SQL database queries, and compute the calculation the users ask for in real-time, coupled with a verification process to ensure A.I.’s thinking process accuracy. This helps to achieve up to 80% reduction in the amount of time spent on data searching, contributing to faster response time in operational settings.

In addition, A.I.-powered video analytics is integrated into selected projects to analyze security camera feeds, providing insights like anomaly detection and activity monitoring. For example, we deployed video analytics at customers’ warehouses to monitor and improve space utilization rate and loading bay utilization rate, and monitor human activities to ensure safety. The analytics output are displayed on the AI-powered Spatial Digital Twin frontend.

While some non-core functionalities, such as bespoke video analytics modules, may involve the use of publicly available open-source code repositories (e.g., GitHub), these components are integrated, customized, and rigorously tested under our proprietary framework to meet stringent product, performance, and security requirements. Our core AI technology is developed and maintained internally, ensuring full control over its scalability, security, and innovation. Open-source tools function as supportive utilities rather than critical dependencies, and we do not rely on third-party AI providers for any aspect of the operation or development of our platforms.

A. SpatialWork – Comprehensive Digital Twin Solutions

SpatialWork, an A.I. powered Digital Twin creator, is our flagship platform, designed to simplify the creation of Digital Twins—virtual replicas of physical assets. It allows users to build 3D models quickly and creatively, using a low/no-code interface that does not require advanced technical skills allowing for rapid integration, real-time data visualization, and predictive A.I. analytics. Hosted on both cloud and on-premise systems, it offers flexibility and security for diverse business needs. Through our secure client portal, users can effortlessly upload, host, and manage Digital Twin content, ensuring seamless integration into their workflows.

The platform streamlines operations by automating Digital Twin creation, integrating real-time data, and providing A.I.-driven insights. It supports industries like manufacturing and logistics by enabling real-time monitoring, asset tracking, and immersive AR experiences, helping businesses improve decision-making and efficiency. SpatialWork offers tools like high-fidelity 3D rendering, instant 2D-to-3D conversions, real-time IoT data integration, A.I. analytics, and AR projections. These features empower users to create, monitor, and optimize Digital Twins for various applications, from facility design to operational oversight.

Core Capabilities and Features

Intuitive Design and Creation Tools

SpatialWork’s low/no-code interface allows users with minimal technical expertise to design and customize Digital Twins, reducing development time and barriers to entry. The platform’s plug-and-play functionality ensures quick integration into existing systems, enabling rapid deployment. The Gaussian Splatting Runtime Editor, a sophisticated tool, facilitates high-fidelity rendering by allowing users to upload and edit multiple Gaussian Splats—3D graphical elements that enhance the realism and interactivity of Digital Twins—within a single environment. Additionally, SpatialWork supports seamless conversion of 2D floor plans into 3D files, enabling the creation of detailed 3D layouts for facilities like manufacturing plants and warehouses. BIM, a digital process that uses digital representations of physical and functional building characteristics to manage information throughout the building’s lifecycle, is compatible with SpatialWork too. The platform also transforms video footage into immersive 3D spaces, bridging the gap between real-world and digital environments in moments.

Automation and Real-Time Data Integration

SpatialWork automates the creation of Digital Twins, minimizing manual effort and accelerating project timelines. It integrates real-time IoT data, mapping and visualizing sensor inputs to provide dynamic insights into asset performance and environmental conditions. The platform also incorporates live CCTV feeds into Digital Twins, enabling real-time monitoring for enhanced security and situational awareness. Real-time location services allow precise tracking of moving assets, optimizing resource management in dynamic settings like warehouses or logistics hubs.

A.I.-Powered Analytics and Interaction

An intelligent A.I. assistant enhances user interaction by enabling natural language queries across text, speech, and visual data streams, facilitating seamless exploration of Digital Twin data and interaction with connected systems. The motion analytics library leverages A.I.-powered motion tracking to analyze patterns and optimize activities in real time, driving operational efficiency and informed decision-making. These features empower businesses to extract actionable insights from their Digital Twins, improving productivity and strategic outcomes.

Immersive Augmented Reality Integration

SpatialWork’s AR precision positioning, supported by an integrated immersive Software Development Kit (SDK), allows users to project Digital Twins into augmented reality environments for precise on-site applications, such as maintenance, training, or facility planning. This capability enhances the practical utility of Digital Twins by enabling real-world interaction with virtual models, improving accuracy and user engagement.

Case Studies

Streamlining Warehouse Planning – DB Schenker

We partnered with DB Schenker in 2021, a global logistics company, to address inefficiencies in warehouse planning. In collaboration with DB Schenker, SpatialWork revolutionized warehouse planning by replacing traditional, inefficient methods with interactive 3D Digital Twins built using Unity (a third-party game development engine and platform that provides a robust environment for building interactive 3D and 2D content and rendering realistic graphics), transforming 2D floor plans or other data sources into interactive, high-fidelity virtual models. These Digital Twins provide a realistic representation of warehouse layouts, including shelving, equipment, and workflow paths, allowing managers to visualize and test configurations virtually. These virtual models, enhanced through integration with Microsoft’s Hololens (a mixed reality headset), allow stakeholders to explore and modify warehouse layouts in real time via immersive AR experiences. SpatialWork further addresses the challenge of siloed operational data by integrating live data streams from IoT sensors, CCTV feeds, and other warehouse systems into a centralized control center, providing live insights into key performance indicators. SpatialWork offers a mobile-friendly solution, enabling on-the-go access to live data. SpatialWork’s AI-driven tools—like a smart assistant and motion analytics—offer personalized recommendations and workflow optimizations, ultimately streamlining warehouse operations and improving efficiency.

SpatialWork enables real-time item tracking by integrating live data from IoT sensors and other sources into 3D Digital Twins.

Immersive experiences via Hololens allowed engineers to interact intuitively with live data.

Optimizing Urban Development – The Line, a conceptual linear smart city in NEOM, Saudi Arabia

In 2024, we were engaged by NEOM, Saudi Arabia’s arcology and planned city, to develop a Digital Twin for optimizing complex hotel setups with advanced automation, including robotic and lift systems. In partnership with NEOM’s The Line project, SpatialWork developed a high-speed 3D Digital Twin to optimize hotel setups within the futuristic smart city, enabling precise planning, automation, and resource efficiency. Built using a Python-based simulation engine and Unity, the Digital Twin ran simulations 60 times faster than real-time, allowing millions of “what-if” scenarios to be tested and design bottlenecks to be identified early—resulting in significant cost savings. By integrating with robotic management systems and backend tools, the platform optimized lift and robot task allocation, improved traffic flow, and supported real-time operational decision-making. The intuitive interface and visual features empowered stakeholders to make fast, data-driven choices, ultimately supporting NEOM’s goal of sustainable, automated urban development.

3D indoor rendering with a transparent internal view, visualizing simulated robot pathway data.

The blue lines represent the robot data mapping pathways within SpatialWork.

Enhancing Smart Infrastructure – a Government Agency in Singapore

In 2019, we collaborated with the Government Technology Agency of Singapore, a key driver of Singapore’s Smart Nation initiative, to optimize smart lamp post data management. In this project, SpatialWork developed a Digital Twin solution to optimize the management of smart lamp post infrastructure, which generates extensive environmental and traffic data. By transforming raw data into interactive 3D models and integrating real-time sensor and camera feeds, the platform provided the client with spatial context for enhanced monitoring and decision-making. The AI assistant and motion analytics enabled predictive maintenance by identifying potential failures and congestion trends, reducing downtime and operational costs. Cloud-based architecture ensured reliable performance at scale, ultimately improving efficiency, supporting rapid urban management decisions, and advancing Singapore’s Smart Nation goals.

SpatialWork monitors the situation of smart lamp posts by integrating real-time data from environmental sensors, such as temperature and pollutant concentrations, into a dynamic 3D Digital Twin.

SpatialWork enables users to access real-time CCTV feeds from smart lamp posts within its 3D Digital Twin environment.

Revenue Model of SpatialWork

SpatialWork is priced differently based on the size and requirements of the business, allowing scalability on-demand and enabling accessibility. The Company offers (1) Discovery Plan – 3-month free trial, (2) Pro Plan – $799 per month, billed annually, and (3) Enterprise Plan – customized pricing with flexible payment terms. Most of our paying customers are enterprises, with revenue from customization and annual recurring maintenance fees.

●	The Discovery Plan is ideal for new users looking to explore the platform’s capabilities without financial commitment. This plan includes one seat, one project, 1GB of hosting storage, and access to the Client Portal and learning materials, with creator and admin privileges. Notably, no credit card is required to activate the trial, making it a low-risk entry point for businesses to test Digital Twin creation.

●	The Pro Plan offers enhanced functionalities, which supports up to 10 projects with web display access and provides 50GB of hosting storage. It includes Hiverlab watermark removal for a professional presentation and integrates with Immersal VPS (Visual Positioning System), enabling precise spatial mapping for more immersive experiences. Additionally, the Pro Plan offers ticketed support, allowing users to submit inquiries for prompt assistance from SpatialWork’s support team, ensuring smooth project execution.

●	The Enterprise Plan is built for larger organizations with complex needs, clocking unlimited projects, 100GB of hosting storage, A.I.-powered services for advanced Digital Twin applications, and dedicated team support to ensure personalized assistance. The Enterprise Plan accounts for one-time set-up and deployment cost, coupled with a recurring user license maintenance fee charged annually.

B. CloudExpo – Virtual Engagement with Immersive 360° Experiences

CloudExpo is a cutting-edge, web-based virtual experience platform designed to create immersive 360° environments that redefine how businesses and organizations engage with their audiences. Leveraging advanced spatial camera technology called VR360, CloudExpo enables users to craft interactive virtual tours and experiences, making it an ideal solution for industries such as real estate, tourism, education, and enterprise marketing and communications, to enable multi-user engagement to enhance presentations and captivate audiences.

Sample project of an enterprise created on CloudExpo

●	Real Estate sector: CloudExpo provides detailed, interactive virtual property tours that enhance the buying experience and reduce the need for physical visits.

●	Tourism sector: CloudExpo enables virtual explorations of destinations, allowing travelers to preview locations and attractions before planning their trips.

●	Education sector: CloudExpo creates engaging learning environments where students can interactively explore historical sites, scientific phenomena, or artistic exhibits.

●	Enterprise training marketing and communications: CloudExpo redefines corporate presentations by turning traditional formats into captivating, interactive experiences accessible across any device, positioning itself as a transformative tool for businesses seeking to enhance engagement and streamline operations through virtual experiences.

CloudExpo delivers valuable data-driven insights of visitor behavior by displaying these analytics on a dashboard for businesses to track and modify their strategies to better engage their end audience. With analytics embedded in our platform, we can optimize virtual experiences for maximum impact. Security is a cornerstone of CloudExpo’s enterprise-focused design. The platform employs enterprise-grade security measures, including CREST-certified vulnerability assessments and penetration testing, to ensure the safety of sensitive data.

Core Capabilities and Features

CloudExpo distinguishes itself through its low/no-code platform, which allows users to build immersive virtual spaces effortlessly. Through intuitive web-based tools, users can integrate 3D elements, creating detailed and engaging environments without requiring advanced technical skills. The platform supports a wide array of interactive features, including:

●	Live Tours and Multi-User Interaction: Host real-time virtual tours with multiple participants, fostering collaboration and engagement across teams or audiences.

●	Collaborative Features: Enhance teamwork with cloud-based tools that enable simultaneous interaction via text, audio, and visual channels.

●	Dynamic Content Integration: Embed media such as videos, images, and text, along with interactive hotspots that guide viewers to take specific actions, such as exploring environments or making purchases.

●	Scene Transitions and 3D Scene Builder: Create seamless transitions between scenes and construct complex 3D environments using the 3D Scene Uploader.

●	Advanced Technologies: Utilize the Gaussian Splatting 3D Tour Creator for highly interactive 3D tours with six degrees of freedom, allowing exploration in any direction.

●	Text Editor and Host Feature: Add text for guidance or presentations and incorporate pre-recorded footage for educational tours.

●	Drag-and-Drop Functionality: Simplify content creation with intuitive drag-and-drop tools, while offering advanced customization options for experienced users.

Case Studies

Redefining Product Engagement – Epson 360 Showroom

In 2022, Epson, a global leader in printing and imaging solutions, faced a challenge in showcasing its innovative products to international clients. Traditional product catalogs and static online galleries were insufficient to convey the full functionality and quality of devices like projectors and printers. To address this, Epson partnered with us to develop the Epson 360 Showroom using CloudExpo’s advanced VR360 technology, a fully immersive virtual environment that addressed the limitations of traditional product showcases by enabling clients to interact with high-resolution 3D models of printers and projectors. Using CloudExpo’s low/no-code VR360 platform, Epson created a navigable showroom enriched with interactive hotspots and real-time demonstrations, effectively conveying product functionality and quality. This digital approach expanded global reach, reduced the need for physical showrooms, and cut associated costs. Additionally, built-in analytics provided insights into customer behavior, enabling data-driven marketing strategies and more targeted engagement with international clients.

CloudExpo enables businesses to embed videos within virtual tours, effectively showcasing the functions and features of each product to enhance audience engagement.

Preserving Cultural Heritage – Rediscovering Famagusta

In 2021, in collaboration with Professor Michael J.K. Walsh from Nanyang Technological University, the “Rediscovering Famagusta” project used CloudExpo’s VR360 technology to digitally preserve and showcase the historic architecture of Famagusta, including the medieval church of St. Anne. By creating an interactive 3D model enriched with educational hotspots, the project made Cyprus’s cultural heritage globally accessible, especially for those unable to visit in person. CloudExpo’s low/no-code platform enabled seamless integration of academic research into an immersive virtual experience, supporting both historical preservation and education. This technology not only safeguarded fragile sites from physical deterioration but also expanded public engagement and awareness of cultural heritage.

CloudExpo enables users to embed detailed information about historic structures within immersive virtual tours, showcasing their architectural features and introducing their historical significance.

Revenue Model of CloudExpo

CloudExpo offers four pricing plans: (1) Free Plan – 3-month free trial, (2) Basic Plan – $17.50 per month, billed annually or $21 per month, billed monthly, (3) Pro Plan – $108 per month, billed annually or $129 per month, billed monthly, and (4) Enterprise Plan – customized pricing with flexible payment terms.

●	The Free Plan allows users to explore the platform with up to three projects and 1GB of hosting storage. This plan is ideal for businesses or individuals testing CloudExpo’s capabilities, requiring only a CloudExpo account to access the Client Portal and begin building immersive experiences.

●	The Basic Plan supports up to three projects and offers 3GB of hosting storage, catering to small businesses or teams with moderate needs.

●	The Pro Plan provides unlimited projects and 100GB of hosting storage. This plan includes access to advanced features like the analytics dashboard, enabling businesses to track audience engagement and refine their virtual tours based on data-driven insights.

●	The Enterprise Plan supports large organizations with complex requirements, offering unlimited projects, unlimited hosting storage, and customized pricing and solutions.

C. Bespoke Spatial XR Technological Solutions

Our bespoke spatial XR technological solutions segment focuses on delivering immersive experiences through XR, encompassing AR, VR, and MR. This business segment leverages our expertise in spatial computing, 3D modeling, and real-time data analytics to create tailored, innovative solutions for clients across industries such as tourism, retail, hospitality, and public engagement. By integrating advanced XR technologies with real-world environments, we craft experiences that enhance user engagement, drive commercial value, and foster meaningful connections. These solutions are designed to be scalable, user-friendly, and seamlessly integrated with physical spaces, ensuring accessibility and impact for diverse audiences. From large-scale public attractions to digital campaigns, our bespoke XR offerings redefine how organizations engage with their stakeholders, blending technology, storytelling, and data-driven design to create memorable and impactful experiences.

Case Studies

Jewel-rassic Quest at Jewel Changi Airport

To elevate visitor engagement and reinforce its status as a premier lifestyle destination, in 2021       Jewel Changi Airport, a globally renowned lifestyle hub in Singapore, launched the “Jewel-rassic Quest,” a large-scale, immersive AR experience developed in partnership with a multidisciplinary team, including us. Spanning five floors and featuring over 50 interactive dinosaur animations, the project seamlessly integrated AR with Jewel’s iconic biophilic architecture using real-world scanning and marker-based technology. This hybrid reality adventure enriched visitor experiences through gamified learning, educational content, and interactive features. A data-driven approach optimized visitor flow and accessibility, while AI-powered analytics enhanced navigation and boosted retail and dining value. The project set a new benchmark for immersive attractions, increasing visitor satisfaction and encouraging repeat visits.

Revenue Model of our Bespoke Spatial XR Technological Solutions

The pricing structure for client projects is tailored to diverse verticals such as manufacturing, warehousing, facility management, and exhibitions, with a detailed rate card outlining services, products, and hardware rentals. Services include project management, creative management, 3D & animation, UI/UX design, solution and enterprise architecture, software engineering (front-end, back-end, and data), and maintenance engineering, with costs ranging from $2,200 to $10,000 per person per month, depending on the project scope and commitment period. For instance, 3D and animation projects are priced based on Hiverlab’s media library templates, with an average rate of SGD 200–300 per second for 3D and video, while customized solutions like UI/UX for spatial XR or digital twin (DT) projects cost between $4,500 and $6,000 per month. Ad-hoc man-day rates are offered at $500 per half-day or $800–$1,200 per day for specific customer requests, and discounts may be applied for strategic accounts based on business development discretion.

Product offerings include subscriptions for off-the-shelf solutions like CloudExpo ($1,080 per license per year or $108 per month) and SpatialWork ($1,000 per month), with customized versions of these subscriptions priced at $1,500 per year or month, including maintenance and security checks. Hardware rentals, such as Oculus Quest VR headsets ($60 per set per day) and AR tablets ($100 per set per day), come with complimentary accessories like headphones and charging cables, though customers are responsible for compensating losses for damaged or missing items. For overseas projects, additional costs for transportation, accommodation, per diem, and insurance are included, and WiFi provision is typically the client’s responsibility unless otherwise specified.

Pricing is generally calculated at a minimum of cost multiplied by 1.35, unless the client is a key strategic account, and internal discussions are encouraged when quoting to ensure accuracy. Delivery fees may apply for hardware rentals if not collected from Hiverlab’s office, and specific terms, such as device preparation, may incur additional ad-hoc charges. The rate card emphasizes flexibility in scoping projects, particularly by leveraging Hiverlab’s media library templates to manage customer expectations and regulate demand, ensuring cost efficiency and clarity in project deliverables.

Our Competitive Strengths

Our extensive knowledge and connections in the Asia Pacific region enable us to deliver tailored solutions that address local market needs effectively.

We believe our profound knowledge of the Asia Pacific market and its technological and business landscape sets us apart as a trusted partner in the region. We have successfully executed different projects for clients from Singapore, Vietnam, Taiwan, Saudi Arabia, Cambodia, Malaysia, India, etc. We have developed extensive connections that allow us to navigate the complexities of these dynamic markets, from regulatory environments to cultural nuances. This regional expertise enables us to tailor our solutions to meet the specific demands of enterprise clients across diverse industries, ensuring relevance and maximizing impact. By staying attuned to market trends and leveraging our regional network, we deliver solutions that resonate with local and regional stakeholders, fostering trust and driving adoption.

Our A.I.-powered SpatialWork platform creates spatial digital twins, enhancing efficiency and reducing costs for diverse industry applications.

At the core of our offerings is a suite of proprietary technology products and solutions focused on spatial intelligence and spatial computing. Our flagship product, SpatialWork, is an A.I.-powered platform designed to create spatial digital twins, enabling businesses to build immersive virtual environments with ease. This platform streamlines processes and reduces operational costs for end users by providing tools to create digital twins for applications such as virtual property tours, training simulations, and educational modules. By integrating advanced A.I. capabilities, SpatialWork empowers organizations to enhance efficiency, improve decision-making, and deliver engaging experiences to their audiences. Our commitment to developing cutting-edge solutions ensures that we remain a competitive player in the spatial computing space, delivering measurable value to our clients.

Our expert team, skilled in emerging technologies and industry processes, drives innovative solutions aligned with client needs.

Our success is driven by a multidisciplinary team of experts who bring extensive experience in emerging technologies and business processes within our focused industries. Our founder and leader of our technology team, Mr. Jiang Shutao, has 23 years of experience in InfoComm Engineering. Our tech advisor, Frank Guan, has 20 years of experience in Extended Reality, A.I, Computational Imaging and Computer Graphics. This team is well-versed in areas such as artificial intelligence, robotics, and spatial computing, allowing us to tackle complex challenges with innovative and integrated solutions. Their deep understanding of industry-specific workflows ensures that our offerings are not only technologically advanced but also practical and aligned with client needs. By fostering a culture of continuous learning and collaboration, we maintain our position at the forefront of technological innovation, delivering solutions that are both forward-thinking and actionable.

We have worked closely with leading innovators in robotics and hardware, including ROS2 and OpenRMF, to deliver advanced, seamlessly integrated solutions.

We have worked closely with leading innovators that span critical technology domains, including data capture hardware, display hardware, robotics, automation, network services, and consulting. Our collaborations with leading players in ROS2 (Robot Operating System 2) and OpenRMF (Open Robotics Middleware Framework) enhance our ability to integrate advanced robotics and automation capabilities into our solutions. ROS2, a widely adopted framework for building robot applications, provides flexible tools for developing robust robotic systems, while OpenRMF, an open-source robotics middleware framework, facilitates seamless integration and management of robotic processes. Working with these innovators enables us to deliver comprehensive, end-to-end solutions that combine spatial computing with cutting-edge robotics, ensuring our clients benefit from the latest advancements in technology.

Our client base across industries fosters recurring opportunities, supporting continuous innovation and growth.

Our existing customer base of reputable enterprises is a testament to our commitment to delivering high-quality, reliable solutions. By fostering long-term relationships with our clients, we have built a foundation of trust that translates into recurring business opportunities. This foundation of trust with our enterprise customers is further strengthened by our comprehensive maintenance component, which ensures ongoing support and system reliability. This service delivers annual recurring income, providing a stable revenue stream while reinforcing our commitment to long-term client success and operational excellence. This customer base spans multiple industries, providing us with valuable feedback that drives continuous improvement and innovation.

Our Business Strategies and Future Plans

We plan to scale up sales and marketing efforts to expand our A.I. solutions across Asia Pacific markets.

While firmly established in Singapore, our ambition is to become the leading A.I. powerhouse for enterprises across the Asia Pacific region. In the near term, we will focus on penetrating Vietnam, Indonesia, and Malaysia as initial markets due to their proximity to Singapore. In the longer term, we aim to expand into Japan, Australia, Hong Kong, and South Korea. Our go-to-market strategy will involve establishing direct sales teams in these regions or leveraging distributorships and global strategic partnerships to effectively deploy our solutions, ensuring robust market entry and sustained growth.

We will pursue strategic acquisitions and investments to strengthen our market position and capabilities.

The Company is committed to pursuing strategic inorganic growth opportunities, including acquisitions and targeted investments, to enhance our portfolio of A.I. solutions tailored to diverse industry needs. We plan to deepen investments in existing portfolio companies and explore acquisitions of firms offering complementary services in new markets, driving innovation and expanding our regional presence. For example, we plan to increase our stake in IntentAI Pte. Ltd., where we currently hold a 13% equity interest, with the intent to become the majority shareholder, and by investing in IoT service providers specializing in solution design, manufacturing, connectivity, and data platform services. As at the date of this prospectus, the Company has not identified any target or entered into any agreements for acquisition.

We aim to diversify our product portfolio and strengthen our technology and intellectual property assets.

To reduce dependence on our primary revenue stream from a single product, we aim to diversify our portfolio by integrating a broad spectrum of A.I. technologies across our portfolio companies. This will be supported by a robust intellectual property strategy, encompassing both in-house development and strategic acquisitions. This approach will enable us to expand our product offerings, more effectively meet client needs, and solidify our position as a leader in the A.I. industry.

Our Major Customers

Our A.I. solutions cater to a wide range of industries, including logistics, manufacturing, built environment, medical health, smart city initiatives, and critical infrastructure. This broad reach underscores our ability to address complex challenges with tailored, innovative technologies that meet the unique needs of enterprises worldwide.

For the six months ended June 30, 2025, we had 3 customers that accounted for 10% or more of our total revenues. 3 customers, Customer A, Customer B and Customer C accounted for 41.9%, 16.5% and 11.0%, respectively, of our total revenues for the six months ended June 30, 2025.

For the year ended December 31, 2024, we had 4 customers that accounted for 10% or more of our total revenues. These 4 customers were Company F, Company G, Company E and Company D, which accounted for 45.06%, 19.12%, 13.04% and 11.91%, respectively, of our total revenues for the year ended December 31, 2024.

For the year ended December 31, 2023, we had 3 customers that accounted for 10% or more of our total revenues. These 3 customers were Company H, Company I and Company J, which accounted for 32.63%, 13.48% and 12.68%, respectively, of our total revenues for the year ended December 31, 2023.

During the six months ended June 30, 2025 and the years ended December 31, 2023 and 2024, none of our customers is a related-party of our Group.

We are not substantially dependent on agreements with any customers. Any unforeseen circumstances affecting the business of any customers are not expected to have a material impact on our operations or financial condition.

Our Major Vendors

Our system and platform infrastructure are designed in-house and are primarily hosted on Microsoft Azure for public access to our SaaS offerings. Microsoft Azure, one of the most widely used cloud platforms for enterprise solutions, supports our data storage, processing, and hosting needs. This allows us to deliver secure, reliable, and scalable services to our customers.

We depends on Microsoft Azure for the continued availability and performance of our platform. Any disruption, outage, or termination of Azure services could have an adverse effect on our operations. However, we do not consider ourselves to be substantially dependent on our relationship with Microsoft Azure. Our subscription to Microsoft Azure is on standard, commercially available terms and does not involve a negotiated written agreement. To mitigate risks, we have implemented redundancy measures, maintain backup protocols, and design our systems to be portable across major cloud service providers if necessary. These measures are in place to ensure the stability and continuity of our services. As a result, we believe that we could transition our infrastructure to alternative providers without material disruption to our business.

For the six months ended June 30, 2025 and the years ended December 31, 2024 and December 31, 2023, we had no suppliers that accounted for 10% or more of our total cost of revenues.

During the years ended December 31, 2023 and 2024, none of our suppliers is a related-party of our Group.

Sales and Marketing

Our sales and marketing strategy focuses on expanding our reach across various sectors, such as logistics, manufacturing, built environment, medical health, and smart city, while segmenting by company size (multi-national corporations and small and medium-sized enterprises), use cases (such as spatial digital twins and XR experiences), and geographic regions (developed and developing countries). We drive growth through a mix of in-house sales teams, third-party business development representatives, and other technology providers, and collaborators in XR, A.I., IoT, and telecommunications companies. Our approach emphasizes recurring revenue from existing clients, inbound marketing via our website and social media, referrals, cold emailing, and participation in trade shows to showcase innovative technologies.

To support our growth, we have established material partnerships with several third-party partners, including channel partners, resellers, OEMs, and system integrators:

1.	Telecommunications Partners: We collaborate with telcos, such as Singtel, who introduce our AR, MR, and Digital Twin Enterprise solutions to their corporate customers. As part of Singtel’s 5G Partner Ecosystem, we leverage their extensive network to showcase and scale our solutions for enterprise clients.

2.	Zebra Technologies: We are a Zebra Partner, enabling us to benefit from Zebra’s expertise in barcode scanners, RFID solutions, and data-capturing devices. Zebra introduces suitable leads to us, allowing us to integrate our solutions with their devices to deliver comprehensive enterprise offerings.

3.	IoT Collaboration with UnaBiz: We have signed agreements with UnaBiz, a global IoT solutions provider specializing in facility management, utilities, and asset tracking verticals. UnaBiz provides IoT sensors and networks that complement our digital twin infrastructure and dashboarding software, enabling a seamless go-to-market strategy to deliver integrated solutions for our clients.

4.	Technology Ecosystem Partnerships: We are part of the partner ecosystems of Meta (as an Independent Software Vendor (ISV)) and NVIDIA through their inception program). These partnerships allow us to access the latest updates in their technologies for testing and development. Our future plans include leveraging these relationships to scale our products and solutions globally.

Currently, we have a Lead Marketing Strategist that oversees market research, brand management, digital marketing, content creation, lead generation, and event marketing, and a Business Lead who manages client relationships, sales strategy, customer relationship management, product demonstrations, deal negotiations, and customer feedback.

Our Pricing Policy and Strategy

Our pricing strategy is structured to ensure competitiveness and profitability. We base our pricing on the following key factors:

●	Cost structure: We assess internal operating costs to set prices that maintain profitability while ensuring affordability for our customers.

●	Competitive benchmarking: We regularly compare our pricing with industry peers to offer attractive and competitive rates.

●	Customer needs and return on investment: We tailor pricing models to match customer segments’ purchasing power, usage patterns, and expected return on investment.

Quality Control

On a day-to-day management basis, our project managers are responsible for checking that our employees have complied with our procedures and guidelines regarding workplace safety and quality control during the course of the work on site. In the event that there are complaints from our customers, our project managers will typically rectify any such issues immediately. Given that our current services largely involve internal stakeholders and enterprise working professionals only, our Directors believe that complaints from customers or members of the public are limited in our field of work.

That said, in the event that a written complaint is received, we will record the feedback and detail any remedial/corrective steps taken and forward the same to the responsible operations manager. Depending on the nature of the feedback and/or complaint - whether it is related to quality of services or other environmental, health or safety issues, the project manager shall decide on the appropriate responses or follow-up measures to take, oversee their implementation and follow up with the customer accordingly.

Our subsidiaries have won multiple awards representing the highest standards in the sector, such as the RICS Awards 2021: Innovation Award Winner (SEA), and the Frost & Sullivan 2018 Singapore Mixed Reality Tech Innovation Award. Our subsidiaries are also looking to obtain ISO 27001 and/or SOC2 accreditations in relation to our quality management and OH&S systems in the future.

Research and Development

We invest substantial resources in research and development to improve our technology and find better ways to integrate our platform with new capabilities or features for our end users. We spent approximately S$0.06 million, S$0.40 million and S$0.31 million in technology development for the six months ended June 30, 2025 and the years ended December 31, 2023 and 2024, respectively.

Our research and development team is headed by Christopher William, who is a specialist in media technologies, and assisted by Dillon Loh, who is the senior software engineer (AI / Robotics).

Seasonality

The nature of our business does not appear to be affected by seasonal variations. We may experience fluctuations in demand due to heightened or weakened economic conditions and geopolitical events in areas where we operate.

Competition

The digital twin and spatial intelligence market in the Asia Pacific is experiencing rapid growth, driven by increasing adoption across industries and supportive government initiatives like Singapore’s Smart Nation program. Within this dynamic and competitive landscape, we face intense competition from a diverse range of players, including direct providers of digital twin and spatial intelligence solutions, diversified technology companies offering adjacent technologies, and solution providers in the broader AI space. This competition poses challenges to our results of operations, client retention, and market share.

In the Asia Pacific region, we face competition from local and regional players, particularly in our home market of Singapore, where startups are developing digital twin technologies tailored to specific industries such as aviation, waste management, and construction. As we plan to expand into markets like Vietnam, Indonesia, Malaysia, Japan, Australia, Hong Kong, and South Korea, we may encounter additional competitors, including established firms and emerging startups focusing on digital twins and spatial intelligence in these regions. For instance, China and Japan are significant markets with rapid digital twin adoption in manufacturing, automotive, and smart city initiatives, driven by advanced IT infrastructure and government support. These regional players may have localized expertise or partnerships that challenge our expansion efforts.

We also compete with global industry leaders who provide comprehensive digital twin platforms tailored to sectors like architecture, engineering, construction, and geospatial applications. These companies leverage their established market presence, extensive resources, and robust ecosystems to deliver scalable and specialized solutions, which may attract clients in industries we plan to target. For example, Bentley Systems focuses on infrastructure digital twins, while Esri emphasizes geospatial data integration, both of which overlap with our offerings. The strong brand recognition and larger customer bases of these competitors could make it challenging for us to compete on scale, pricing, or market penetration.

Additionally, diversified technology providers like Microsoft (Azure Digital Twins), Amazon Web Services (AWS IoT TwinMaker), Google Cloud, IBM, and Siemens offer digital twin solutions as part of their broader cloud and AI platforms. These companies benefit from their ability to bundle digital twin capabilities with other services, such as cloud computing, IoT, and AI analytics, creating integrated technology stacks that appeal to clients seeking all-in-one solutions. This bundling strategy may draw customers away from specialized providers like us, particularly multinational corporations or enterprises prioritizing seamless integration with existing systems. The extensive resources and global reach of these tech giants further intensify competition, as they can invest heavily in research and development, marketing, and sales to capture market share.

The competitive environment presents several challenges for us. Intense competition may exert downward pressure on pricing, reducing profit margins and impacting financial performance. Competitors with greater resources may outpace us in research and development, enabling them to offer more advanced or feature-rich solutions that could attract our clients. Additionally, diversified tech providers’ ability to offer integrated solutions may reduce client stickiness, as customers may prefer comprehensive platforms over our specialized offerings. This could lead to difficulties in retaining existing clients or acquiring new ones.

To counter these challenges, we will focus on differentiating our offerings through unique features, superior customer service, and tailored solutions for target industries. To strengthen our competitive position, we are actively engaging with key technology providers and ecosystem players in XR, AI, IoT, and telecommunications. Specifically, our Vietnam subsidiary has secured an authorized devices reseller agreement with Microsoft, granting us the non-exclusive right to resell Microsoft’s mixed reality products in Vietnam. Additionally, our participation in Nvidia’s Inception Program provides us with access to cutting-edge resources and expertise, further enhancing our ability to deliver innovative A.I. solutions. These strategic relationships, combined with our engagement with other industry leaders, enable us to expand our technological capabilities and market reach. Additionally, we believe our planned acquisitions and investments, such as increasing our stake in IntentAI Pte. Ltd. and investing in IoT service providers, could help expand our capabilities and market reach, countering competitive pressures.

Insurance

Our Group maintains medical insurance policies that cover outpatient, hospitalization, surgical and dental, personal accident insurance for our employees.

The above insurance policies are reviewed annually to ensure that our Group has sufficient insurance coverage. Our Directors believe that we have adequate insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties and assets as and when the need arises.

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. The Company primarily relies on copyrights, trademarks, and confidentiality procedures to safeguard its intellectual property, as it currently does not hold any registered patents or other formal intellectual property registrations. All intellectual property is presently managed by Hiverlab Singapore.

The Company maintains copyright protection through measures such as employment agreements, source code stored on open-source platforms, company engagement agreements, and copyright notices displayed on affiliated companies’ websites.

We have two registered domains, Optimalai.com.sg and Hiverlab.com. The information contained on this website is not a part of this prospectus.

Employees

As of June 30, 2025, we had a workforce of 8 employees who are located in Singapore. The following table sets forth the number of our employees as of June 30, 2025 by function:

	Number	% of Total
Management	1	12.5%
Technology	3	37.5%
Finance, Accounting, Human Resource and Operations	2	25%
Sales and Marketing	2	25%
Total	8	100%

Our success depends on our ability to attract, retain and motivate qualified employees that share our values. We place great emphasis on our corporate culture to ensure that we maintain consistently high standards where we operate. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

We provide training to new sales and marketing employees with no experience in the marine fuels industry working in the sales and marketing department.

We enter into standard labor contracts and confidentiality agreements with our employees.

Properties

Our principal place of business is located at 1008 Toa Payoh North #04-12/14/15, Singapore 318996, where we lease approximately 207.4 square meters of office space. As at the date of this prospectus, we do not own any real property and currently lease one property from third parties:

Lessee	Location	Term of Lease	Usage
Hiverlab Pte. Ltd.	1008 Toa Payoh North #04-12/14/15, Singapore 318996	December 16, 2022 to December 15, 2025	Office

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. The Company is and has not been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

REGULATIONS

As our material business operations are conducted in Singapore, we are subject to the relevant laws and regulations of Singapore and may be affected by policies which may be introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies, below.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore

Regulations on Employment

Employment Act 1968 of Singapore (“EA 1968”)

The EA 1968 covers every employee who is under a contract of service with an employer and includes a workman (as defined under the EA 1968), subject to exceptions. The definition of “employee” under the EA 1968 does not extend to, among others, freelance contractors who have entered into a contract for service. Accordingly, freelance contractors would not be considered as employees of our Group. The EA 1968 prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave (Sections 88A and 89 of the EA 1968 respectively); (ii) paid public holidays (Section 88 of the EA 1968); (iii) statutory protection against wrongful dismissal (Section 14 of the EA 1968); (iv) provision of key employment terms in writing (Section 95A of the EA 1968); and (v) statutory maternity leave and childcare leave benefits (Sections 76 and Section 87A of the EA 1968 respectively).

A workman is defined under Section 2 of the EA 1968 as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any artisan or apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

The main employment provisions of the EA 1968, which includes public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except domestic workers, seafarers and those who are covered separately.

In addition to the main employment provisions of the EA 1968, Part 4 of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part 4”). However, such Part 4 provisions only apply to: (a) workmen earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen or a person employed in a managerial or an executive position) earning basic monthly salaries of not more than S$2,600. An employer who breaches any provision of Part 4 of the EA 1968 is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the EA 1968 and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, over time rate of pay, types of leave and other medical benefits.

Employment of Foreign Manpower Act 1990 of Singapore (“EFMA 1990”)

The employment of foreign employees in Singapore is governed by EFMA 1990 and is regulated by the Ministry of Manpower of Singapore (“MOM”).

Pursuant to Section 5 of the EFMA 1990, no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA 1990 is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

The work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$5,600 (in all sectors except the financial services sector) and at least S$6,200 (in the financial services sector), with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) are eligible for an employment pass. The qualifying salaries increase for older and more experienced candidates. From 1 September 2023, in addition to meeting qualifying salary, employment pass candidates must also pass a points-based Complementarity Assessment Framework (“COMPASS”). From 1 September 2023, new applications for mid-level skilled staff earning a fixed monthly salary of at least S$3,150 (in all sectors except the financial services) and $3,650 (in the financial services sector) who possess a degree, diploma or technical certificate and have the relevant work experience may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit. From 1 September 2025, the qualifying salary will be increased to at least S$3,300 (in all sectors except the financial services sector), and S$3,800 (in the financial services sector).

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer of a Work Permit or S-Pass holder is required to purchase and maintain medical insurance with coverage of at least S$60,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM achieved via various policy instruments including: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Central Provident Fund Act 1953 of Singapore (“CPFA 1953”)

Pursuant to Section 7 of the CPFA 1953, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold work passes. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages.

Pursuant to Section 9 of the CPFA 1953, where the amount of the contributions which an employer is liable to pay under Section 7 of the CPFA 1953 in respect of any month is not paid within the prescribed period, the employer shall be liable for the payment of interest on the amount for everyday the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA 1953 fails to pay the contributions to the CPF within the prescribed time, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA 1953 but there are no specific penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the person is a repeat offender in relation to the same offence, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Regulations on Data Protection and Information Security

The Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission (“PDPC”). The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data. A failure to comply with any of the above can subject an organization to a fine of up to the higher of S$1,000,000 or, 10% of the organization’s annual turnover in Singapore, whichever is higher.

Among other things, an organization regulated under the PDPA is required to obtain consent from its customers and inform them of the applicable purposes before collecting, using or disclosing their personal data. Moreover, it is also required to put in place sufficient measures to protect the personal data in its possession or control from unauthorized access, loss or damage.

In the event of a data breach involving any personal data in an organization’s possession or control, the PDPA requires the organization to reasonably and expeditiously assess the data breach, and notify the PDPC of the data breach under certain scenarios. In addition, organizations are also required to notify the affected individuals if the data breach is one that is likely to result in significant harm or impact to the affected individuals.

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (“CDSA”) provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 of Singapore (“TSOFA”) is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA also requires suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office and the TSOFA requires information about any property belonging to any terrorist or terrorist entity to be reported to the Commissioner of Police. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Mr. Lai Kee Chwee	64	Director, Chief Executive Officer, and Chairman of the Board of Directors
Mr. Tay Boon Zhuan	45	Chief Financial Officer
Mr. Jiang Shutao	41	Director and Chief Technology Officer *
Mr. Chong Eng Wee	45	Independent Director Nominee*
Mr. Low See Lien	50	Independent Director Nominee*
Mr. Ong Shen Chieh	49	Independent Director Nominee*

*	The appointment of the director/independent director will be effective immediately upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Lai Kee Chwee, aged 64, is our Chairman and Director of the Board, Chief Executive Officer (CEO) and the founder of our Group. Mr. Lai has had over 20 years of experience in the telecommunications industry. prior to starting Optimal Investments Group Pte Ltd (“OIG”), an investment holding company, where he has been serving as a director since June 2020, and also served as the CEO from June 2020 to April 2025. OIG operates in an entirely different industry from the Company and maintains no overlapping business activities with the Company. Since February 2019, Mr. Lai has been a director of Optimal Investment Limited, a major shareholder of our Company. Since August 10, 2021, Mr. Lai has also been serving as a director of Optimal Investments VCC, a passive fund vehicle to hold the portfolio companies that OIG (the Fund manager) has invested in. Mr. Lai is a full time CEO of our Company. He does not participate in the daily operations of OIG and Optimal Investments VCC. Mr. Lai was previously the Chief Commercial Officer (CCO) of MyRepublic Ltd., a telecommunications company, and CCO of Mfone Co. Ltd., a telecommunications company. Between January 2012 to August 2018, where he was responsible for the companies’ overall profit and loss and strategic business direction. Prior to these, Mr. Lai was the Senior Vice President at StarHub Limited from 1999 to 2008 and General Manager of M1 Limited from 1996 to 1999. Mr. Lai holds a Master of Business Administration from Curtin University in Australia and received a Bachelor of Business Administration from Acadia University in Canada.

Mr. Tay Boon Zhuan, aged 45, will be our Chief Financial Officer. Mr. Tay has had over 10 years of financial experience. Since August 2022 and March 2024, Mr. Tay has served as a director of Polaris Ltd. and Sen Yue Holdings Limited, respectively. From June 2020 to January 2024, Mr. Tay was a Senior Director in Finance of Geniebook Pte Ltd, a company in the education technology industry. From August 2018 to June 2020, Mr. Tay was the Chief Financial Officer of Intraco Limited, an investment holding company. From December 2017 to August 2018, Mr. Tay served as the Chief Financial Officer of Heatec Jietong Holdings, a company primarily engaged in piping and hear exchanger services. Mr. Tay also worked as a director responsible for internal audit at the China Yuchai International Limited, a diesel engine manufacturer, from September 2015 to December 2017. Mr. Tay received a Bachelor of Accountancy from Nanyang Technological University in Singapore.

Mr. Jiang Shutao, aged 41, will be our Director effective upon effectiveness of this registration statement. and has been our Chief Technological Officer (CTO) since 2024. Mr. Jiang has over 15 years of experience in the digital technology and creative arts industry. Mr. Jiang founded and leads our primary operating subsidiary, –Hiverlab Singapore, where he was responsible for the company’s overall strategy and growth, servicing over 150 blue-chip enterprise clients across 14 industries. Prior to Hiverlab Singapore, Mr. Jiang was the Creative Director at Spinn Pte Ltd between 2009 to 2013, and a Project Manager at CO2 Media UK between 2008 to 2009. Mr. Jiang holds a Bachelor of Communication Engineering from Zhejiang University.

Mr. Chong Eng Wee, aged 45, is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Chong has over 20 years of legal experience. From August 2021 to the date of this prospectus, Mr. Chong has been serving as the Managing Director of Chevalier Law LLC, where he is responsible for origination of legal and corporate secretarial work, management of client relationships and supervision of legal work by the team. From October 2017 to July 2021, Mr. Chong served as the Partner and Head of Corporate of Kennedys Legal Solutions Pte Ltd. From July 2015 to October 2017, Mr. Chong worked as a Partner and the Deputy Head of both Capital Markets and International China Practices at RHTLaw Asia LLP, (previously known as RHTLaw Taylor Wessing LLP). Mr. Chong holds a Bachelor of Law from Victoria University of Wellington, a Certificate for Professional Legal Studies course from Institute of Professional Legal Studies (New Zealand), a Graduate Diploma in Singapore Law from National University of Singapore, and passed both the Postgraduate Practical Course in Law (Singapore) and the Overseas Lawyers Qualification Examinations in Hong Kong.

Mr. Low See Lien, aged 50, is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Low has over 26 years of finance experience. From May 2021 to the date of this prospectus, Mr. Low has been serving as a Partner of Bakertilly TFW LLP, where he is practicing as a public accountant. From June 2012 to April 2021, Mr. Low served as a director of Nexia TS Public Accounting Corporation, and he was responsible for the audit of corporate clients which includes multi-national and listed companies. He was also the head of Technical and Quality Department at Nexia TS. Mr Low also serves on the Boards of Miyoshi Limited, Fuxing China Group Limited and Bromat Limited as their independent non-executive audit chairperson. Mr. Low holds a Bachelor of Accountancy from Nanyang Technological University.

Mr. Ong Shen Chieh, aged 49, is an independent director nominee who will be appointed as one of our independent directors upon effectiveness of this registration statement. Mr. Ong has over 20 years of experience in the financial industry. From March 2016 to the date of this prospectus, Mr. Ong has been serving as the Managing Director of Sakal Capital Pte Ltd, where he is responsible for the general investment strategies of the company. Mr. Ong has also been serving as the Chief Executive Officer and director of Southern-IX Media Pte Ltd since April 2025. From December 2020 to March 2025, Mr. Ong served as the Chief Executive Officer of V2Y Corporation Ltd, a company listed on the Catalist Board of the Singapore Exchange, where he was responsible for the general management of the company. Mr Ong currently serves as an Independent Non-Executive Director on the board of several listed companies including Sen Yue Holdings Limited, Attika Group Ltd and Ten-League International Holdings Limited.  Mr. Ong holds a Bachelor of Science in Real Estate from National University of Singapore.

Family Relationships

As of the date of this prospectus, there is no family relationship among our Directors and executive officers.

Employment Agreements and Director Agreements

We will enter into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers for a period of three years from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Board of Directors

Composition of our Board of Directors

Our Board of Directors will consist of five Directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the NYSE American generally requires that a majority of an issuer’s board of directors must consist of independent directors. Our Board of Directors has determined that each of Mr. Chong Eng Wee, Mr. Low See Lien , and Mr. Ong Shen Chieh is an “independent director” as defined under the NYSE American rules. Our Board of Directors is composed of a majority of independent Directors.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent Directors, and will be chaired by Mr. Low See Lien. We have determined that each member of our Audit Committee will satisfy the requirements of the rules of the NYSE American and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Low See Lien qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the Independent Registered Public Accounting Firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Compensation Committee.

Our Compensation Committee will consist of our three independent Directors, and will be chaired by Mr. Ong Shen Chieh. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of the rules of the NYSE American. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing Executive Officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consist of our three independent Directors, and will be chaired by Mr. Chong Eng Wee. We have determined that each member of our Nominating and Corporate Governance Committee will satisfy the “independence” requirements of the rules of the NYSE American. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

●	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NYSE American rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

●	evaluating the performance and effectiveness of the Board as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to the Company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as further amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares (including Class A Ordinary Shares) in our company, including the registration of such shares in our share register.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable NYSE American rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of NYSE American, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with NYSE American corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the NYSE American rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require Board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the NYSE American rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our Board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our Board of Directors, either by (i) independent directors constituting a majority of our Board of Directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or Board resolution, as applicable, addressing the nominations process is adopted.

The NYSE American includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” practices in lieu of the otherwise applicable standards of the NYSE American regarding such matters as: (i) the election and composition of the Board of Directors; (ii) the issuance of quarterly earnings statements; (iii) shareholder approval requirements; and (iv) quorum requirements for shareholder meetings. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands practices we do follow in lieu of the relevant NYSE American standard. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the NYSE American corporate governance rules, we intend to comply with the NYSE American corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our Board of Directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also, in the future, elect to utilize the controlled company exemptions under the NYSE American corporate governance rules for so long as we remain a controlled company (i.e. having more than 50% of our voting power held by an individual, a group or another company). Pursuant to the NYSE American corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We will be a “controlled company” as defined under the NYSE American Company Guide because our Controlling Shareholder will own approximately 68.55% of our outstanding shares (or 68.02% of our outstanding shares if the underwriters’ option to purchase additional shares is exercised in full). See section titled “Prospectus Summary — Implications of Being a Controlled Company”.]

COMPENSATION

For the years ended December 31, 2024 and 2023, we paid an aggregate of approximately S$136,529 (US$99,933), and $131,140, respectively in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, Directors, Director nominees and 5% or greater beneficial owners of our Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, Directors, Director nominees or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the Underwriter’s over-allotment option has not been exercised.

Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to twenty (20) votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon a transfer of any Class B Ordinary Shares by a holder thereof to any person other than certain permitted transferees or a change in the beneficial owner of such Class B Ordinary Shares, such Class B Ordinary Shares will be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. As of the date of this prospectus, the percentage of Shares beneficially owned prior to this Offering is based on 21,250,000 Ordinary Shares, consisting of 19,975,000 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares outstanding as described in “Corporate Structure and History” section. None of the shareholders are located in the United States. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after this Offering is based on the number of Shares outstanding prior to this Offering plus the Class A Ordinary Shares that we are selling in this Offering, assuming the Underwriter does not exercise the over-allotment option, and the total and outstanding Class B Ordinary Shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial	Class A Ordinary Shares Beneficially Owned Prior to This Offering(2)		Class B Ordinary Shares Beneficially Owned Prior to This Offering(2)		% of Total Voting Power Before This	Class A Ordinary Shares Beneficially Owned After This Offering(3)		Class B Ordinary Shares Beneficially Owned After This Offering(3)		% of Total Voting Power After This
Owners(1)	Number	%	Number	%	Offering(2)	Number	%	Number	%	Offering(3)
Directors and Executive Officers:
Lai Kee Chwee(4)	7,650,000	38.30%	1,275,000	100%	72.90%	7,650,000	33.42%	1,275,000	100%	68.51%
Tay Boon Zhaun, Max	-	-	-	-	-	-	-	-	-	-
Jiang Shutao	5,270,000	26.38%	-	-	11.59%	5,270,000	23.02%	-	-	10.89%
All directors and executive officers as a group	12,920,000	64.38%	1,275,000	100%	84.49%	12,920,000	56.44%	1,275,000	1000%	79.40%
5% shareholders:
Optimal Investments Limited(4)	7,650,000	38.30%	1,275,000	100%	72.90%	7,650,000	33.42%	1,275,000	100	68.51%
Jiang Shutao	5,270,000	26.38%	-	-	11.59%	5,270,000	23.02%	-	-	10.89%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1008 Toa Payoh North #04-12/14/15, Singapore 318996.

(2)	Applicable percentage of ownership is based on 21,250,000 Ordinary Shares, consisting of 19,975,000Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares outstanding immediately before this Offering.

(3)	Applicable percentage of ownership is based on 24,165,380 Ordinary Shares, consisting of 22,890,380 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares outstanding immediately after this Offering, assuming the Underwriter does not exercise the over-allotment option, which includes an aggregate of 415,380 Class A Ordinary Shares issuable to holders of certain convertible loans upon completion of this offering.

(4)	Lai Kee Chwee is a ultimate shareholder of Optimal Investments Limited. Lai Kee Chwee owns 31% of the shares of Optimal Investments Limited and is a director of Optimal Investments Limited who exercises the voting and/or dispositive powers with respect to the securities owned by Optimal Investments Limited.

(5)	Appointment will be effective immediately upon effectiveness of this registration statement.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2022 to which we have been a party and in which any of our Directors, Executive Officers, or Controlling Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus titled “Management”. Except for the transactions described below, there are no other related party transactions during the relevant fiscal years which are required to be disclosed.

During the years ended December 31, 2022, 2023 and 2024 and up to the date of this prospectus, certain related parties are as follows:

Name of party	Relationship
Mr. Jiang Shutao	Our Director, Chief Technology Officer and Shareholder

During the years ended December 31, 2022, 2023 and 2024, certain related party transactions with related parties were as follows:

	For the year ended December 31,
	2022	2023	2024
	SGD	SGD	SGD
Expenses paid on behalf by:
Mr. Jiang Shutao	-	75	-

As of December 31, 2022, 2023, 2024 and the date of this prospectus, certain related party balance are as follows:

	As of December 31,			As of the date of this prospectus
	2022	2023	2024
	SGD	SGD	SGD	SGD
Amount due to:
Mr. Jiang Shutao	50,001	50,076	50,076	50,076

Guarantees

Our related party, from time to time provides guarantees for our benefit. Mr Jiang Shutao, our Director and Chief Technology Officer, provided guarantees to secure our operating subsidiary’s bank loans during the fiscal year ended December 31, 2022, 2023, 2024 and up to the date of this prospectus. The amounts guaranteed under the personal guarantees provided by Mr Jiang are SGD nil, SGD 180,446, SGD 144,806 and SGD 112,929 as of December 31, 2022, 2023, 2024 and up to the date of this prospectus respectively.

Acquisition of IntentAI Pte. Ltd.

On February 20, 2025, the Company’s subsidiary, Optimal AI entered into a share swap agreement with Optimal Investments Limited (“OIL”) pursuant to which Optimal AI acquired 261 ordinary shares of IntentAI Pte. Ltd. (“IntentAI”), a company incorporated in Singapore with business related to artificial intelligence, representing approximately 14.36% of the issued and outstanding share capital of IntentAI, in exchange for the issuance and allotment of 13,670,658 newly issued ordinary shares of Optimal AI, credited as fully paid-up and issued otherwise than in cash. The aggregate transaction consideration was S$475,020. The share swap transaction was completed on February 20, 2025, and no cash consideration was paid. The ordinary shares issued by Optimal AI rank pari passu with all other ordinary shares outstanding at the time of issuance. Mr. Lai Kee Chwee, our Chairman, Director of the Board and Chief Executive Officer, served as a director of IntentAI but was not involved in the formation, day-to-day management, or daily operations of IntentAI and is not currently engaged in its management or operations. While Mr. Lai was a director of IntentAI at the time negotiations for the share swap were occurring, he abstained from IntentAI’s board approval of the share swap agreement to avoid any conflict of interest. Mr. Lai resigned from his position as a director of IntentAI effective December 31, 2025. IntentAI has multiple shareholders, and OIL is not the sole shareholder of IntentAI. In addition, IntentAI is governed by a board of directors comprising multiple individuals, and no single director has unilateral decision-making authority or influence on each other.

Disposal of Subsidiary

On December 23, 2025, Hiverlab Singapore disposed of its entire equity interest in Hiverlab International, a former wholly owned subsidiary, through a share transfer to Mr. Jiang Shutao, who is a related party due to his role as a director of the Company.

The disposal was completed for total consideration of S$100, pursuant to a share transfer agreement. Following the transaction, Hiverlab International ceased to be a subsidiary of Hiverlab Singapore, and the Company no longer holds any equity interest or has any continuing involvement in the entity.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

The share capital of the Company consists of Ordinary Shares. As of the date hereof, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each, comprising of (i) 490,000,000 Class A Ordinary Shares of nominal or par value of US$0.0001 each, and (ii) 10,000,000 Class B Ordinary Shares of nominal or par value US$0.0001 each. As of the date of this prospectus, 19,975,000 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares were issued and outstanding. We will issue 2,500,000 Class A Ordinary Shares in this Offering (or 2,875,000 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Class A Ordinary Shares in full).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Our amended and restated memorandum and articles of association

Objects of our Company. Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Upon the completion of this Offering, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each, comprising of (i) 490,000,000 Class A Ordinary Shares of nominal or par value of US$0.0001 each, and (ii) 10,000,000 Class B Ordinary Shares of nominal or par value US$0.0001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that our board of directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. .

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. At any general meeting of the Company, a resolution put to the vote of the meeting shall be decided by poll.

Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Subject to any rights or restrictions as to voting attached to any shares, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share in each case of which he is the holder.

Any ordinary resolution is a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a unanimous written resolution.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the amended and restated memorandum and articles of association or other constituent document of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each financial year hold a general meeting as its annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for a meeting of shareholders consists of at least one or more holders of Shares holding Shares (or representing by proxy) not less than a majority of all votes attaching to all Shares in issue and entitled to vote at such general meeting in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

The chairman or a majority of our directors (acting by a resolution of the Board of Directors) may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our amended and restated articles of association. If our directors do not within 21 calendar days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three calendar months after the expiration of the said 21 calendar day period.

Winding Up; Liquidation. Subject to applicable law and any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the Shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time for payment. Any Shares that have been called upon and remain unpaid are subject to forfeiture. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of 8% per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

Redemption, Repurchase and Surrender of Shares. Subject to the terms of the Companies Act and our amended and restated memorandum and articles of association we may purchase our own shares. In accordance with our amended and restated articles of association, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that such shares are subject to redemption at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined before the issue of such shares by our Board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our Shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Variations of Rights of Shares. If at any time our share capital is divided into different classes of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our amended and restated articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including amongst others:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our Shareholders to the extent authorized but unissued.

Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting.

Each Director shall hold office for the term, if any, fixed by the terms of his appointment or until his office is vacated pursuant to the amended and restated memorandum and articles of association.

A Director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for Directors either for accession to or retirement from the Board.

A Director may be removed by an ordinary resolution of the Company before the expiration of his term of office notwithstanding anything in the amended and restated memorandum and articles of association (but without prejudice to any claim which such Director may have for damages under such agreement) and the Company may by ordinary resolution appoint another in his place. Any Director so appointed shall be subject to the retirement by rotation provisions.

The office of a Director shall be vacated if he:

(i)	becomes bankrupt or makes any arrangement or composition with his creditors;

(ii)	dies or is found to be or becomes of unsound mind;

(iii)	resigns his office by notice in writing to the Company;

(iv)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated;;

(v)	is prohibited by law from being a director;

(vi)	is removed from office pursuant to any other provisions of the amended and restated memorandum and articles of association.

Subject to the provisions of the amended and restated memorandum and articles of association, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by ordinary resolution resolves that his tenure of office be terminated. The Directors may delegate any of their powers to committees consisting of such member or members of their body as the think fit and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by either (i) a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, or (ii) three-fourths in value of each class of shareholders with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our Shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our Shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our Shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our Shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; (v) is prohibited by law from being a director, or (vi) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands, by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 22,859,615 Class A Ordinary Shares (or 23,234,615 Class A Ordinary Shares if the Underwriter exercises its over-allotment option in full) and 1,275,000 Class B Ordinary Shares outstanding. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates”, as that term is defined in Rule 144 promulgated under the Securities Act, without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on NYSE American, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed, for a period of six (6) months from the closing of this offering, that we will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise.

Each of our directors, officers and holders of four percent (4%) or more of our Ordinary Shares immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of six (6) months after closing of this offering, without the prior written consent of the Representative, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise, subject to certain customary exceptions.

Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our Class A common stock prior to the completion of this Offering may sell such shares upon the earlier of (1) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder, or (2) the expiration of a one-year holding period.

At the expiration of the six-month holding period, assuming we have been subject to the Exchange Act reporting requirements for at least 90 days and have filed all reports required thereunder, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of Shares acquired prior to the completion of this Offering, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell upon expiration of the Lock-Up Agreements described above, within any three-month period, a number of Shares acquired prior to the completion of this Offering in the amount does not exceed the greater of the following:

●

1% of the then outstanding Shares of the same class, which will equal approximately 228,596Class A Ordinary Shares or 12,750Class B Ordinary Shares immediately after this Offering, assuming the over-allotment option is not exercised, and 232,346 Class A Ordinary Shares or 12,750 Class B Ordinary Shares, assuming the over-allotment option is exercised in full; or

●

the average weekly trading volume of our Shares on NYSE American, where we have applied to list our Shares, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of Shares acquired prior to the completion of this Offering without restriction. A person who was one of our affiliates at any time during the three months preceding a sale, upon expiration of the Lock-up Agreements described above, would remain subject to the volume restrictions described above.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

EXCHANGE CONTROLS AND LIMITATIONS AFFECTING SHAREHOLDERS

Singapore

There are no foreign exchange control restrictions in Singapore.

TAXATION

The following are material Cayman Islands tax, Singapore tax and U.S. federal income tax considerations relevant to an investment in our Class A Ordinary Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding Singapore, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Class A Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Corporate income tax

Under the Income Tax Act 1947 of Singapore (“ITA”), a company established outside Singapore could be considered a tax resident in Singapore if the control and management of its business is exercised in Singapore. “Control and management” typically refers to the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Where the control and management of a company is exercised is a question of fact. Usually, the location of the company’s board of directors meetings determines where the control and management of a company’s business is exercised. Therefore, such control and management of business should not be considered to be exercised in Singapore if physical board meetings are conducted outside of Singapore.

The Inland Revenue Authority of Singapore (“IRAS”) has issued guidance indicating that a board meeting which involves the use of virtual meeting technology will generally be regarded as having strategic decisions made in Singapore if either of the following conditions is met: (i) at least 50% of the directors with the authority to make strategic decisions are physically in Singapore during the meetings; or (ii) the chairman of the board is physically in Singapore during the meeting.

On the other hand, the IRAS guidance has also indicated that where (i) no board meetings are held in Singapore and board resolutions are merely passed by circulation; (ii) the Singapore director is a nominee director while the rest of the directors are based outside Singapore; (iii) no strategic decisions are made by the Singapore director; or (iv) no key employees are based in Singapore, the control and management of the business of a company may be considered not exercised in Singapore.

A company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

The corporate tax rate in Singapore is currently 17%. From Year of Assessment (“YA”) 2020 onwards, three-quarters of a company’s first S$10,000 of normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

There is no withholding tax on the dividend payments to both resident and non-resident shareholders. Foreign shareholders receiving tax exempt (one-tier) dividends are advised to consult their tax advisors to take into account the tax laws of their respective countries of residence and the applicability of any double taxation agreement which their country of residence may have with Singapore.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, Class A Ordinary Shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on NYSE American, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement entered into by and between our Company and R. F. Lafferty & Co., Inc., acting as the representative of the underwriters named below, or the Representative, the underwriters have severally agreed to purchase from us, and we have agreed to sell to them, severally, on a firm commitment basis the following respective number of Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus.

Name	Number of Class A ordinary shares
R. F. Lafferty & Co., Inc.	2,500,000

Total	2,500,000

The underwriters and the Representative are collectively referred to as the “underwriters.” The underwriters are obligated severally, but not jointly, to purchase all the Class A Ordinary Shares offered by us if any Class A Ordinary Shares are purchased, other than those covered by the over-allotment option described below. The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to satisfactory completion of due diligence examination of our Company by the Representative, the approval of certain legal matters by their counsel and to certain other customary conditions.

Over-Allotment Option

We have granted to the underwriters a 45-day option following the closing of this offering to purchase up to 375,000 Class A Ordinary Shares from us, equal to fifteen percent (15%) of the number of Class A Ordinary Shares sold in this offering, at the initial public offering price less the underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this offering.

Discounts and Expenses

We have agreed to pay the underwriters a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering. The following table shows the price per Class A Ordinary Share and total public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Class A Ordinary Shares			Total Without Exercise of Over- Allotment Option		Total With Full Exercise of Over- Allotment Option
Initial public offering price	US$	4.50	US$	11,250,000	US$	12,937,500
Underwriting discounts(1)	US$	0.315	US$	787,500	US$	905,625
Proceeds, before expenses, to us	US$	4.185	US$	10,462,500	US$	12,031,875

(1)	Does not include accountable and non-accountable expenses discussed below.

We have agreed to reimburse the Representative up to US$200,000 for out-of-pocket accountable expenses, including but not limited to the reasonable and documented fees and disbursements for its legal counsel, background check and preparation of bound volumes and mementos in such quantities that the Representative may reasonably request. We have paid an advanced expense deposit of US$25,000 to the Representative for its anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advance, in accordance with FINRA Rule 5110(g).

We have also agreed to pay the underwriters a non-accountable expense, equal to one percent (1%) of the gross proceeds received by us from the sale of our Class A Ordinary Shares, including Class A Ordinary Shares sold pursuant to the exercise of the over-allotment option.

Representative’s Warrants

We agree to issue to the Representative or its assigns share purchase warrants, or the Representative’s Warrants, to purchase up to 143,750 Class A Ordinary Shares (equal to five percent (5%) of the Class A Ordinary Shares sold in this offering, including Class A Ordinary Shares issued pursuant to the exercise of the over-allotment option) and to also register herein such underlying Class A Ordinary Shares. The Representative’s Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from six months after the closing of this offering and expiring five (5) years from the closing date of this offering. The Representative’s Warrants are exercisable at a per share price of one hundred and ten percent (110%) of the offering price of the Class A Ordinary Shares offered hereby. The Representative’s Warrants shall not be redeemable.

The Representative’s Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for 180 days immediately following the commencement of sales of this offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be transferred, in whole or in part, to any member participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the 180-day period. The Representative’s Warrants will provide for cashless exercise and will contain provisions for one demand registration of the sale of the shares underlying the Representative’s Warrants at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five (5) years after the closing of this offering at the Company’s expense.

Tail Fee

If, during the period that is twelve (12) months following the closing of this offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the Representative during the period in which we engaged the Representative, we will pay the Representative a tail fee equal to seven percent (7%) of the aggregate purchase price paid by such investors and issue to the Representative or its assigns share purchase warrants to purchase a number of Class A Ordinary Shares equal to five percent (5%) of the aggregate number of shares sold to such investors at an exercise price equal to one hundred and ten percent (110%) of the offering price of the shares sold to such investors.

Upon termination or expiration of engagement letter entered into by and between the Representative and us in connection with this offering, unless we terminate such engagement letter for “Cause,” if we subsequently complete any public or private financing at any time during the twelve (12) months after such termination with any investors contacted by the Representative in connection with this offering, then the Representative shall be entitled to receive a tail fee equal to seven percent (7%) of the gross proceeds from such financing and a non-accountable expense allowance equal to one percent (1%) of the gross proceeds from such financing.

Right of First Refusal

We, or any successor to or any subsidiary of us, agree to grant the Representative a right of first refusal, exercisable at the sole discretion of the Representative for twelve (12) months from the closing date of this offering, to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings and on terms that are the same or more favorable to us comparing to terms offered to us by other investment banks, book-runners or placement agents. Such right of first refusal shall be subject to FINRA Rule 5110(g)(5).

Electronic Offer, Sale and Distribution of Ordinary Share

A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part.

Lock-up Agreements

We have agreed, for a period of six (6) months from the closing of this offering, that we will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise.

Each of our directors, officers and holders of four percent (4%) or more of our Ordinary Shares immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of six (6) months after closing of this offering, without the prior written consent of the Representative, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise, subject to certain customary exceptions.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Ordinary Shares in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Ordinary Shares, so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of the Class A Ordinary Shares in excess of the number of Class A Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A Ordinary Shares over-allotted by the underwriters is not greater than the number of Class A Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Class A Ordinary Shares involved is greater than the number of Class A Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Class A Ordinary Shares in the open market.

●	Syndicate covering transactions involve purchases of Class A Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Class A Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of our Class A Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Class A Ordinary Shares through the over-allotment option. If the underwriters sell more Class A Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Ordinary Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the Class A Ordinary Shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Class A Ordinary Shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of Class A Ordinary Shares. As a result, the price of Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE American or otherwise, and, if commenced, may be discontinued at any time.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price was determined by negotiations between us and the Representative. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the NYSE American listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,745
NYSE American Listing Fee	$75,000
FINRA Filing Fee	$2,125
Legal Fees and Other Expenses	$441,653
Accounting Fees and Expenses	$73,000
Printing and Engraving Expenses	$9,300
Miscellaneous Expenses	$535,490
Total	$1,139,313

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this Offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP, our Cayman Islands counsel. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Certain legal matters as to U.S. federal securities law in connection with this Offering will be passed upon for the Underwriter by VCL Law LLP.

EXPERTS

The consolidated financial statements of Optimal AI Limited as of December 31, 2024 and 2023, and for the years then ended, have been audited by Assentsure PAC, located at Singapore, Independent Registered Public Accounting Firm, as set forth in their report elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Harney Westwood & Riegels Singapore LLP (“Harneys”), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Harneys has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given); (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Also, our principal executive offices and substantially all of our assets are located in Singapore. In addition, most of our directors and officers are nationals or residents of Singapore and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

An investor may or may not be able to commence an original action against us or our directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the Class A Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules thereto for further information with respect to us and the Class A Ordinary Shares. For further information about us and the Class A Ordinary Shares that we propose to sell in this Offering, we refer you to the registration statement and the exhibits, schedules, financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

As a result of this Offering, we will become subject to the reporting, proxy and information requirements of the Exchange Act, as applicable to foreign private issuers, and as a result will be required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above, as well as on our website, without charge, at www.optimalai.com.sg. You may access our annual reports on Form 20-F and other reports filed with the SEC, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class A Ordinary Shares.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The reorganization, as it relates to the transfer of the equity interests in Optimal AI Pte. Ltd. to Optimal AI Limited, as described in Note 1 to the consolidated financial statements, has not been consummated as of December 30, 2025. Once it has been consummated, and after considering the impact of the reorganization under common control on the capital structure of Optimal AI Limited, we will be in a position to furnish the following report.

/s/ Assentsure PAC

Singapore

September 2, 2025, except for non-controlling interest share of foreign currency translation reserve which is dated November 14, 2025, and the matters described in Note 1 relating to the reorganization under common control and number of shares which is dated December 30, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Optimal AI Limited and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2023 and 2024, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2024, and the results of its operations, changes in shareholders’ equity and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2025.

Singapore

September 2, 2025, except for non-controlling interest share of foreign currency translation reserve which is dated November 14, 2025, and the matters described in Note 1 relating to the reorganization under common control and number of shares which is dated December 30, 2025.

PCAOB ID: 6783

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	December 31,
	2023	2024	2024
	SGD	SGD	USD
			Note 2(e)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	472,493	214,267	156,834
Accounts receivable, net	500,825	6,723	4,921
Deposits, prepayments and other receivables	401,400	78,297	57,310
Inventory	75,909	44,528	32,593
Total current assets	1,450,627	343,815	251,658

NON-CURRENT ASSETS
Equipment, net	67,169	31,498	23,055
Other assets	653	-	-
Prepaid expenses	73	45	33
Right-of-use assets, net	109,493	47,360	34,665
Total non-current assets	177,388	78,903	57,753

TOTAL ASSETS	1,628,015	422,718	309,411

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	158,328	-	-
Other payables and accrued liabilities	1,081,666	132,294	96,833
Amount due to controlling shareholder	50,076	50,076	36,653
Bank loan, current	38,503	38,503	28,183
Lease liability, current	63,210	49,950	36,561
Total current liabilities	1,391,783	270,823	198,230

NON-CURRENT LIABILITIES
Bank loans, non-current	141,943	106,303	77,809
Convertible loan	100,000	100,000	73,196
Lease liability, non-current	49,950	-	-
Total non-current liabilities	291,893	206,303	151,005

TOTAL LIABILITIES	1,683,676	477,126	349,235

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS’ EQUITY
Class A ordinary shares, Class B shares, US$ 0.0001 par value, 490,000,000 Class A ordinary shares and 10,000,000 Class B ordinary shares authorized, 19,975,000 Class A ordinary share issued and outstanding, 1,275,000 Class B ordinary share issued and outstanding as of December 31, 2023 and 2024, respectively**	*	*	*
Additional paid-up capital	510,002	510,002	373,300
Non-controlling interests	(8,341)	(3,763)	(2,754)
Foreign currency translation reserve	(4,356)	9,416	6,892
Accumulated deficits	(552,966)	(570,063)	(417,262)
Total shareholders’ equity	(55,661)	(54,408)	(39,824)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,628,015	422,718	309,411

*	Denote less than SGD 1

**	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
			Note 2(e)
OPERATING REVENUES
Configuration services	945,817	1,158,516	847,984
Hardware rental and sales	113,901	338,020	247,416
Maintenance services	33,753	71,183	52,103
License subscription	26,308	63,847	46,733
Total operating revenues	1,119,779	1,631,566	1,194,236

COST OF REVENUES	(846,942)	(855,777)	(626,392)

GROSS PROFIT	272,837	775,789	567,844

OPERATING EXPENSES
Selling and marketing expenses	(321,023)	(380,714)	(278,666)
General and administrative expenses	(306,172)	(465,029)	(340,381)
Total operating expenses	(627,195)	(845,743)	(619,047)
LOSS FROM OPERATIONS	(354,358)	(69,954)	(51,203)

OTHER INCOME/(EXPENSE)
Interest expense	(17,087)	(16,929)	(12,391)
Other income, net	103,345	61,865	45,283
Total other income, net	86,258	44,936	32,892

LOSS BEFORE INCOME TAX	(268,100)	(25,018)	(18,311)

PROVISION FOR INCOME TAX
Current tax expense	(1,472)	(733)	(537)
Total provision for income tax	(1,472)	(733)	(537)

NET LOSS	(269,572)	(25,751)	(18,848)

NET LOSS ATTRIBUTABLE TO:
Shareholders of the Company	(137,482)	(17,097)	(12,514)
Non-controlling interest	(132,090)	(8,654)	(6,334)
	(269,572)	(25,751)	(18,848)

Foreign currency translation (loss)/income
Attribute to shareholder of the Company	(3,490)	13,772	10,081
Attribute to non-controlling interest	(3,354)	13,232	9,685
	(6,844)	27,004	19,766
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	19,975,000	19,975,000	19,975,000

EARNINGS PER SHARE
Basic and diluted	(0.01)	(0.001)	(0.001)

*	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares,
	Class A No.		Class B No.		Additional paid-in	Foreign currency	Accumulated	Non- controlling	Total Shareholders’
	of shares**	Amount	of shares	Amount	capital	translation	deficits	interests	Equity
		SGD		SGD	SGD	SGD	SGD	SGD	SGD

Balance as of January 1, 2023	19,975,000	*	1,275,000	*	510,002	(866)	(415,484)	127,102	220,754
Net loss for the year	-	-	-	-	-	-	(137,482)	(132,090)	(269,572)
Other comprehensive loss for the year	-	-	-	-	-	(3,490)	-	(3,354)	(6,844)
Balance as of December 31, 2023	19,975,000	*	1,275,000	*	510,002	(4,356)	(552,966)	(8,341)	(55,661)

Balance as of January 1, 2024	19,975,000	*	1,275,000	*	510,002	(4,356)	(552,966)	(8,341)	(55,662)
Net income for the year	-	-	-	-	-	-	(17,097)	(8,654)	(25,751)
Other comprehensive income for the year	-	-	-	-	-	13,772	-	13,232	27,004
Balance as of December 31, 2024	19,975,000	*	1,275,000	*	510,002	9,416	(570,063)	(3,763)	(54,408)

Balance as of December 31, 2024 (USD) (Note 2(e))	19,975,000	*	1,275,000	-	373,300	6,892	(417,262)	(2,754)	(39,824)

*	Denote less than SGD1

**	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2024	2024
	SGD	SGD	USD
			Note 2(e)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(269,572)	(25,751)	(18,848)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of equipment	62,269	39,911	29,213
Amortisation of right-of-use assets	87,561	62,133	45,479
Change in operating assets and liabilities:
Accounts receivables, net	(111,809)	494,102	361,662
Inventory	(60,523)	31,381	22,970
Deposits, prepayments and other receivables	(283,243)	323,783	236,995
Accounts payable	142,814	(158,328)	(115,889)
Other payables and accrued liabilities	573,490	(949,372)	(694,900)
Operating lease obligation	(86,521)	(63,210)	(46,267)
Net cash provided by/(used in) operating activities	54,466	(245,351)	(179,585)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(8,739)	(4,586)	(3,357)
Proceeds from disposal of equipment	-	347	254
Net cash used in investing activities	(8,739)	(4,239)	(3,103)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from bank loan	200,000	-	-
Repayment to bank loans	(19,554)	(35,640)	(26,087)
Net cash provided by/(used in) financing activities	180,446	(35,640)	(26,087)

Effect of exchange rate changes	(6,844)	27,004	19,765
NET CHANGE IN CASH AND CASH EQUIVALENTS	219,329	(258,226)	(189,010)

CASH AND CASH EQUIVALENTS, at beginning of year	253,164	472,493	345,845

CASH AND CASH EQUIVALENT end of year	472,493	214,267	156,835

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	8,666	12,736	9,322

The accompanying notes are an integral part of these consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of business and organization

Optimal AI Pte. Ltd. (“OAPL”) is an investment holding company incorporated on July 13, 2024 in Singapore with limited liability. The Company conducts its primary operations through its subsidiaries that are incorporated and domiciled in Singapore namely Hiverlab Pte Ltd (“Hiverlab”) and Hiverlab International Pte Ltd and another subsidiary incorporated and domiciled in Vietnam namely Hiverlab Vietnam Co. Ltd. The Company, through these subsidiaries, is a provider of customized software, technology solutions and applications. The Company’s headquarter is located in Singapore. All of the Company’s business activities are carried out in Singapore and Vietnam.

Organization

Optimal AI Limited

As part of the reorganization for the purpose of listing, Optimal AI Limited (the “Company” or “OAL”) was incorporated in the Cayman Islands on June 27, 2025 under the Companies Act as an exempted company with limited liability. The authorized share capital was USD 50,000 divided into 500,000,000 ordinary shares, par value USD 0.0001 each at the time of incorporation and the initial 1 ordinary share was transferred to Mr Lai Kee Chwee on the date of incorporation for cash at par. On August 20, 2025, the Company passed written resolutions to re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the Cayman Registrar of Corporate Affairs, the Company is authorized to issue up to a maximum of 490,000,000 Class A ordinary shares and up to a maximum of 10,000,000 Class B ordinary shares with par value of USD 0.0001 respectively. The 1 ordinary share held by Mr Lai Kee Chwee has been redesignated into Class A ordinary share by the Company.

Optimal AI Pte. Ltd.

On July 13, 2024, Optimal AI Pte. Ltd. (“OAPL”) was incorporated in Singapore with limited liability. OAPL is authorized to issue a maximum of 25,000,000 shares of a single class and the initial 2 shares were issued to Mr Lai Kee Chwee and Mr Lee Kunfeng Daniel on the date of incorporation for cash.

Share Swap Arrangement

On September 30, 2024, Optimal Investment Limited (“OIL”) and Mr Jiang Shutao with percentage ownership in Hiverlab of 17.96% (representing 12,500 ordinary shares) and 58.72% (representing 40,868 ordinary shares) respectively, entered into share swap agreements pursuant to which OIL and Mr Jiang transferred their percentage ownership of 17.96% (representing 12,500 ordinary shares) and 33.04% (representing 22,996 ordinary shares) shareholding interest respectively in Hiverlab to OAPL for the consideration of OAPL allotting and issuing 18,549,998 ordinary shares (representing 74.2% of percentage ownership) and 6,200,000 ordinary shares (representing 24.8% of percentage ownership) to OIL and Mr Jiang. Upon completion of the share swap whereby, OAPL owns 51% of shareholding interest in Hiverlab as our indirect owned subsidiary. Nonetheless, prior to the share swap, OAPL has joint control arrangement with Mr Jiang Shutao in Hiverlab by virtue of a concert party deed signed by both parties.

Reorganization

The Company is expected to complete an internal reorganization prior to the Company’s listing on NYSE American, which will involve the subscription by the shareholders of OAPL of certain shares in the Company in consideration of the transfer of their equity interest in OAPL to the Company. Prior to the reorganization, OAPL was directly owned and controlled by OIL, Mr Jiang Shutao and the other existing shareholders with percentage ownership of 74.2% (representing 18,549,898 ordinary shares), 24.8% (representing 6,200,000 ordinary shares) and 1% (representing 250,002 ordinary shares), respectively. As a result of share swaps and related issuances by and among, OIL, Mr Jiang Shutao and the other existing shareholders, whereby OAPL is ultimately expected to become an immediate subsidiary of the Company. OIL is expected to own 7,650,000 Class A ordinary shares and 1,275,000 Class B ordinary shares, which represents 42.0% ownership of the Company. Mr Jiang Shutao is expected to own 5,270,000 Class A ordinary shares, which represents 24.8% ownership of the Company. Other existing shareholders from OAPL, will own in total 7,055,000 Class A ordinary shares, which represents 33.2% of the Company, after internal reorganization is completed.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has accounted for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because economic interests of OAL, Mr Jiang Shutao and the other existing shareholders remained the same immediate before and after the reorganization, as such the accompanying financial statements include the results of operations of Hiverlab for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

The consolidated financial statements are prepared based on the basis as if the reorganization has been accounted for as a business combination among entities under common control since the same controlling shareholders controlled Hiverlab before and after the reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the abovementioned transactions had became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company. Results of operations for the periods presented comprise of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra entity transactions.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activity

Optimal AI Limited	● A Cayman company ● Incorporated on June 27, 2025	-	Investment holding
Optimal AI Pte. Ltd.	● A Singapore company ● Incorporated on July 13, 2024	-	Singapore-based group operating company
Hiverlab Pte Ltd	● A Singapore company ● Incorporated on February 18, 2014	51% owned by OAPL	Provider of customized software, technology solutions and applications
Hiverlab Vietnam Co. Ltd	● A Vietnam company ● Incorporated on July 6, 2021	100% owned by Hiverlab	Sales of hardware
Hiverlab International Pte Ltd	● A Singapore company ● Incorporated on November 18, 2022	100% owned by Hiverlab	Provision of information technology consultancy

The accompanying financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

Note 2—Summary of significant accounting policies

(a) Basis of presentation

The accompanying consolidated financial statements of Optimal AI Pte. Ltd. have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

(b) Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(c) Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of equipment, impairment of long-lived assets, allowance for credit loss and valuation allowance of deferred taxes. Actual results could differ from these estimates and assumptions that were used.

As of the date of issuance of the consolidated financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s consolidated financial statements.

(d) Foreign currency translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiaries which are incorporated in Singapore and Vietnam are SGD and Vietnamese Dong, respectively, which are its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the consolidated statements of loss and comprehensive loss.

Foreign currency translation — The financial statements of subsidiaries whose functional currency differs from the Company’s reporting currency are translated into the reporting currency using the current-rate method. Assets and liabilities are translated at exchange rates prevailing at the balance sheet date, while revenues and expenses are translated at average exchange rates for the period. Resulting translation differences are recorded in Other Comprehensive Income (“OCI”) and accumulated within the Foreign Exchange Translation Reserve under equity.

In accordance with ASC 830-30-45-17, the cumulative translation adjustments are attributed to both the parent and the non-controlling interest based on their respective ownership interests. Such translation differences are not included in the determination of net income until the disposal of the foreign operations.

(e) Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of December 31, 2024 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.3662, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2024. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

(f) Cash and cash equivalents

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

(g) Accounts receivable, net

Accounts receivable is recorded in accordance with ASC 310, “Receivables.” Accounts receivable is recorded at the invoiced amount and do not bear interest. The expected credit loss accounts is the Company’s best estimate of the amount of expected credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance sheet credit exposure relating to its customers, suppliers or others. For the year ended December 31, 2024 and 2023, the provision for estimated credit loss on receivable are $42,782 (USD 31,315) and nil respectively.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(h) Deposit, prepayments and other receivables

Deposits are mainly for rent. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, including prepayment of rent for office. These amounts are refundable and bear no interest. As of December 31, 2023 and 2024, the prepaid expenses amounted to SGD 9,050 and nil respectively. Other receivables are unsecured and relate to receivables from third parties. Management reviews its prepayments and other receivables on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for years ended December 31, 2023 and 2024.

(i) Inventory

Inventories are comprised of hardware products that is for sale and are stated at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of December 31, 2024 and 2023, the Company’s inventory amounted to SGD 44,528 (USD 32,593) and SGD 75,909, respectively. No allowance for inventory valuation or obsolescence loss was recognized for both years.

(j) Short-term deposits

Short-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination.

(k) Equipment, net

Equipment, net are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Hardware equipment	4 years
Leasehold improvements	5 years
Furniture and fittings	4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(l) Impairment for long-lived assets

Long-lived assets, including equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2023 and 2024, no impairment of long-lived assets was recognized.

(m) Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Cash and cash equivalents, accounts receivable, net, deposits, prepayment other receivables, accounts payable, other payables and accrued liabilities, amount due to controlling shareholder are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for under as Level 3 under the above hierarchy. The Company accounts for bank loans and convertible loan at amortized cost and has elected not to account for them under the fair value hierarchy.

(n) Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from four sources: (1) revenue from configuration services, (2) revenue from license subscription, (3) revenue from maintenance services, and (4) revenue from hardware rental and sales. All of the Company’s contracts with clients do not contain cancellable and refund-type provisions.

(1)	Configuration services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company customize and configure their AI suite and AI application based on clients’ specific needs which require the Company to perform services including design, development, and integration. Upon delivery of the services, client acceptance is generally required. The Company assesses that configuration service is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the configuration period is short, usually less than one year.

The Company’s configuration service revenues are generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from configuration service contracts is generally recognized at point in time as the Company’s performance obligation is completed and the control is transferred to the Company’s clients. The Company uses an output method based on completion of performance obligation as the Company believes that this method most accurately reflects the Company’s revenue recognition based on satisfaction of the performance obligation, which usually takes less than one year.

In certain configuration service arrangements, the Company sells equipment to be customized and integrated with the configured software. The Company assesses that the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2)	License subscription

Revenue from license subscription is primarily comprised of fixed-fee contracts, which require the Company to provide product licensing services with their AI suite and AI application over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or annually basis over the contract term, which is typically 1 to 12 months. The license subscription contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits as such services are provided.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Maintenance services

Revenue from maintenance services is primarily comprised of fixed-fee contracts, which require the Company to provide support and maintenance services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or yearly basis over the contract term, which is typically 1 to 12 months. The maintenance services contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits as such services are provided.

(4)	Hardware rental and sales

The Company typically enters into a rental agreement with its client where the rights of the parties, including rental period, payment terms, are identified and rental fees to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of refund exist in the agreement. The Company’s performance obligation is to deliver products according to the agreement specifications and period. The Company recognizes the rental of hardware revenue over the rental period as client receive and consume benefit of such services as provided.

The Company engages in sale of VR/AR hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes hardware sale revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

(o) Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, cost of hardware, third party license fees and allocable overhead.

(p) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(q) General and administrative expenses

General and administrative expenses mainly consist of staff costs, depreciation or amortization, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(r) Operating leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

(s) Income taxes

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the years ended December 31, 2023 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(t) Loss per share

Basic loss per share is computed by dividing net loss attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted loss per share is calculated by dividing net loss attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

(u) Employee benefit

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employee leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

(v) Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

(w) Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

(x) Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit loss accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of clients

As of December 31, 2 2024, three clients, Company A, Company B and Company C, accounted for 50.49%, 22.90% and 16.51% of the Company’s total accounts receivable respectively. As of December 31, 2023, four clients, Company D, Company E, Company F and Company J accounted for 34.08%, 24.24%, 22.49% and 13.06% of the Company’s total accounts receivable respectively.

For the year ended December 31, 2024, four clients, Company D, Company E, Company F and Company G, and accounted for 11.91%, 13.04%, 45.06% and 19.12% of the Company’s total revenues respectively. For the year ended December 31, 2023, three clients, Company H, Company I and Company J accounted for 32.63%, 13.48% and 12.68% of the Company’s total revenues respectively.

Concentration of vendors

As of December 31, 2024, the accounts payable for the Company is nil. As of December 31, 2023, two vendors, Company K and Company L accounted for 55.21% and 37.20% of the Company’s total account payable respectively.

For the year ended December 31, 2024, two vendors, Company L and Company M accounted for 27.94% and 24.28% of the Company’s total purchase respectively. For the year ended December 31, 2023, three vendors, Company M, Company K and Company L accounted for 31.78%, 23.85 and 16.07% of the Company’s total purchase respectively.

(y) Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(z) Recently issued accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2023, the FASB issued ASU 2024-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public entities must annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than five percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). This ASU’s amendments are effective for all entities that are subject to Topic 740, Income Taxes, for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this pronouncement on our disclosures.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Note 3—Operating Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the years ended December 31, 2023 and 2024:

	For the years ended December 31,
	2023	2024
	SGD	SGD	USD
Configuration services	945,817	1,158,516	847,984
Hardware rental and sales	113,901	338,020	247,416
Maintenance Services	33,753	71,183	52,103
License subscription	26,308	63,847	46,733
Total revenues	1,119,779	1,631,566	1,194,236

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2023	2024
	SGD	SGD	USD
Services and deliverables transferred at a point in time	1,059,719	1,496,536	1,095,400
Services and deliverables transferred over time	60,060	135,030	98,836
Total revenues	1,119,779	1,631,566	1,194,236

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 4—Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Accounts Receivable	500,825	49,505	36,236
Less: Allowance for credit loss	-	(42,782)	(31,315)
Accounts receivable, net	500,825	6,723	4,921

	December 31, 2023	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Allowance for credit loss
Beginning Balance	-	-	-
Addition	-	42,782	31,315
Ending Balance	-	42,782	31,315

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5—Inventory

	December 31, 2023	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Merchandise goods	75,909	44,528	32,593

Note 6—Equipment, net

Equipment, net consists of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Leasehold improvements	142,590	142,590	104,370
Furniture and fittings	41,361	41,361	30,274
Hardware equipment	239,912	242,421	177,442
Subtotal	423,863	426,372	312,086
Less: accumulated depreciation	(356,694)	(394,874)	(289,031)
Equipment, net	67,169	31,498	23,055

Depreciation expense for the years ended December 31, 2024 and 2023, amounted to SGD 39,911 (USD 29,213) and SGD 62,269, respectively.

No impairment loss had been recognized during the years ended December 31, 2023 and 2024, respectively.

Note 7—Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	December 31, 2023	December 31, 2024	December 31, 2024
	SGD	SGD	USD
Other payables	1,077,910	126,712	92,748
Accrued expenses	3,756	5,582	4,085
Total other payables and accrued liabilities	1,081,666	132,294	96,833

Other payables mainly consist of deferred revenue representing customer payments received in advance for which the related performance obligations have not yet been fulfilled.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8—Bank loans

The bank loans as of December 31, 2023 and 2024 are set out below:

Bank loans	Currency	Period	Interest rate	Maturity Date	Directors’ Personal guarantee	Carrying amount
						SGD
Secured fixed rate bank loans	SGD	June, 2023 – May, 2028	7.75%	May 2028		180,446
Balance as of December 31, 2023					180,446	180,446

Secured fixed rate bank loans	SGD	2023 – 2028	7.75%	May 2028		144,806
Balance as of December 31, 2024					144,806	144,806
Balance as of December 31, 2024 (USD)					105,992	105,992

Bank loans	Carrying amount	Within 1 year	2026	2027	2028	2029	Thereafter
	SGD
Secured fixed rate bank loans	180,446	35,640	38,503	41,595	44,936	19,772	-
Balance as of December 31, 2023	180,446	35,640	38,503	41,595	44,936	19,772	-

Bank loans	Carrying amount	Within 1 year	2026	2027	2028	2029	Thereafter
	SGD
Secured fixed rate bank loans	144,806	38,503	41,595	44,936	19,772	-	-
Balance as of December 31, 2024	144,806	38,503	41,595	44,936	19,772	-	-
Balance as of December 31, 2024 (USD)	105,992	28,183	30,446	32,891	14,472	-	-

The bank loans outstanding were guaranteed by Mr Jiang Shu Tao, who is the Director and Shareholder of the Company.

Note 9—Convertible loan agreement

The Company entered into a Convertible Loan Agreement (the “Agreement”) with certain third-party lender as part of its pre-initial public offering fundraising, seeking an aggregate proceeds of approximately SGD 1,200,000. For the year ended December 31, 2024, an amount of SGD 100,000 was raised and drawn down under the Agreement.

Under the terms of the Agreement, the outstanding principal amount provided by the lenders is initially interest-free and will automatically convert into common shares of the Company upon the completion of the public offering. The conversion price per share will be set at USD 2.

If the Company completes a trade sale prior to maturity, the outstanding principal amount is repayable to the Lenders using a formula based on the principal outstanding and a 50% discount rate applied. In the event that neither a public offering nor a trade sale occurs by the maturity date which is two years from the initial drawdown date, the loan becomes repayable in full along with interest accruing from that date forward at an annual rate of 10%, calculated based on a 365-day year.

The lender has agreed to customary lock-up restrictions, prohibiting them from selling or transferring 50% of the shares acquired through the conversion for a period of 180 days following the closing of a public offering.

The Agreement also specifies events of default, including but not limited to insolvency or other similar proceedings, which could trigger immediate repayment obligations.

The Company adopted ASU 2020-06 using the full retrospective approach. As a result of the adoption, convertible loan is recorded as a single liability measured at its amortized cost.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10—Related party balances and transactions

Nature of relationships with related parties:

		For the years ended December 31,
Related parties	Relationship	2023	2024	2024
		SGD	SGD	USD
Amount due to:
Mr. Jiang Shutao	Director, Chief Technological Officer and Shareholder	50,076	50,076	36,653

Non-trade advance from controlling shareholder is unsecured, interest free and repayable on demand.

Other than the above-mentioned disclosure, there were no other significant related party transactions conducted during the years ended December 31, 2023 and 2024.

Note 11—Taxes

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, OAPL. Under the current laws of the Cayman Islands, The Company is not subject to tax on income or capital gains.

Singapore

OAPL and its subsidiary Hiverlab is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,395) taxable income and 50% of the next SGD 190,000 (approximately USD 140,501) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of December 31, 2023 and 2024, OAPL through its subsidiary, Hiverlab has incurred net operating loss carry forwards of SGD751,504 and SGD703,002 (USD514,568), respectively, to offset future taxable income.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the years ended December 31,
	2023	2024
	SGD	SGD	USD
Loss before income tax	(268,100)	(25,017)	(18,311)
Income tax rate	17%	17%	17%
Income tax expense computed at statutory rate	(45,577)	(4,253)	(3,113)
Reconciling items:
Tax effect of expenses that are not deductible in determining taxable profit	8,547	12,620	9,237
Tax effect of unused tax losses not recognized in prior years now recognized	-	(8,244)	(6,034)
Tax effect of tax losses carry forwards not recognized in current year	38,272	1,375	1,007
Tax effect of foreign jurisdiction	230	(765)	(560)
Total income tax expense	1,472	733	537
Effective tax rate	(0.5)%	(2.9)%	(2.9)%

Deferred tax

Significant components of deferred tax were as follows:

	December 31,
	2023	2024	2024
	SGD	SGD	USD
Net operating losses carry forward	127,756	119,510	87,477
Valuation allowance	(127,756)	(119,510)	(87,477)
Deferred tax assets, net	-	-	-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

Note 12—Equity

Ordinary shares

The Company was established under the laws of Cayman Island (“CAYMAN”) on June 27, 2025 with authorized share of 500,000,000 ordinary shares at the time of incorporation. One ordinary share was issued on June 27, 2025. The Company is authorized to issue one class of ordinary share. On August 20, 2025, the Company passed written resolutions to re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the Cayman Registrar of Corporate Affairs, the Company is authorized to issue up to a maximum of 490,000,000 Class A ordinary shares and up to a maximum of 10,000,000 Class B ordinary shares with par value of USD 0.0001 respectively. The 1 ordinary share has been redesignated into Class A ordinary share by the Company.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company is expected to complete an internal reorganization prior to the Company’s listing on NYSE American, which will involve the subscription by the shareholders of OAPL of certain shares in the Company in consideration of the transfer of their equity interest in OAPL to the Company. Prior to the reorganization, OAPL was directly owned and controlled by OIL, Mr Jiang Shutao and the other existing shareholders with percentage ownership of 74.2% (representing 18,549,898 ordinary shares), 24.8% (representing 6,200,000 ordinary shares) and 1% (representing 250,002 ordinary shares), respectively. As a result of share swaps and related issuances by and among, OIL, Mr Jiang Shutao and the other existing shareholders, whereby OAPL is ultimately expected to become an immediate subsidiary of the Company, OIL is expected to own 7,650,000 Class A ordinary shares and 1,275,000 Class B ordinary shares, which represents 42.0% ownership of the Company. Mr Jiang Shutao is expected to own 5,270,000 Class A ordinary shares, which represents 24.8% ownership of the Company. Other existing shareholders from OAPL, will own in total 7,055,000 Class A ordinary shares, which represents 33.2% of the Company, after internal reorganization is completed.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available thereof.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Note 13—Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one property lease agreement with a lease term for two years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized operating lease ROU assets and lease liabilities as follows:

	December 31,
	2023	2024	2024
	SGD	SGD	USD
Right-of-use assets	262,685	148,257	108,518
Less: accumulated amortization	(153,192)	(100,897)	(73,853)
Operating lease ROU asset, net	109,493	47,360	34,665

	December 31,
	2023	2024	2024
	SGD	SGD	USD
Operating lease liabilities
Current portion	63,210	49,950	36,561
Non-current portion	49,950	-	-
Total	113,160	49,950	36,561

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a schedule of future lease payments under the non-cancellable operating leases as of December 31, 2024:

Year ending December 31,	Amount SGD	Amount USD
2025	51,327	37,569
2026	-	-
2027	-	-
2028	-	-
2029	-	-
Thereafter	-	-
Total future lease payments	51,327	37,569
Amount representing interest	(1,377)	(1,008)
Present value of future payments	49,950	36,561
Less: current portion	49,950	36,561
Long term portion	-	-

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2024:

Weighted average discount rate	5.25%
Weighted average remaining lease term (years)	1

Note 14—Segment information

Reportable Segments

The Company operates as a single reportable segment, which is consistent with how the Chief Operation Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The Company operates within one aggregated reportable segment. This segment integrates four distinct but closely interrelated revenue streams, including configuration services, hardware rental and sales, maintenance services and license subscription. These revenue streams collectively provide comprehensive solutions to customers.

The CODM has carefully evaluated and determined that aggregation of these revenue streams into a single reportable segment is appropriate. This determination was based on an assessment of several critical factors indicating substantial similarities across the revenue streams. These factors include closely aligned economic characteristics, such as comparable profit margins, similar risk profiles, and synchronized market dynamics. Additionally, the underlying products and services are inherently linked, as the hardware products supplied or rented by the Company are specifically designed or configured to seamlessly integrate with the Company’s principal activities.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Furthermore, these revenue streams share unified software development processes, supported by centralized research, development, and operational infrastructures. They predominantly serve similar types of customers, generally comprising enterprise-level and mid-sized businesses seeking integrated software technology solutions. Distribution methods across all streams are harmonized, primarily involving direct sales teams and digital channels. Lastly, all streams operate within comparable regulatory environments applicable to software and technology businesses.

The CODM reviews financial information on a consolidated basis, using Operating Loss as the primary measure of segment performance. Operating loss is defined as revenue less cost of goods sold and operating expenses, excluding interest expenses and income taxes.

Significant Segment Expense Categories Provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the Years Ended December 31,
	2023	2024	2024
	SGD	SGD	USD

OPERATING REVENUES
Configuration services	945,817	1,158,516	847,984
Hardware rental and sales	113,901	338,020	247,416
Maintenance services	33,753	71,183	52,103
License subscription	26,308	63,847	46,733
Total operating revenue	1,119,779	1,631,566	1,194,236

COST OF REVENUES	(846,942)	(855,777)	(626,392)

GROSS PROFIT	272,837	775,789	567,844

SELLING AND MARKETING EXPENSES
Marketing expenses	(2,198)	(9,255)	(6,774)
Payroll on sales and marketing staff	(318,825)	(371,459)	(271,892)
	(321,023)	(380,714)	(278,666)

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and welfare expenses	(100,971)	(89,876)	(65,786)
Office related expenses	(18,978)	(22,674)	(16,596)
Operating lease expenses	(87,561)	(62,133)	(45,479)
Professional service expenses	(13,742)	(16,926)	(12,389)
Depreciation and amortization	(62,269)	(39,911)	(29,213)
Other Administrative expense	(22,651)	(233,509)	(170,918)
	(306,172)	(465,029)	(340,381)

OTHER SEGMENT ITEMS
Foreign exchange loss	(474)	(13,580)	(9,940)
Interest expense	(17,087)	(16,929)	(12,391)
Other income, net	103,819	75,445	55,223
	86,258	44,936	32,892

PROVISION FOR INCOME TAX	(1,472)	(733)	(537)
NET LOSS	(269,572)	(25,751)	(18,848)

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Geographical Information

Although the Company operates as a single reportable segment, management monitors the geographical distribution of revenues as part of its performance evaluation and strategic planning. The following table sets forth the Company’s revenues by geographical markets for the years ended December 31, 2023 and 2024:

	For the Year ended December 31,
	2023		2024
Geographical Location of Customer	Revenue SGD	%	Revenue SGD	%
Singapore	1,015,640	90.7	1,266,095	77.6
Vietnam	100,780	9.0	52,210	3.2
Saudi Arabia	-	-	311,629	19.1
Other Countries	3,359	0.3	1,632	0.1
Total	1,119,779	100.0%	1,631,566	100.0

Note 15—Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024 and up through the issuance date of these consolidated financial statements were available to be issued.

Note 16—Subsequent events

In the subsequent period after the reporting period, the Company entered into Convertible loan agreements with third-party lender for an aggregated amount of SGD 600,000 (USD 439,174) with the same terms and conditions disclosed in Note 9 in March 2025, May 2025 and June 2025.

Additionally, on February 20, 2025, the Company acquired approximately 14.36% of the equity interest in IntentAI Pte. Ltd.. This other investment does not provide the Company with controlling interest in IntentAI Pte. Ltd..

Management evaluated all the subsequent events of the Company from December 31, 2024 through the date the consolidated financial statements were issued and concluded that no other subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the Notes to the consolidated financial statements other than events detailed above.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,	June 30,
	2024	2025	2025
	SGD (Audited)	SGD (Unaudited)	USD Note 2(e)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	214,267	209,533	164,740
Accounts receivable, net	6,723	397,073	312,189
Deposits, prepayments and other receivables	78,297	28,866	22,695
Inventory	44,528	32,440	25,505
Total current assets	343,815	667,912	525,129

NON-CURRENT ASSETS
Equipment, net	31,498	23,027	18,104
Deferred IPO cost	-	317,853	249,904
Prepaid expenses	45	30	24
Right-of-use assets, net	47,360	22,650	17,808
Long term investment, net	-	475,020	373,473
Total non-current assets	78,903	838,580	659,313

TOTAL ASSETS	422,718	1,506,492	1,184,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	-	14,206	11,169
Other payables and accrued liabilities	132,294	398,776	313,528
Amount due to controlling shareholder	50,076	44,076	34,654
Bank loans, current	38,503	74,282	58,402
Lease liability, current	49,950	24,164	18,998
Total current liabilities	270,823	555,504	436,751

NON-CURRENT LIABILITIES
Bank loans, non-current	106,303	193,446	152,092
Convertible loan	100,000	500,000	393,114
Total non-current liabilities	206,303	693,446	545,206

TOTAL LIABILITIES	477,126	1,248,950	981,957

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS’ EQUITY
Class A ordinary shares, Class B shares, US$ 0.0001 par value, 490,000,000 Class A ordinary shares and 10,000,000 Class B ordinary shares authorized, 19,975,000 Class A ordinary share issued and outstanding, 1,275,000 Class B ordinary share issued and outstanding as of December 31, 2024 and June 30, 2025, respectively**	*	*	*
Additional paid-in capital	510,002	985,022	774,449
Non-controlling interests	(3,763)	(55,778)	(43,854)
Foreign currency translation reserve	9,416	(2,622)	(2,062)
Accumulated deficits	(570,063)	(669,080)	(526,048)
Total shareholders’ equity	(54,408)	257,542	202,485
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	422,718	1,506,492	1,184,442

*	Denote less than SGD1
**	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Six Months Ended June 30,
	2024	2025	2025
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	Note 2(e)
OPERATING REVENUES
Configuration services	605,792	194,544	152,955
Hardware rental and sales	141,384	19,121	15,033
Maintenance services	27,340	39,890	31,362
License subscription	21,138	8,664	6,812
Total operating revenues	795,654	262,219	206,162

COST OF REVENUES	(461,671)	(148,997)	(117,145)

GROSS PROFIT	333,983	113,222	89,017

OPERATING EXPENSES
Selling and marketing expenses	(82,556)	(61,787)	(47,371)
General and administrative expenses	(381,119)	(180,063)	(142,777)
Total operating expenses	(463,675)	(241,850)	(190,148)

LOSS FROM OPERATIONS	(129,692)	(128,628)	(101,131)

OTHER INCOME/(EXPENSE)
Interest expense	(9,208)	(24,438)	(18,403)
Other income, net	2,889	14,216	10,366
Total other income, net	(6,319)	(10,222)	(8,037)

LOSS BEFORE INCOME TAX	(136,011)	(138,850)	(109,168)

PROVISION FOR INCOME TAX
Current tax expense	(771)	(616)	(484)
Total provision for income tax	(771)	(616)	(484)

NET LOSS	(136,782)	(139,466)	(109,652)

NET LOSS ATTRIBUTABLE TO:
Shareholders of the Company	(69,759)	(99,017)	(77,850)
Non-controlling interest	(67,023)	(40,449)	(31,802)
	(136,782)	(139,466)	(109,652)
Foreign currency translation loss
Attribute to shareholder of the Company	(1,705)	(12,038)	(9,465)
Attribute to non-controlling interest	(1,638)	(11,566)	(9,094)
	(3,343)	(23,604)	(18,559)
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted**	19,975,000	19,975,000	19,975,000

EARNINGS PER SHARE
Basic and diluted	(0.00 7)	(0.007)	(0.007)

**	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares,
	Class A		Class B		Additional	Foreign		Non-	Total
	No. of shares**	Amount	No. of shares	Amount	paid-in capital	currency translation	Accumulated deficits	controlling interests	Shareholders’ Equity
		SGD		SGD	SGD	SGD	SGD	SGD	SGD

Balance as of January 1, 2024	19,975,000	*	1,275,000	*	510,002	(4,356)	(552,966)	(8,341)	(55,661)
Net loss for the year	-	-	-	-	-	-	(17,097)	(8,654)	(25,751)
Other comprehensive income for the year	-	-	-	-	-	13,772	-	13,232	27,004
Balance as of December 31, 2024	19,975,000	*	1,275,000	*	510,002	9,416	(570,063)	(3,763)	(54,408)

Balance as of January 1, 2024	19,975,000	*	1,275,000	*	510,002	9,416	(570,063)	(3,763)	(54,408)
Additional paid-in-capital	-	-	-	-	475,020	-	-	-	475,020
Net income for the year	-	-	-	-	-	-	(99,017)	(40,449)	(139,466)
Other comprehensive loss for the year	-	-	-	-	-	(12,038)	-	(11,566)	(23,604)
Balance as of June 30, 2025	19,975,000	*	1,275,000	*	985,022	(2,622)	(669,080)	(55,778)	257,542

Balance as of June 30, 2025 (USD) (Note 2(e))	19,975,000	*	1,275,000	*	774,449	(2,062)	(526,048)	(43,854)	202,485

*	Denote less than SGD1

**	Giving retroactive effect to reflect reorganization which is expected to complete prior to the Company’s listing. See Note 1.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2024	2025	2025
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	Note 2(e)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(136,782)	(139,466)	(109,652)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of equipment	22,980	10,488	8,246
Amortization of right-of-use assets	37,424	24,710	19,428
Change in operating assets and liabilities:
Accounts receivables, net	185,375	(390,350)	(306,903)
Prepaid expenses	667	15	12
Inventory	27,271	12,088	9,504
Deposits, prepayments and other receivables	7,927	49,430	38,864
Accounts payable	(142,431)	14,206	11,169
Other payables and accrued liabilities	(115,595)	244,963	192,595
Operating lease obligation	(38,090)	(25,786)	(20,273)
Cash used in operating activities	(151,254)	(199,702)	(157,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(2,186)	(2,017)	(1,586)
Cash used in investing activities	(2,186)	(2,017)	(1,586)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from drawdown of convertible loans	-	500,000	393,113
Proceeds from bank loan		150,000	117,933
Repayment to bank loans	(17,476)	(111,558)	(87,710)
Deferred IPO cost	-	(317,853)	(249,904)
Net cash (used in)/provided by financing activities	(17,476)	220,589	173,432

NET CHANGE IN CASH AND CASH EQUIVALENTS	(170,196)	18,870	14,836

Effect of foreign currency translation	(3,340)	(23,604)	(18,558)

CASH AND CASH EQUIVALENTS, at beginning of period	472,493	214,267	168,462

CASH AND CASH EQUIVALENT end of period	298,237	209,533	164,740

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	-	15,520	12,202
SUPPLEMENTAL CASH FLOW INFORMATION:
Issuance of Class A shares for purchase of long-term investment*	-	475,020	373,473

*	The Company issued 13,670,752 Class A ordinary shares as consideration for the acquisition of a 14.36% equity interest in IntentAI Pte. Ltd., with an aggregate fair value of S$475,020. As the transaction was settled through the issuance of equity instruments and did not involve cash, it is classified as a non-cash financing transaction and is therefore excluded from the statements of cash flows.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of business and organization

Optimal AI Pte. Ltd. ( “OAPL”) is an investment holding company incorporated on July 13, 2024 in Singapore with limited liability. The Company conducts its primary operations through its subsidiaries that are incorporated and domiciled in Singapore namely Hiverlab Pte Ltd (“Hiverlab”) and Hiverlab International Pte Ltd and another subsidiary incorporated and domiciled in Vietnam namely Hiverlab Vietnam Co. Ltd. The Company, through these subsidiaries, is a provider of customized software, technology solutions and applications. The Company’s headquarter is located in Singapore. All of the Company’s business activities are carried out in Singapore and Vietnam.

Organization

Optimal AI Limited

As part of the reorganization for the purpose of listing, Optimal AI Limited (the “Company” or “OAL”) was incorporated in the Cayman Islands on June 27, 2025 under the Companies Act as an exempted company with limited liability. The authorized share capital was USD 50,000 divided into 500,000,000 ordinary shares, par value USD 0.0001 each at the time of incorporation and the initial 1 ordinary share was transferred to Mr. Lai Kee Chwee on the date of incorporation for cash at par. On August 20, 2025, the Company passed written resolutions to re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the Cayman Registrar of Corporate Affairs, the Company is authorized to issue up to a maximum of 490,000,000 Class A ordinary shares and up to a maximum of 10,000,000 Class B ordinary shares with par value of USD 0.0001 respectively. The 1 ordinary share held by Mr. Lai Kee Chwee has been redesignated into Class A ordinary share by the Company.

Optimal AI Pte. Ltd.

On July 13, 2024, Optimal AI Pte. Ltd. (“OAPL”) was incorporated in Singapore with limited liability. OAPL is authorized to issue a maximum of 25,000,000 shares of a single class and the initial 2 shares were issued to Mr Lai Kee Chwee and Mr Lee Kunfeng Daniel on the date of incorporation for cash.

Share Swap Arrangement

On September 30, 2024, Optimal Investment Limited (“OIL”) and Mr. Jiang Shutao with percentage ownership in Hiverlab of 17.96% (representing 12,500 ordinary shares) and 58.72% (representing 40,868 ordinary shares) respectively, entered into share swap agreements pursuant to which OIL and Mr. Jiang transferred their percentage ownership of 17.96% (representing 12,500 ordinary shares) and 33.04% (representing 22,996 ordinary shares) shareholding interest respectively in Hiverlab to OAPL for the consideration of OAPL allotting and issuing 18,549,998 ordinary shares (representing 74.2% of percentage ownership) and 6,200,000 ordinary shares (representing 24.8% of percentage ownership) to OIL and Mr. Jiang. Upon completion of the share swap whereby, OAPL owns 51% of shareholding interest in Hiverlab as our indirect owned subsidiary. Nonetheless, prior to the share swap, OAPL has joint control arrangement with Mr. Jiang Shutao in Hiverlab by virtue of a concert party deed signed by both parties.

Reorganization

The Company is expected to complete an internal reorganization prior to the Company’s listing on NYSE American, which will involve the subscription by the shareholders of OAPL of certain shares in the Company in consideration of the transfer of their equity interest in OAPL to the Company. Prior to the reorganization, OAPL was directly owned and controlled by OIL, Mr. Jiang Shutao and the other existing shareholders with percentage ownership of 74.2% (representing 18,549,898 ordinary shares), 24.8% (representing 6,200,000 ordinary shares) and 1% (representing 250,002 ordinary shares), respectively. As a result of share swaps and related issuances by and among, OIL, Mr. Jiang Shutao and the other existing shareholders, whereby OAPL is ultimately expected to become an immediate subsidiary of the Company, OIL is expected to own 7,650,000 Class A ordinary shares and 1,275,000 Class B ordinary shares, which represents 42.0% ownership of the Company. Mr Jiang Shutao is expected to own 5,270,000 Class A ordinary shares, which represents 24.8% ownership of the Company. Other existing shareholders from OAPL, will own in total 7,055,000 Class A ordinary shares, which represents 33.2% of the Company, after internal reorganization is completed.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company has accounted for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because economic interests of OAPL, Mr Jiang Shutao and the other existing shareholders remained the same immediate before and after the reorganization, as such the accompanying financial statements include the results of operations of Hiverlab for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5. The unaudited interim condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements of the Company.

The unaudited interim condensed consolidated financial statements are prepared based on the basis as if the reorganization has been accounted for as a business combination among entities under common control since the same controlling shareholders controlled Hiverlab before and after the reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the abovementioned transactions had became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements of the Company. Results of operations for the periods presented comprise of the previously separate entities combined from the beginning of the period to the end of the period eliminating the effects of intra entity transactions.

The unaudited interim condensed consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activity

Optimal AI Limited	● A Cayman company ● Incorporated on June 27, 2025	-	Investment holding
Optimal AI Pte. Ltd.	● A Singapore company ● Incorporated on July 13, 2024	100% owned by OAL	Singapore-based group operating company
Hiverlab Pte Ltd	● A Singapore company ● Incorporated on February 18, 2014	51% owned by OAPL	Provider of customized software, technology solutions and applications
Hiverlab Vietnam Co. Ltd	● A Vietnam company ● Incorporated on July 6, 2021	100% owned by Hiverlab	Sales of hardware
Hiverlab International Pte Ltd	● A Singapore company ● Incorporated on November 18, 2022	100% owned by Hiverlab	Provision of information technology consultancy

The accompanying financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

Note 2—Summary of significant accounting policies

(a) Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

In the opinion of the Company’s management, these unaudited condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of June 30, 2025 and the Company’s results of operations and cash flows for the periods presented.

Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes included in this registration statement.

(b) Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions have been eliminated upon consolidation.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(c) Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of equipment, impairment of long-lived assets, allowance for credit loss and valuation allowance of deferred taxes. Actual results could differ from these estimates and assumptions that were used.

As of the date of issuance of the unaudited interim condensed consolidated financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the unaudited interim condensed consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s unaudited interim condensed consolidated financial statements.

(d) Foreign currency translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiaries which are incorporated in Singapore and Vietnam are SGD and Vietnamese Dong, respectively, which are its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the consolidated statements of loss and comprehensive loss.

Foreign currency translation — The financial statements of subsidiaries whose functional currency differs from the Company’s reporting currency are translated into the reporting currency using the current-rate method. Assets and liabilities are translated at exchange rates prevailing at the balance sheet date, while revenues and expenses are translated at average exchange rates for the period. Resulting translation differences are recorded in Other Comprehensive Income (“OCI”) and accumulated within the Foreign Exchange Translation Reserve under equity.

In accordance with ASC 830-30-45-17, the cumulative translation adjustments are attributed to both the parent and the non-controlling interest based on their respective ownership interests. Such translation differences are not included in the determination of net income until the disposal of the foreign operations.

(e) Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from SGD into USD as of June 30, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.2719, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

(f) Cash and cash equivalents

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(g) Accounts receivable, net

Accounts receivable is recorded in accordance with ASC 310, “Receivables.” Accounts receivable is recorded at the invoiced amount and do not bear interest. The expected credit loss accounts is the Company’s best estimate of the amount of expected credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance sheet credit exposure relating to its customers, suppliers or others. For the six months ended June 30, 2025 and the year ended December 31, 2024, the provision for estimated credit loss on receivable are nil and $42,782 respectively.

(h) Deposit, prepayments and other receivables

Deposits are mainly for rent. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. Pursuant to ASC340-10, prepayments refer to payments made in advance to vendors or service providers for services that are yet to be rendered, including prepayment of rent for office. These amounts are refundable and bear no interest. As of June 30, 2025 and December 31, 2024, the prepaid expenses amounted to nil and SGD45 respectively. Other receivables are unsecured and relate to receivables from third parties. Management reviews its prepayments and other receivables on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. The Company determined that no allowance was deemed necessary for six months ended June 30, 2025 and year ended December 31, 2024.

(i) Inventory

Inventories are comprised of hardware products that are for sale and are stated at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of June 30, 2025 and December 31, 2024, the Company’s inventory amounted to SGD 32,440 (USD 25,505) and SGD 44,528, respectively. No allowance for inventory valuation or obsolescence loss was recognized for both years.

(j) Short-term deposits

Short-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination.

(k) Equipment, net

Equipment, net are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Hardware equipment	4 years
Leasehold improvements	5 years
Furniture and fittings	4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(l)  Long term investment

The Company accounts for investment with less than 20% of the voting shares and does not have the ability to exercise significant influence over operating and financial policies of the investee using the cost method. The Company records cost method investment at the historical cost in its financial statements and subsequently records any dividends received from the net accumulated earrings of the investee as income. Dividends received in excess of earnings are considered a return of investment and are recorded as reduction in the cost of the investment.

Cost method investment is evaluated for impairment when facts or circumstances indicate that the fair value of the long-term investment is less than its carrying value. An impairment is recognized when a decline in fair value is determined to be other-than-temporary.

The Company holds 14.36% interest of equity security in a privately held company operating in the AI software development industry in which the Company does not have a controlling interest or significant influence. The investment is recorded at cost of SGD 475,020 (USD 373,473) and nil as of June 30, 2025 and December 31, 2024, respectively. The impairment of the investment is nil and nil as of June 30, 2025 and December 31, 2024.

The Company reviews several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, the: (i) nature of the investment; (ii) cause and duration of the impairment; (iii) extent to which fair value is less than cost; (iv) financial condition and near term prospects of the investment; and (v) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. No event had occurred and indicated that other-than-temporary impairment existed and therefore the Company did not record any impairment charges for its investment as of June 30, 2025 and December 31, 2024.

(m) Impairment for long-lived assets

Long-lived assets, including equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

(n) Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Cash and cash equivalents, accounts receivable, net, deposits, prepayment, other receivables, accounts payable, other payables and accrued liabilities, amount due to controlling shareholder are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for under as Level 3 under the above hierarchy. The Company accounts for bank loans and convertible loan at amortized cost and has elected not to account for them under the fair value hierarchy.

(o) Revenue recognition

Effective July 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Clients, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after July 1, 2019 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to July 1, 2019. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company derives its revenues from four sources: (1) revenue from configuration services, (2) revenue from license subscription, (3) maintenance services, and (4) revenue from hardware rental and sales. All of the Company’s contracts with clients do not contain cancellable and refund-type provisions.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Configuration services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company customize and configure their AI suite and AI application based on clients’ specific needs which require the Company to perform services including design, development, and integration. Upon delivery of the services, client acceptance is generally required. The Company assesses that configuration service is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the configuration period is short, usually less than one year.

The Company’s configuration service revenues are generated primarily from contracts with government or related agencies and state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term, and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from configuration service contracts is generally recognized at point in time as the Company’s performance obligation is completed and the control is transferred to the Company’s clients. The Company uses an output method based on completion of performance obligation as the Company believes that this method most accurately reflects the Company’s revenue recognition based on satisfaction of the performance obligation, which usually takes less than one year.

In certain configuration service arrangements, the Company sells equipment to be customized and integrated with the configured software. The Company assesses that the customized equipment and service are interdependent and highly interrelated. In these cases, the Company controls the customized equipment before it is transferred to the clients. The Company has the right to direct the suppliers and control the goods or assets transferred to its clients. Thus, the Company considers it should recognize revenue as a principal in the gross amount of consideration to which it is entitled in exchange for the customized equipment delivered.

(2)	License subscription

Revenue from license subscription is primarily comprised of fixed-fee contracts, which require the Company to provide product licensing services with their AI suite and AI application over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or annually basis over the contract term, which is typically 1 to 12 months. The license subscription contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits as such services are provided.

(3) Maintenance services

Revenue from maintenance services is primarily comprised of fixed-fee contracts, which require the Company to provide support and maintenance services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or yearly basis over the contract term, which is typically 1 to 12 months. The maintenance services contracts typically include a single performance obligation. The revenue is recognized over the contract term as clients receive and consume benefits as such services are provided.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(4)	Hardware rental and sales

The Company typically enters into a rental agreement with its client where the rights of the parties, including rental period, payment terms, are identified and rental fees to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of refund exists in the agreement. The Company’s performance obligation is to deliver products according to the agreement specifications and period. The Company recognizes the rental of hardware revenue over the rental period as client receive and consume benefit of such services as provided.

The Company engages in sale of VR/AR hardware and related accessories. The Company typically enters into contracts with its client where the rights of the parties, including payment terms, are identified and sales prices to the clients are fixed with no separate sales rebate, discount, or other incentive and no right of return exists on sales of inventory. The Company’s performance obligation is to deliver products according to contract specifications. The Company recognizes hardware sale revenue at a time when the control of products is transferred to clients.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

(p) Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with technical support and subcontractors, professional services organizations, cost of hardware, third party license fees and allocable overhead.

(q) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(r) General and administrative expenses

General and administrative expenses mainly consist of staff costs, depreciation or amortization, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(s) Operating leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

(t) Income taxes

The Company accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the six months ended June 30, 2025 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(u) Loss per share

 Basic loss per share is computed by dividing net loss attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted loss per share is calculated by dividing net loss attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

(v) Employee benefit

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employee leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

(w) Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

(x) Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

(y) Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit loss accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Concentration of clients

As of June 30, 2025, three  clients, Company A, Company B, and Company K accounted for 30.2%, 11.9% and 29.1% of the Company’s total accounts receivable respectively. As of December 31, 2024, three clients, Company Q, Company R and Company N, accounted for 50.49%, 22.90% and 16.51% of the Company’s total accounts receivable respectively.

For the six-month period ended June 30, 2025, three clients, Company A, Company B and Company C, and accounted for 41.9%, 16.5% and 11.0% of the Company’s total revenues respectively. For the six-month period ended June 30, 2024, three clients, Company D, Company E and Company F, and accounted for 39.2%, 24.4%and 19.0% of the Company’s total revenues respectively.

Concentration of vendors

As of June 30, 2025, one vendor, Company M accounted for 59.7% of the Company’s total account payable. As of December 31, 2024, the account payable for the Company is nil.

For the six-month period ended June 30, 2025, one vendor, Company G, accounted for 26.1% of the Company’s total purchase. For the six-month period ended June 30, 2024, four vendors, Company A, Company G, Company I and Company J accounted for 31.9%, 24.6%, 20.2% and 13.0% of the Company’s total purchase respectively.

(z) Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the unaudited interim condensed consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews unaudited interim condensed consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(zz) Recently issued accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2023, the FASB issued ASU 2024-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public entities must annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than five percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). This ASU’s amendments are effective for all entities that are subject to Topic 740, Income Taxes, for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of this pronouncement on our disclosures.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the unaudited interim condensed consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its unaudited interim condensed consolidated financial condition, results of operations, cash flows or disclosures.

Note 3—Operating Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Company’s revenues disaggregated by service lines for the six months ended June 30, 2024 and 2025:

	For the Six Months ended June 30,
	2024	2025
	SGD	SGD	USD
Configuration services	605,792	194,544	152,955
Hardware rental and sales	141,384	19,121	15,033
Maintenance Services	27,340	39,890	31,362
License subscription	21,138	8,664	6,812
Total operating revenues	795,654	262,219	206,162

The following table presents the Company’s revenues disaggregated by the timing of revenue recognition for the six months ended June 30, 2024 and 2025:

	For the Six Months ended June 30,
	2024	2025
	SGD	SGD	USD
Services and deliverables transferred at a point in time	747,176	213,665	167,988
Services and deliverables transferred over time	48,478	48,554	38,174
Total revenues	795,654	262,219	206,162

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 4—Accounts receivable, net

Accounts receivable, net consisted of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Accounts Receivable	49,505	397,073	312,189
Less: Allowance for credit losses	(42,782)	-	-
Accounts receivable, net	6,723	397,073	312,189

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5—Inventory

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Merchandise goods	44,528	32,440	25,505

Note 6—Equipment, net

Equipment, net consists of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Leasehold improvements	142,590	142,590	112,108
Furniture and fittings	41,361	41,361	32,519
Hardware equipment	242,421	244,439	192,184
Subtotal	426,372	428,390	336,811
Less: accumulated depreciation	(394,874)	(405,363)	(318,707)
Property and equipment, net	31,498	23,027	18,104

Depreciation expense for the six months ended June 30, 2025 and 2024, amounted to SGD 10,488 (USD 8,246) and SGD 22,980, respectively.

No impairment loss had been recognized during the six months ended June 30, 2025 and 2024, respectively.

Note 7—Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	December 31, 2024	June 30, 2025	June 30, 2025
	SGD	SGD	USD
Other payables	126,712	245,680	193,161
Accrued expenses	5,582	153,096	120,367
Total other payables and accrued liabilities	132,294	398,776	313,528

Other payables mainly consist of deferred revenue representing customer payments received in advance for which the related performance obligations have not yet been fulfilled.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8—Bank loans

The bank loans as of December 31, 2024 and June 30, 2025 are set out below:

Bank loans	Currency	Period	Interest rate	Maturity Date	Directors’ Personal guarantee	Carrying amount
						SGD
Secured fixed rate bank loans 1	SGD	June, 2023 – May, 2028	7.75%	May 2028		144,806
Balance as of December 31, 2024					144,806	144,806

Secured fixed rate bank loans 1	SGD	June, 2023 – May,2028	7.75%	May 2028		125,926
Secured fixed rate bank loans 2	SGD	April, 2025 – March 2029	7.00%	March 2029		141,802
Balance as of June 30, 2025					267,728	267,728
Balance as of June 30, 2025 (USD)					210,494	210,494

Bank loans	Carrying amount	Within 1 year	2026	2027	2028	2029	Thereafter
	SGD
Secured fixed rate bank loans 1	144,806	38,503	41,595	44,936	19,772	-	-
Balance as of December 31, 2024	144,806	38,503	41,595	44,936	19,772	-	-

Bank loans	Carrying amount	Within 1 year	2027	2028	2029	2030	Thereafter
	SGD
Secured fixed rate bank loans 1	125,926	40,019	43,233	42,674	-	-	-
Secured fixed rate bank loans 2	141,802	34,263	36,739	39,395	31,405
Balance as of June 30, 2025	267,728	74,282	79,972	82,069	31,405	-	-
Balance as of June 30, 2025 (USD)	210,494	58,402	62,876	64,524	24,692	-	-

The bank loans outstanding were guaranteed by Mr. Jiang Shu Tao, who is the Director and Shareholder of the Company.

Note 9—Convertible loan agreement

The Company entered into a Convertible Loan Agreement (the “Agreement”) with certain third-party lender as part of its pre-initial public offering fundraising, seeking aggregate proceeds of approximately SGD 1,200,000. For the six months ended June 30, 2025, an amount of SGD 500,000 (USD 393,113) was raised and drawn down under the Agreement.

Under the terms of the Agreement, the outstanding principal amount provided by the lenders is initially interest-free and will automatically convert into common shares of the Company upon the completion of the public offering. The conversion price per share will be set at USD 2.

If the Company completes a trade sale prior to maturity, the outstanding principal amount is repayable to the Lenders using a formula based on the principal outstanding and a 50% discount rate applied. In the event that neither a public offering nor a trade sale occurs by the maturity date which is two years from the initial drawdown date, the loan becomes repayable in full along with interest accruing from that date forward at an annual rate of 10%, calculated based on a 365-day year.

The lender has agreed to customary lock-up restrictions, prohibiting them from selling or transferring 50% of the shares acquired through the conversion for a period of 180 days following the closing of a public offering.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Agreement also specifies events of default, including but not limited to insolvency or other similar proceedings, which could trigger immediate repayment obligations.

The Company adopted ASU 2020-06 using the full retrospective approach. As a result of the adoption, convertible loan is recorded as a single liability measured at its amortized cost.

Note 10—Related party balances and transactions

Nature of relationships with related parties:

		As of December 31,	As of June 30,
Related parties	Relationship	2024	2025	2025
		SGD	SGD	USD
Amount due to:
Mr. Jiang Shutao	Director, Chief Technological Officer and Shareholder	50,076	44,076	34,654

Non-trade advance from controlling shareholder is unsecured, interest-free and repayable on demand.

Share Swap Acquisition of IntentAI Pte. Ltd.

On February 20, 2025, the Company’s subsidiary, Optimal AI Pte. Ltd.(OAPL) entered into a share swap agreement with OIL pursuant to which the Company acquired an equity interest in IntentAI Pte. Ltd(“Intent AI”)., a company incorporated in Singapore with business related to artificial intelligence.

Under the terms of the agreement, the Company acquired 261 ordinary shares of IntentAI, representing approximately 14.36% of the issued and outstanding share capital of IntentAI, in exchange for the issuance and allotment of 13,670,752 newly issued ordinary shares of the Company, credited as fully paid-up and issued otherwise than in cash. The aggregate transaction consideration was S$475,020. The transaction was completed on February 20, 2025, and no cash consideration was paid. The ordinary shares issued by the Company rank pari passu with all other ordinary shares outstanding at the time of issuance.

Mr. Lai Kee Chwee, our Chairman, Director of the Board and Chief Executive Officer, serves as a director of IntentAI. Mr. Lai does not control IntentAI, and IntentAI has multiple shareholders and a multi-member board of directors. Mr. Lai was not involved in the founding of IntentAI and does not control or direct its management or operations, nor does he possess veto rights, special approval rights, or other contractual arrangements conferring significant influence over IntentAI.

Other than the above-mentioned disclosure, there were no other significant related party transactions conducted during the six months ended June 30, 2025 and 2024.

Note 11—Taxes

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and conducts all of the Company’s businesses through the Company’s subsidiary in Singapore, OAPL. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains.

Singapore

OAPL and its subsidiary Hiverlab is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,395) taxable income and 50% of the next SGD 190,000 (approximately USD 140,501) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of June 30, 2025 and December 31, 2024, the Company through its subsidiary, OAPL and Hiverlab has incurred net operating loss carry forwards of SGD 806,668 (USD 634,223) and SGD703,002, respectively, to offset future taxable income.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the Six Months ended June 30,
	2024	2025
	SGD	SGD	USD
Loss before income tax	(136,011)	(138,850)	(109,168)
Income tax rate	17%	17%	17%
Income tax expense computed at statutory rate	(23,122)	(23,605)	(18,559)
Reconciling items:
Tax effect of expenses that are not deductible in determining taxable profit	10,811	6,566	5,162
Tax effect of tax losses carry forwards not recognized in current year	12,985	17,623	13,856
Tax effect of foreign jurisdiction	97	31	25
Total income tax expense	771	616	484
Effective tax rate	(0.6)%	(0.4)%	(0.4)%

Deferred tax

Significant components of deferred tax were as follows:

	December 31,	June 30,
	2024	2025	2025
	SGD	SGD	USD
Net operating losses carry forward	119,510	137,134	107,818
Valuation allowance	(119,510)	(137,134)	(107,818)
Deferred tax assets, net	-	-	-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

Note 12—Equity

Ordinary shares

The Company was established under the laws of Cayman Island on June 27, 2025 with authorized share of 500,000,000 ordinary shares at the time of incorporation. One ordinary share was issued on June 27, 2025. The Company is authorized to issue one class of ordinary share. On August 20, 2025, the Company passed written resolutions to re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the Cayman Registrar of Corporate Affairs, the Company is authorized to issue up to a maximum of 490,000,000 Class A ordinary shares and up to a maximum of 10,000,000 Class B ordinary shares with par value of USD 0.0001 respectively. The 1 ordinary share has been redesignated into Class A ordinary share by the Company.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company is expected to complete an internal reorganization prior to the Company’s listing on NYSE American, which will involve the subscription by the shareholders of OAPL of certain shares in the Company in consideration of the transfer of their equity interest in OAPL to the Company. Prior to the reorganization, OAPL was directly owned and controlled by OIL, Mr Jiang Shutao and the other existing shareholders with percentage ownership of 74.2% (representing 18,549,898 ordinary shares), 24.8% (representing 6,200,000 ordinary shares) and 1% (representing 250,002 ordinary shares), respectively. As a result of share swaps and related issuances by and among, OIL, Mr Jiang Shutao and the other existing shareholders, whereby OAPL is ultimately expected to become an immediate subsidiary of the Company, OIL is expected to own 7,650,000 Class A ordinary shares and 1,275,000 Class B ordinary shares, which represents 42.0% ownership of the Company. Mr Jiang Shutao is expected to own 5,270,000 Class A ordinary shares, which represents 24.8% ownership of the Company. Other existing shareholders from OAPL, will own in total 7,055,000 Class A ordinary shares, which represents 33.2% of the Company, after internal reorganization is completed.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available thereof.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Note 13—Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one property lease agreement with a lease term for two years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized operating lease ROU assets and lease liabilities as follows:

	December 31,	June 30,
	2024	2025	2025
	SGD	SGD	USD
Right-of-use assets	148,257	148,257	116,563
Less: accumulated amortization	(100,897)	(125,607)	(98,755)
Operating lease ROU asset, net	47,360	22,650	17,808

	December 31,	June, 30
	2024	2025	2025
	SGD	SGD	USD
Operating lease liabilities
Current portion	49,950	24,164	18,998
Non-current portion	-	-	-
Total	49,950	24,164	18,998

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a schedule of future lease payments under the non-cancellable operating leases as of June 30, 2025:

Year ending December 31,	Amount SGD	Amount USD
2025	24,510	19,270
2026	-	-
2027	-	-
2028	-	-
2029	-	-
Thereafter	-	-
Total future lease payments	24,510	19,270
Amount representing interest	(346)	(272)
Present value of future payments	24,164	18,998
Less: current portion	24,164	18,998
Long term portion	-	-

The following summarizes other supplemental information about the Company’s operating lease as of June 30, 2025:

Weighted average discount rate	5.25%
Weighted average remaining lease term (years)	1

Note 14—Segment information

Reportable Segments

The Company operates as a single reportable segment, which is consistent with how the Chief Operation Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The Company operates within one aggregated reportable segment. This segment integrates four distinct but closely interrelated revenue streams, including configuration services, hardware rental and sales, maintenance services and license subscription. These revenue streams collectively provide comprehensive solutions to customers.

The CODM has carefully evaluated and determined that aggregation of these revenue streams into a single reportable segment is appropriate. This determination was based on an assessment of several critical factors indicating substantial similarities across the revenue streams. These factors include closely aligned economic characteristics, such as comparable profit margins, similar risk profiles, and synchronized market dynamics. Additionally, the underlying products and services are inherently linked, as the hardware products supplied or rented by the Company are specifically designed or configured to seamlessly integrate with the Company’s principal activities.

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Furthermore, these revenue streams share unified software development processes, supported by centralized research, development, and operational infrastructures. They predominantly serve similar types of customers, generally comprising enterprise-level and mid-sized businesses seeking integrated software technology solutions. Distribution methods across all streams are harmonized, primarily involving direct sales teams and digital channels. Lastly, all streams operate within comparable regulatory environments applicable to software and technology businesses.

The CODM reviews financial information on a consolidated basis, using Operating Loss as the primary measure of segment performance. Operating loss is defined as revenue less cost of goods sold and operating expenses, excluding interest expenses and income taxes.

Significant Segment Expense Categories Provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the Six Months Ended June 30,
	2024	2025	2025
	SGD	SGD	USD
OPERATING REVENUES
Configuration services	605,792	194,544	152,955
Hardware rental and sales	141,384	19,121	15,033
Maintenance services	27,340	39,890	31,362
License subscription	21,138	8,664	6,812
Total operating revenue	795,654	262,219	206,162

COST OF REVENUES	(461,671)	(148,997)	(117,145)

GROSS PROFIT	333,983	113,222	89,017

SELLING AND MARKETING EXPENSES
Marketing expenses	(1,055)	-	-
Payroll on sales and marketing staff	(81,501)	(61,787)	(48,579)
	(82,556)	(61,787)	(48,579)

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and welfare expenses	(163,393)	(128,102)	(100,716)
Office related expenses	(6,961)	(6,670)	(5,244)
Operating lease expenses	(37,424)	(24,709)	(19,427)
Professional service expenses	(175)	(39,816)	(31,305)
Depreciation and amortization	(22,980)	(10,488)	(8,246)
Other Administrative expense	(150,186)	29,722	23,369
	(381,119)	(180,063)	(141,569)

OTHER SEGMENT ITEMS
Foreign exchange loss	(1,461)	(226)	(178)
Interest expense	(9,208)	(23,438)	(19,214)
Other income, net	4,350	14,442	11,355
	(6,319)	(10,222)	(8,037)

PROVISION FOR INCOME TAX	(771)	(616)	(484)
NET LOSS	(136,782)	(139,466)	(109,652)

OPTIMAL AI LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Geographical Information

Although the Company operates as a single reportable segment, management monitors the geographical distribution of revenues as part of its performance evaluation and strategic planning. The following table sets forth the Company’s revenues by geographical markets for the six months ended June 30, 2024 and 2025:

	For the Six Months ended June 30,
	2024		2025
Geographical Location of Customer	Revenue SGD	%	Revenue SGD	%
Singapore	445,715	56.0	242,369	92.4
Vietnam	37,157	4.7	14,437	5.5
Saudi Arabia	311,892	39.2	-	-
Other Countries	890	0.1	5,413	2.1
Total	795,654	100.0%	262,219	100.0

Note 15—Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2025 and up through the issuance date of these unaudited interim condensed consolidated financial statements were available to be issued.

Note 16—Subsequent events

In the subsequent period after the reporting period, the Company entered into Convertible loan agreements with third-party lender for an aggregated amount of SGD 200,000 (USD157,245) with the same terms and conditions disclosed in Note 9 in July 2025.

On December 23, 2025, the Company disposed of its entire equity interest in Hiverlab International Pte. Ltd., a former wholly owned subsidiary, through a share transfer to Mr. Jiang Shutao, a related party, for total consideration of SGD $100. Management determined that the disposal did not result in a material gain or loss, and accordingly, no material impact was recognized in the consolidated financial statements. This transaction was evaluated as a related party transaction and occurred after the reporting period; therefore, it has not been reflected in the accompanying consolidated financial statements.

The Company has assessed all other events from June 30, 2025 through the issuance date of these unaudited interim condensed consolidated financial statements. There are no other material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

2,500,000

Class A Ordinary Shares

PROSPECTUS

[   ], 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Through and including             , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2026

PRELIMINARY PROSPECTUS

Optimal AI Limited

1,250,687 Class A Ordinary Shares

This prospectus relates to the resale of up to 1,250,687 Class A Ordinary Shares of Optimal AI Limited held in the aggregate by the Selling Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

No sales of the shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering begin trading on NYSE American. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

Our subsidiary, Optimal AI, entered into eight separate convertible loan agreements in 2025 (the “Convertible Loan Agreements”) with eight third-party lenders (the “Lenders”) as part of our pre-IPO fundraising, seeking an aggregate proceeds of approximately SGD 1,200,000. Under the Convertible Loan Agreements, SGD 100,000 was raised and drawn down in 2024 and SGD 900,000 in 2025. Since the beginning of 2026, an additional SGD 80,000 has been drawn, and the total amount of convertible loans issued to date is SGD 1,080,000.Under the terms of the Convertible Loan Agreements, the outstanding principal amount provided by the Lenders is initially interest-free and will automatically convert into Class A Ordinary Shares upon the completion of our initial public offering. The conversion price per share is fixed at USD 2.00, which, based on an estimated USD and SGD exchange rate of 1.3, will result in the issuance of 415,380 Class A Ordinary Shares upon the automatic conversion of the SGD 1,080,000 principal amount. The conversion price of US$2.00 per share represents an estimated 50% discount to the estimated initial public offering price of US$4.00 per share. Of the 1,250,687 Class A Ordinary Shares being offered for resale hereunder, 227,687 Class A Ordinary Shares are expected to be issued upon automatic conversion pursuant to the Convertible Loan Agreements.

We intend to list our Class A Ordinary Shares on the NYSE American under the symbol “[____].” There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NYSE American.

Immediately after the completion of our initial public offering, Mr. Lai Kee Chwee, through Optimal Investments Limited, will hold 33.42% of our outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares, which represents approximately 68.51% of the total voting power (or approximately 67.98% of the total voting power if the underwriter’s option to purchase additional shares is exercised in full). As a result, we expect to be a “controlled company” as defined by the NYSE American Company Guide. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we currently do not intend to rely on the “controlled company” exemptions under the NYSE American Company Guide, we could elect to rely on the exemptions after we complete this offering. See section titled “Prospectus Summary—Implications of Being a Controlled Company”.

Upon completion of our initial public offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one (1) vote per share, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon the transfer of any Class B Ordinary Share by a holder thereof to any person other than an affiliate of the holder or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not an affiliate of such holder, such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share. See “Description of Share Capital—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

We are not a Singaporean operating company, but an offshore holding company incorporated in the Cayman Islands on June 27, 2025 for the purpose of becoming the ultimate holding company and listing vehicle of the Group. As part of our internal corporate structure reorganization, we acquired 100% of Optimal AI Pte. Ltd. (“Optimal AI”), a Singapore intermediate holding company that was incorporated on July 13, 2024 with no business operations, which in turn holds 14.36% of IntentAI Pte. Ltd. (formerly known as Emo Technologies Pte. Ltd.) and 51% of Hiverlab Pte. Ltd. (“Hiverlab Singapore”). Hiverlab Singapore holds 100% of Hiverlab Vietnam Co., Ltd. (“Hiverlab Vietnam”). As a holding company with no material operations of our own, we conduct substantial part of our operations through our operating subsidiaries in Singapore, IntentAI and Hiverlab Singapore, and the subsidiary of Hiverlab Singapore, Hiverlab Vietnam. We used to conduct our operations through Hiverlab International Pte. Ltd. (“Hiverlab International”), a subsidiary of Hiverlab Singapore. Hiverlab International had been dormant with no ongoing activities or revenue generation. As part of our corporate reorganization, on December 23, 2025, Hiverlab Singapore entered into a share transfer agreement with Mr. Jiang Shutao, our Director and Chief Technology Officer, to transfer all outstanding shares of Hiverlab International for a consideration of S$100 to Mr. Jiang Shutao (the “Disposition”). Following the Disposition, Hiverlab International is no longer owned by the Company.

This is an offering of the Class A Ordinary Shares of Optimal AI Limited, the holding company in the Cayman Islands, instead of the shares of Intent AI, Hiverlab Singapore and Hiverlab Vietnam. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Optimal AI Limited, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered. Our Singapore subsidiary, Hiverlab Singapore, is the main entity operating the business and generating most of the revenue and profit stated in the consolidated financial statements of the Company included elsewhere in this prospectus. The Company owns 51% equity interest in Hiverlab Singapore. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Singapore operating companies directly. Investors are purchasing equity solely in Optimal AI Limited, our Cayman Islands holding company, which directly owns issued shares and equity interests in the Singapore operating companies.

On [*], 2026, a registration statement (of which this prospectus forms a part) under the Securities Act with respect to our initial public offering of 2,500,000 Class A Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately $[*] million in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in the Class A Ordinary Shares involves a high degree of risk. See section titled “Risk Factors” beginning on page 15 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary—Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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THE OFFERING

Class A Ordinary Shares being offered by Selling Shareholders	In aggregate 1,250,687 Class A Ordinary Shares by the Selling Shareholders.

Class A Ordinary Shares outstanding immediately before this offering	24,165,380 Ordinary Shares, consisting of 22,890,380 Class A Ordinary Shares (or 23,265,380 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Class A Ordinary Shares within 45 days of the date of the closing of the initial public offering from us in full) which includes an aggregate of 415,380 Class A Ordinary Shares issuable to holders of certain convertible loans upon completion of the initial public offering and 1,275,000 Class B Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the sale of Class A Ordinary Shares held by the Selling Shareholders being registered in this prospectus.

Proposed NYSE American Symbol	We intend to list the Class A Ordinary Shares on the NYSE American under the symbol “[____].”

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page [15] of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

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SELLING SHAREHOLDERS

We are registering these Class A Ordinary Shares held by the Selling Shareholders in order to permit the Selling Shareholders to offer their shares for resale from time to time.

This prospectus covers the offering for resale of up to 1,250,687 Class A Ordinary Shares by the Selling Shareholders. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Class A Ordinary Shares identified in the column “Number of Class A Ordinary Shares to be Sold.” The Class A Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Class A Ordinary Shares.

The following table sets forth the name of Selling Shareholders who are offering the Class A Ordinary Shares for resale by this prospectus, the number and percentage of Class A Ordinary Shares beneficially owned, the number of Class A Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of ordinary shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Selling Shareholders. We will not receive any proceeds from the resale of the Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholders(1)	Class A Ordinary Shares Beneficially Owned Prior to Offering		Percentage Ownership of Class A Ordinary Shares Prior to Offering(2)	Number of Class A Ordinary Shares to be Sold	Number of Class A Ordinary Shares Owned After Offering(3)	Percentage Ownership of Class A Ordinary Shares After Offering(2)
Lim Chye Poh	38,461	(4)	*	19,230	19,231	*
Abuthahir S/O Abdul Gafoor	38,461	(4)	*	19,230	19,231	*
Jason Koh Chin Kuan	38,461	(4)	*	19,230	19,231	*
Lee So Kang	38,461	(4)	*	19,230	19,231	*
Jimmy Low Sing Khiang	38,461	(4)	*	19,230	19,231	*
Kiranjeet Kaur	38,461	(4)	*	19,230	19,231	*
Mariadelos Angeles Herraro Ocana	69,230	(4)	*	34,615	34,615	*
Tan Yong Kiang	179,134	(5)	*	77,692	101,442	*
Ng Shin Yueh	212,500		*	52,500	160,000	*
Leow Leong Ju	977,500		4.27%	161,750	815,750	3.56%
Lim Cha Yin	977,500		4.27%	161,750	815,750	3.56%
Peng Chee Seng	977,500		4.27%	161,750	815,750	3.56%
Lee Chee Ping Clarence	977,500		4.27%	161,750	815,750	3.56%
Wang Kangzhong	977,500		4.27%	161,750	815,750	3.56%
G&L Chartered Business Consultants Pte Ltd(6)	913,750		3.99%	161,750	752,000	3.29%

*	Less than 1%.

(1)	Unless otherwise specified, the principal address of each of the Selling Shareholders is c/o 1008 Toa Payoh North #04-12/14/15, Singapore 318996.

(2)	Based on 24,165,380 Ordinary Shares, consisting of 22,890,380 Class A Ordinary Shares and 1,275,000 Class B Ordinary Shares issued and outstanding immediately after the completion of our initial public offering, assuming the underwriter does not exercise the over-allotment option in our initial public offering.

(3)	Since we do not have the ability to control how many, if any, of the Class A Ordinary Shares held by the Selling Shareholders will be sold, we have assumed that they will sell all of their shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(4)	Represent Class A Ordinary Shares to be issued upon automatic conversion of the Convertible Loan Agreements at the completion of our initial public offering.

(5)	Tan Yong Kiang currently holds 63,750 Class A Ordinary Shares, and an additional 115,384 Class A Ordinary Shares will be issued to him upon automatic conversion of the Convertible Loan Agreements at the completion of our initial public offering.

(6)	Ms Soh Li Xuan Charis has voting and dispositive power over the shares held by G&L Chartered Business Consultants Pte Ltd. The business address of G&L Chartered Business Consultants Pte Ltd is 3 Temasek Avenue, #21-00, Centennial Tower, Singapore 039190.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Class A Ordinary Shares covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling their Class A Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell their Class A Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Class A Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Class A Ordinary Shares.

We expect to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Class A Ordinary Shares held by the Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution the Class A Ordinary Shares may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the Class A Ordinary Shares being offered by this prospectus will be passed upon for us by Harney Westwood & Riegels Singapore LLP.

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Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against wilful default, fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from wilful default, wilful neglect or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

Optimal AI Limited was incorporated in the Cayman Islands on June 27, 2025 as an exempted company with limited liability. Upon incorporation, the Company issued 1 ordinary share of par value US$0.0001 to Harneys Fiduciary (Cayman) Limited, and such share was transferred to Lai Kee Chwee on June 27, 2025.

On August 20, 2025, the 1 ordinary share of par value USD $0.0001 held by Lai Kee Chwee was redesignated to 1 Class A Ordinary Share.

On 12 January 2026, the Company issued Class A Ordinary Shares and Class B Ordinary Shares as set out below to various shareholders, in exchange for all of the issued and outstanding shares in Optimal AI Pte. Ltd.

Subscriber	Date of Issuance	Number and Type of Shares	Consideration
Optimal Investments Limited	12 January 2026	7,649,999 Class A ordinary shares of the Company	9,000,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Optimal Investments Limited	12 January 2026	1,275,000 Class B ordinary shares of the Company	1,500,000 Class B ordinary shares of Optimal AI Pte. Ltd.
Jiang Shutao	12 January 2026	5,270,000 Class A ordinary shares of the Company	6,200,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Ng Shin Yueh	12 January 2026	212,500 Class A ordinary shares of the Company	250,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Leow Leong Ju	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Lim Cha Yin	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Peng Chee Seng	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Lee Chee Ping Clarence	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Wang Kangzhong	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.
G&L Chartered Business Consultants Private Limited	12 January 2026	913,750 Class A ordinary shares of the Company	1,075,000 Class A ordinary shares of Optimal AI Pte. Ltd.
Tan Yong Kiang	12 January 2026	63,750 Class A ordinary shares of the Company	75,000 Class A ordinary shares of Optimal AI Pte. Ltd.
iCapital Holdings (SG) Pte. Ltd.	12 January 2026	977,500 Class A ordinary shares of the Company	1,150,000 Class A ordinary shares of Optimal AI Pte. Ltd.

Set forth below is information regarding securities issued by our subsidiaries during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

Optimal AI Pte. Ltd. entered into Convertible Loan Agreements with certain third-party lenders as part of a pre-initial public offering fundraising, seeking an aggregate proceeds of approximately SGD 1,200,000. In 2024 and 2025, an amount of SGD 100,000 and SGD 900,000 respectively, was raised and drawn down under the Agreement. Under the terms of the Convertible Loan Agreements, the outstanding principal amount provided by the Lenders is initially interest-free and will automatically convert into Class A Ordinary Shares upon the completion of the this offering. The conversion price per share is fixed at USD 2.00, which, based on an estimated USD and SGD exchange rate of 1.3, will result in the issuance of 384,615 Class A Ordinary Shares upon the automatic conversion of the SGD 1,000,000 principal amount.

Our other subsidiaries, namely Hiverlab Pte Ltd, Hiverlab Vietnam Co. Ltd and Hiverlab International Pte Ltd, did not issue any securities during the last three years.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits.

(a) Exhibits.

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Company
3.2+	Memorandum and Articles of Association of Hiverlab Singpaore
4.1*	Specimen Certificate for Class A Ordinary Shares
4.2	Form of Representative’s Warrants
5.1	Opinion of Harney Westwood & Riegels Singapore LLP as to the validity of the Class A Ordinary Shares
10.1+	Form of Employment Agreement, by and between the registrant and its Executive Officer
10.2+	Form of Independent Director Agreement by and between the registrant and its Independent Director
10.3+	Form of Indemnification Agreement
10.4+	Form of Convertible Loan Agreement
10.5+	Share Swap Agreement dated February 20, 2025 by and between Optimal Investments Limited and Optimal AI Pte. ltd.
14.1+	Code of Business Conduct and Ethics
21.1+	List of Subsidiaries
23.1	Consent of Assentsure PAC
23.2	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the registration statement)
99.1+	Charter of the Audit Committee
99.2+	Charter of the Compensation Committee
99.3+	Charter of the Nominating and Corporate Governance Committee
99.4+	Consent of Chong Eng Wee, Independent Director Nominee
99.5+	Consent of Low See Lien, Independent Director Nominee
99.6+	Consent of Ong Shen Chieh, Independent Director Nominee
99.7+	Insider Trading Policy
99.8+	Clawback Policy
99.9	Registrant’s Representation under Item 8.A.4 of Form 20-F
107	Calculation of Registration Fee

*	To be filed by amendment.
+	Previously filed.

(b)	Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)	to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)	insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 26, 2026.

Optimal AI Limited

By:	/s/ Lai Kee Chwee
Name:	Lai Kee Chwee
Title:	Director, Chief Executive Officer, and Chairman of the Board of Directors

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lai Kee Chwee his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lai Kee Chwee	Director, Chief Executive Officer, and Chairman of the Board of Directors	January 26, 2026
Lai Kee Chwee	(Principal executive officer)

/s/ Tay Boon Zhuan	Director, Deputy Chief Executive Officer, and Chief Financial Officer	January 26, 2026
Tay Boon Zhuan	(Principal financial and accounting officer)

/s/ Jiang Shutao	Director and Chief Technology Officer	January 26, 2026
Jiang Shutao

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Optimal AI Limited, has signed this registration statement in New York, on January 26, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.